As filed with the Securities and Exchange Commission on September 15, 2006
Registration No. 333-135104

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Tesoro Corporation
and Other Registrants
(see Table of Additional Registrants below)
(Exact name of registrant as specified in its charter)

Delaware	2911	95-0862768
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
(210) 828-8484
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Charles S. Parrish, Esq.
Tesoro Corporation
Senior Vice President, General Counsel and Secretary
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
(210) 828-8484
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
Copy to:
Charles L. Strauss, Esq.
Fulbright & Jaworski L.L.P.
Fulbright Tower
1301 McKinney, Suite 5100
Houston, TX 77010
(713) 651-5151
     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

Table of Additional Registrants

	State or Other	Primary Standard
	Jurisdiction of	Industrial
	Incorporation	Classification	I.R.S. Employer
Exact Name of Registrant as Specified in its Charter	or Organization	Number	Identification No.

Gold Star Maritime Company	Delaware	4422	74-2886469

Kenai Pipe Line Company	Delaware	4613	94-6062891

Smiley’s Super Service, Inc.	Hawaii	5541	99-0088611

Tesoro Alaska Company	Delaware	2911	94-1646130

Tesoro Alaska Pipeline Company	Delaware	4613	74-1839523

Tesoro Aviation Company	Delaware	4522	74-2922277

Tesoro Environmental Resources Company	Delaware	7389	74-1956314

Tesoro Far East Maritime Company	Delaware	4422	74-2886469

Tesoro Financial Services Holding Company	Delaware	6711	51-0377202

Tesoro Hawaii Corporation	Hawaii	2911	99-0143882

Tesoro High Plains Pipeline Company	Delaware	4612	74-3009696

Tesoro Maritime Company	Delaware	4422	74-2886466

Tesoro Northstore Company	Alaska	5541	92-0098209

Tesoro Companies, Inc.	Delaware	7389	74-2385513

Tesoro Refining and Marketing Company	Delaware	2911	76-0489496

Tesoro Trading Company	Delaware	5172	75-3025497

Tesoro Wasatch, LLC	Delaware	6519	74-3009694
      The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices (except Tesoro Financial Services Holding Company) is shown on the cover page of this Registration Statement on Form S-4.
      The address, including zip code, and telephone number, including area code, of the principal executive offices for Tesoro Financial Services Holding Company is:
1105 N. Market Street #1300
Wilmington, Delaware 19801
(302) 651-8300

Subject to Completion, dated September 15, 2006
Tesoro Corporation
Offer to Exchange
6 1/4% Senior Notes due 2012, Series B
which have been registered under the Securities Act of 1933
for any and all outstanding
unregistered 6 1/4% Senior Notes due 2012
($450,000,000 principal amount outstanding)
and
Offer to Exchange
6 5/8% Senior Notes due 2015, Series B
which have been registered under the Securities Act of 1933
for any and all outstanding
unregistered 6 5/8% Senior Notes due 2015
($450,000,000 principal amount outstanding)
The Exchange Offers
      The exchange offers expire at 5:00 p.m., New York City time, on October 19, 2006, unless extended.
      We will issue up to $450,000,000 aggregate principal amount of 6 1/4% Senior Notes due 2012, Series B (the “New 2012 Notes”) in exchange for any and all outstanding 6 1/4% Senior Notes due 2012 (the “Existing 2012 Notes” and, together with the New 2012 Notes, the “2012 Notes”) that are validly tendered and not validly withdrawn prior to the consummation of the exchange offers. We will also issue up to $450,000,000 aggregate principal amount of 6 5/8% Senior Notes due 2015, Series B (the “New 2015 Notes” and, together with the New 2012 Notes, the “Exchange Notes”) in exchange for any and all outstanding 6 5/8% Senior Notes due 2015 (the “Existing 2015 Notes”) that are validly tendered and not validly withdrawn prior to the consummation of the exchange offers. The Existing 2015 Notes and the New 2015 Notes are collectively referred to in this prospectus as the “2015 Notes”. The Existing 2012 Notes and the Existing 2015 Notes are collectively referred to in this prospectus as the “Existing Notes”. The Existing Notes and the Exchange Notes are collectively referred to in this prospectus as the “Notes”.
      The exchange offers are not conditioned upon the tender of any minimum aggregate amount of the Existing Notes.
      All of the Existing Notes tendered according to the procedures set forth in this prospectus and not withdrawn will be exchanged for an equal principal amount of the relevant series of Exchange Notes.
      The exchange offers are not subject to any condition other than that they not violate applicable laws or any applicable interpretation of the staff of the Securities and Exchange Commission, and that no judicial or administrative proceeding be pending or shall have been threatened that would limit us from proceeding with the exchange offers.
The Exchange Notes
      The terms of the Exchange Notes to be issued in the exchange offers are substantially identical to the Existing Notes, except that we have registered the issuance of the Exchange Notes with the Securities and Exchange Commission. In addition, the Exchange Notes will not be subject to the transfer restrictions applicable to the outstanding Existing Notes. We will not apply for listing of the Exchange Notes on any securities exchange or arrange for them to be quoted on any quotation system.
      The Exchange Notes will be our general senior unsecured obligations and will be pari passu in right of payment with any of our future senior unsecured indebtedness and will be senior to our existing and any future subordinated indebtedness. Our obligations under the Exchange Notes will be guaranteed on a senior unsecured basis by substantially all of our existing and our future domestic subsidiaries that have outstanding or incur or guarantee other specified indebtedness.
      Interest on the Exchange Notes will accrue from November 16, 2005 or, if later, from the most recent date of payment of interest on the outstanding notes, and is payable on May 1 and November 1 of each year, beginning on November 1, 2006. The 2012 Notes and the 2015 Notes will mature on November 1, 2012 and November 1, 2015, respectively.
      We urge you to carefully review the risk factors beginning on page 18 of this prospectus, which you should consider in connection with the exchange offers and an investment in the Exchange Notes.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 20, 2006.

Page

Where You Can Find More Information	iii
Forward-Looking Statements	iv
Summary	1
Risk Factors	18
The Exchange Offers	25
Use of Proceeds	34
Ratio of Earnings to Fixed Charges	34
Cash and Capitalization	35
Management	36
Description of Other Indebtedness	40
Description of the Exchange Notes	42
Certain United States Federal Income Tax Considerations	92
Plan of Distribution	96
Legal Matters	96
Experts	96
Certificate of Incorporation
Bylaws of Tesoro Environmental Resources Company
Certificate of Amendment to Certificate of Incorporation
Supplemental Indenture
Opinion of Fulbright & Jaworski L.L.P.
Statement of Computation of Ratio of Earnings to Fixed Charges
Consent of Deloitte & Touche LLP
Form T-1, Statement of Eligibility under Trust Indenture Act
Form of Letter of Transmittal and Consent
Form of Notice of Guaranteed Delivery
Form of Letter from Tesoro Corporation
Form of Instructions from Beneficial Owners
Form of Letter to Clients

      We are not making an offer to sell, or a solicitation of an offer to buy, the Exchange Notes or the Existing Notes in any jurisdiction where, or to any person to or from whom, the offer or sale is not permitted.
      We urge you to contact us with any questions about these exchange offers or if you require additional information to verify the information contained in this prospectus.
      We are not making any representation to any holder of the Existing Notes regarding the legality of an investment in the Exchange Notes under any legal investment or similar laws or regulations. We are not providing you with any legal, business, tax or other advice in this prospectus. You should consult your own attorney, business advisor and tax advisor to assist you in making your investment decision and to advise you whether you are legally permitted to invest in the Exchange Notes.
      The federal securities laws prohibit trading in our securities while in possession of material non-public information with respect to our company.

NOTICE TO NEW HAMPSHIRE RESIDENTS
      Neither the fact that a registration statement or an application for a license has been filed under Chapter 421-B of the New Hampshire Revised Statutes with the State of New Hampshire nor the fact that a security is effectively registered or a person is licensed in the State of New Hampshire constitutes a finding by the Secretary of State that any document filed under RSA 421-B is true, complete and not misleading. Neither any such fact nor the fact that an exemption or exception is available for a security or a transaction means that the Secretary of State has passed in any way upon the merits or qualifications of, or recommended or given approval to, any person, security or transaction. It is unlawful to make, or cause to be made, to any prospective purchaser, customer or client any representation inconsistent with the provisions of this paragraph.

      We sold the Existing Notes to Lehman Brothers Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as the initial purchasers, on November 16, 2005, in transactions not registered under the Securities Act of 1933, in reliance on the exemption provided under Section 4(2) of the Securities Act.

i

The initial purchasers placed the outstanding notes with qualified institutional buyers (as defined in Rule 144A under the Securities Act) (Qualified Institutional Buyers, or QIBs) and certain non-U.S. investors, each of whom agreed to comply with certain transfer restrictions and other restrictions. Accordingly, the Existing Notes may not be reoffered, resold or otherwise transferred in the United States unless such transaction is registered under the Securities Act or an applicable exemption from the registration requirements of the Securities Act is available. We are offering the Exchange Notes by this prospectus in order to satisfy our obligations under the registration rights agreements among Tesoro, certain of our subsidiary guarantors and the initial purchasers.
      The 2012 Notes bear interest at a rate of 6 1/4% per annum and the 2015 Notes bear interest at a rate of 6 5/8% per annum, payable semiannually on May 1 and November 1 of each year, commencing May 1, 2006. The Exchange Notes will bear interest from November 16, 2005 or, if later, from the most recent date of payment of interest on the Existing Notes. Accordingly, holders of Existing Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Existing Notes at the time of tender. The 2012 Notes and the 2015 Notes will mature on November 1, 2012 and November 1, 2015, respectively.
      The Existing Notes were initially represented by four global notes (the “Old Global Notes”) in registered form, registered in the name of Cede & Co., as nominee for The Depository Trust Company (DTC, or the Depositary), as depositary. The Exchange Notes exchanged for Existing Notes represented by the Old Global Notes will be initially represented by two or more global exchange notes (the “Exchange Global Notes”) in registered form, registered in the name of the Depositary. See “Book-entry; delivery and form”. Unless otherwise indicated, references in this prospectus to Global Notes shall be references to the Old Global Notes and the Exchange Global Notes.
      Based on an interpretation of the SEC, Exchange Notes issued pursuant to the exchange offers in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by a holder thereof (other than (1) a broker-dealer who purchased such outstanding notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act or (2) a person that is our “affiliate” (within the meaning of Rule 405 of the Securities Act)), without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such holder is acquiring the Exchange Notes in its ordinary course of business and is not participating, and has no arrangement or understanding with any person to participate, in the distribution of the Exchange Notes. Holders of Existing Notes wishing to accept either of the exchange offers must represent to us that such conditions have been met.
      Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must agree that it will deliver a prospectus in connection with any resale of such Exchange Notes. The Letter of Transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Existing Notes where such Existing Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of one year after the expiration date of the exchange offers, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution”.
      The Exchange Notes will be a new issue of securities for which there currently is no market. The initial purchasers are not obligated to make a market in the Exchange Notes, and any such market making may be discontinued at any time without notice. Because the Existing Notes were issued, and the Exchange Notes are being issued, to a limited number of institutions who typically hold similar securities for investment, we do not expect that an active public market for the Exchange Notes will develop. Accordingly, there can be no assurance as to the development, liquidity or maintenance of any market for the Exchange Notes on any securities exchange or for quotation through the Nasdaq Stock Market. See “Risk Factors”.

WHERE YOU CAN FIND MORE INFORMATION
      We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy materials that we have filed with the SEC at the following SEC public reference room:
450 Fifth Street, N.W.
Room 1024
Washington, D.C. 20549
      Please call the SEC at 1-800-SEC-0330 for further information on the public reference room.
      Our common stock is listed and traded on the New York Stock Exchange under the symbol “TSO”, and our SEC filings can also be read at the following addresses:
New York Stock Exchange, 20 Broad Street, New York, New York
      Our SEC filings are also available to the public on the SEC’s internet website at http://www.sec.gov and on our website at http://www.tsocorp.com.
      This prospectus “incorporates by reference” the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended:

•	Our Annual Report on Form 10-K for the year ended December 31, 2005;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 2006; and

•	Our Current Reports on Form 8-K filed on February 8, March 13, May 5 (as amended on August 4, 2006), May 25, July 11, July 27 (as amended on August 4, 2006) and August 10, 2006.

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:
Charles S. Parrish, Secretary
Tesoro Corporation
300 Concord Plaza Drive
San Antonio, Texas 78216-6999
(210) 828-8484

FORWARD-LOOKING STATEMENTS
      This prospectus includes and incorporates by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are included throughout this prospectus, including in the sections entitled “Summary” and “Risk Factors”, and relate to, among other things, expectations regarding refining margins, revenues, cash flows, capital expenditures, turnaround expenses, and other financial items. These statements also relate to our business strategy, goals and expectations concerning our market position, future operations, margins and profitability. We have used the words “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “predict”, “project” and similar terms and phrases to identify forward-looking statements in this prospectus and in the documents incorporated by reference in this prospectus.
      Although we believe the assumptions upon which these forward-looking statements are based are reasonable, any of these assumptions could prove to be inaccurate and the forward-looking statements based on these assumptions could be incorrect. Our operations involve risks and uncertainties, many of which are outside our control, and any one of which, or a combination of which, could materially affect our results of operations and whether the forward-looking statements ultimately prove to be correct. Accordingly, these forward-looking statements are qualified in their entirety by reference to the factors described in “Risk Factors” and included or incorporated by reference elsewhere in this prospectus.
      Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors including, but not limited to:

•	changes in general economic conditions;

•	the timing and extent of changes in commodity prices and underlying demand for our products;

•	the availability and costs of crude oil, other refinery feedstocks and refined products;

•	changes in our cash flow from operations;

•	changes in the cost or availability of third-party vessels, pipelines and other means of transporting feedstocks and products;

•	disruptions due to equipment interruption or failure at our or third-party facilities;

•	actions of customers and competitors;

•	changes in capital requirements or in execution of planned capital projects;

•	direct or indirect effects on our business resulting from actual or threatened terrorist incidents or acts of war;

•	political developments in foreign countries;

•	changes in our inventory levels and carrying costs;

•	seasonal variations in demand for refined products;

•	changes in fuel and utility costs of our facilities;

•	state and federal environmental, economic, safety and other policies and regulations, any changes therein, and any legal or regulatory delays or other factors beyond our control;

•	adverse rulings, judgments, or settlements in litigation or other legal or tax matters, including unexpected environmental remediation costs in excess of any reserves;

•	weather conditions affecting our operations or the areas in which our products are marketed; and

•	earthquakes or other natural disasters affecting operations.

Many of these factors are described in greater detail in our filings with the SEC. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. We undertake no obligation to update any information contained or incorporated by reference in this prospectus or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this prospectus.

v

SUMMARY
      The following summary is qualified in its entirety by and should be read in conjunction with the detailed information included herein and our annual and quarterly financial statements and related notes incorporated by reference in this prospectus. You should carefully consider the matters discussed under the caption “Risk Factors”. The terms “Tesoro”, “we”, “our” and “us” except as otherwise indicated in this prospectus or as the context otherwise indicates, refer to Tesoro Corporation and its subsidiaries.
The Company
      We are one of the largest independent petroleum refiners and marketers in the United States with two operating segments — (1) refining crude oil and other feedstocks and selling petroleum products in bulk and wholesale markets (“refining”) and (2) selling motor fuels and convenience products in the retail market (“retail”). Through our refining segment, we produce refined products, primarily gasoline and gasoline blendstocks, jet fuel, diesel fuel and heavy fuel oils for sale to a wide variety of commercial customers in the western and mid-continental United States. Our retail segment distributes motor fuels through a network of gas stations, primarily under the Tesoro® and Mirastar® brands.
      We own and operate six petroleum refineries, located in California (“California” region), Alaska and Washington (“Pacific Northwest” region), Hawaii (“Mid-Pacific” region) and North Dakota and Utah (“Mid-Continent” region), and sell refined products to a wide variety of customers in the western and mid-continental United States. Our refineries produce a high proportion of our refined product sales volumes, and we purchase the remainder from other refiners and suppliers. Our six refineries have a combined crude oil capacity of 563 thousand barrels per day (“mbpd”). We operate the largest refineries in Hawaii and Utah, the second largest refineries in northern California and Alaska, and the only refinery in North Dakota. Capacity and throughput rates of crude oil and other feedstocks by refinery are as follows:

		Throughput (mbpd)

	Crude Oil				Six Months
	Capacity				Ended June 30,
Refinery	(mbpd)	2003	2004	2005	2006

California
California	166	156	153	165	160
Pacific Northwest
Washington	115	112	117	111	117
Alaska	72	49	57	60	49
Mid-Pacific
Hawaii	94	80	84	83	86
Mid-Continent
North Dakota	58	48	56	58	53
Utah	58	43	53	53	55

Total Refinery	563	488	520	530	520

      Scheduled refinery maintenance (“turnarounds”) temporarily reduced throughput at the following refineries: the Alaska refinery in the 2006 second quarter; the California refinery during the 2006 first quarter and in 2005 and 2004; the Washington and Hawaii refineries in 2005; and the Alaska, North Dakota and Utah refineries in 2003. We also reduced throughput rates at some of our refineries in late 2003 in response to regional and seasonal market conditions. Throughput exceeded our Washington refinery’s crude oil capacity during the first six months of 2006 and in 2004 due to processing other feedstocks in addition to crude oil.

California Refinery
      Refining. Our California refinery, located in Martinez on 2,206 acres about 30 miles east of San Francisco, is a highly complex refinery with a crude oil capacity of 166,000 barrels per day (“bpd”). We source our California refinery’s crude oil primarily from California, Alaska and foreign locations. Major product upgrading units at the refinery include fluid catalytic cracking (“FCC”), fluid coking, hydrocracking, naphtha reforming, vacuum distillation, hydrotreating and alkylation units. These units enable the refinery to produce a high proportion of motor fuels, including at least 90,000 bpd of cleaner-burning California Air Resources Board (“CARB”) gasoline and CARB diesel, as well as conventional gasoline and diesel. The refinery also produces heavy fuel oils, liquefied petroleum gas and petroleum coke. We have commenced a project at the refinery to modify the existing fluid coking unit into a delayed coking unit which will enable us to comply with the terms of an abatement order to lower emissions while also enhancing the refinery’s capabilities in terms of reliability, lengthening turnaround cycles and reducing operating costs. We anticipate that this project will be substantially completed in the fourth quarter of 2007 (see “Recent Developments” for further information).
      Transportation. Our California refinery has waterborne access through the San Francisco Bay that enables us to receive crude oil and ship products through our marine terminals. In addition, the refinery can receive crude oil through a third-party marine terminal at Martinez. We also receive California crude oils and ship refined products from the refinery through third-party pipeline systems.
      Terminals. We operate a refined product terminal at Stockton, California, and during the second quarter of 2005, we completed construction of a trucking product terminal at our California refinery. We also distribute products through third-party terminals and truck racks, which are supplied by our refinery and through purchases and exchange arrangements with other refining and marketing companies. We also lease approximately 500,000 barrels of storage capacity with waterborne access in southern California.
Pacific Northwest Refineries

Washington
      Refining. Our Washington refinery, located in Anacortes on the Puget Sound on 917 acres about 60 miles north of Seattle, has a total crude oil capacity of 115,000 bpd. We source our Washington refinery’s crude oil primarily from Alaska, Canada and other foreign locations. The Washington refinery also processes intermediate feedstocks, primarily heavy vacuum gas oil, provided by some of our other refineries and by spot-market purchases from third-party refineries. Major product upgrading units at the refinery include the FCC, alkylation, hydrotreating, vacuum distillation, deasphalting and naphtha reforming units, which enable our Washington refinery to produce a high proportion of light products, such as gasoline (including CARB gasoline and components for CARB gasoline), diesel and jet fuel. The refinery also produces heavy fuel oils, liquefied petroleum gas and asphalt. During 2005, we completed construction of a wet gas scrubber to reduce air emissions from the FCC unit. In the first quarter of 2006, we completed the installation of a 25,000 bpd diesel desulfurizer unit.
      Transportation. Our Washington refinery receives Canadian crude oil through a third-party pipeline originating in Edmonton, Alberta, Canada. We receive other crude oil through our Washington refinery’s marine terminal. Our Washington refinery ships light products (gasoline, jet fuel and diesel) through a third-party pipeline system, which serves western Washington and Portland, Oregon. We also deliver gasoline and diesel fuel through a neighboring refinery’s truck rack, and distribute diesel fuel through a truck rack at our refinery. We deliver refined products, including CARB gasoline and components for CARB gasoline, through our marine terminal to ships and barges, and sell liquefied petroleum gas and asphalt at our refinery.
      Terminals. We operate refined product terminals at Anacortes, Port Angeles and Vancouver, Washington, supplied primarily by our Washington refinery. We also distribute products through third-party terminals and truck racks in our market areas, supplied by our refinery and through purchases and exchange arrangements with other refining and marketing companies.

Alaska
      Refining. Our Alaska refinery is located near Kenai on the Cook Inlet on 488 acres approximately 70 miles southwest of Anchorage. Our Alaska refinery processes crude oil primarily from the Alaska Cook Inlet, Alaska North Slope and, to a lesser extent, foreign locations. The refinery has a total crude oil capacity of 72,000 bpd, and its product upgrading units include vacuum distillation, distillate hydrocracking, hydrotreating, naphtha reforming and light naphtha isomerization units. Our Alaska refinery produces gasoline and gasoline blendstocks, jet fuel, diesel fuel, heating oil, heavy fuel oils, liquefied petroleum gas and asphalt. We have commenced a project to install a 10,000 bpd diesel desulfurizer unit at the refinery, which will allow our Alaska refinery to manufacture ultra-low sulfur diesel to meet the increasing demand for cleaner fuels in Alaska. We anticipate that this project will be completed in the second quarter of 2007.
      Transportation. We receive crude oil by tanker to the Alaska refinery through our marine terminal. Through our owned and operated 24-mile common-carrier crude pipeline, we also receive crude oil at our marine terminal, which is connected with some of the Cook Inlet oil fields. Our marine terminal is also used to load refined products on tankers and barges. We also own and operate a common-carrier petroleum products pipeline that runs from the Alaska refinery to our terminal facilities in Anchorage and to the Anchorage airport. This 71-mile pipeline has the capacity to transport approximately 40,000 bpd of products and allows us to transport gasoline, diesel and jet fuel to the terminal facilities, regardless of weather conditions. Both of our owned pipelines are subject to regulation by various federal, state and local agencies, including the Federal Energy Regulatory Commission (“FERC”).
      Terminals. We operate refined product terminals at Kenai and Anchorage, which are supplied by our Alaska refinery. We also distribute products through third-party terminals and truck racks in our market areas, which are supplied by our refinery and through purchases and exchange arrangements with other refining and marketing companies.
Mid-Pacific Refinery

Hawaii
      Refining. Our 94,000 bpd Hawaii refinery is located at Kapolei on 131 acres about 22 miles west of Honolulu. We supply the Hawaii refinery with crude oil primarily from Southeast Asia, the Middle East and other foreign sources. Major product upgrading units include the vacuum distillation, hydrocracking, hydrotreating, visbreaking and naphtha reforming units. The Hawaii refinery produces gasoline and gasoline blendstocks, jet fuel, diesel fuel, heavy fuel oils, liquefied petroleum gas and asphalt.
      Transportation. We transport crude oil to Hawaii by tankers, which discharge through our single-point mooring terminal, 1.5 miles offshore from our refinery. Three underwater pipelines from the single-point mooring terminal allow crude oil and products to be transferred to and from the refinery’s storage tanks. We distribute refined products to customers on the island of Oahu through owned and third-party pipeline systems. Our product pipelines also connect the Hawaii refinery to Barbers Point Harbor, 2.5 miles away, where refined products are transferred to ships and barges.
      Terminals. We also distribute products from our refinery to customers through third-party terminals at Honolulu International Airport and Honolulu Harbor and by barge to Tesoro-owned and third-party terminal facilities on the islands of Oahu, Maui, Kauai and Hawaii.
Mid-Continent Refineries

North Dakota
      Refining. Our 58,000 bpd North Dakota refinery is located near Mandan on 960 acres. We supply our North Dakota refinery primarily with Williston Basin sweet crude oil. The refinery also can access other supplies, including Canadian crude oil. Major product upgrading units at the refinery include the FCC, naphtha reforming, hydrotreating and alkylation units. The North Dakota refinery produces gasoline, diesel fuel and jet fuel.

      Transportation. We own a crude oil pipeline system, consisting of over 700 miles of pipeline that delivers all of the crude oil supply to our North Dakota refinery. Our crude oil pipeline system gathers crude oil from the Williston Basin and adjacent production areas in North Dakota and Montana and transports it to our refinery and has the capability to transport crude oil to other regional points where there is additional demand. Our crude oil pipeline system is a common carrier subject to regulation by various federal, state and local agencies, including the FERC. We distribute approximately 85% of our refinery’s production through a third-party product pipeline system which serves various areas from Bismarck, North Dakota to Minneapolis, Minnesota. All gasoline and distillate products from our refinery, with the exception of railroad-spec diesel fuel, can be shipped through that pipeline to third-party terminals.
      Terminals. We operate a refined products terminal at the North Dakota refinery. We also distribute products through a third-party product pipeline system which connect to third-party terminals located in North Dakota and Minnesota. We distribute products from our refinery to customers primarily through these third-party terminals.

Utah
      Refining. Our 58,000 bpd Utah refinery is located in Salt Lake City on 145 acres. Our Utah refinery processes crude oils primarily from Utah, Colorado, Wyoming and Canada. Major product upgrading units include the FCC, naphtha reforming, alkylation and hydrotreating units. The Utah refinery produces gasoline, diesel fuel and jet fuel.
      Transportation. Our Utah refinery receives crude oil primarily by third-party pipelines from fields in Utah, Colorado, Wyoming and Canada. We distribute the refinery’s production through a system of both owned and third-party terminals and third-party pipeline connections, primarily in Utah, Idaho and eastern Washington, with some product delivered in Nevada and Wyoming.
      Terminals. In addition to sales at the refinery, we distribute products to customers through a third-party pipeline to the two terminals we own at Boise and Burley, Idaho and to third-party terminals in Pocatello, Idaho and Pasco, Washington.
Wholesale Marketing and Product Distribution
      We sell refined products including gasoline and gasoline blendstocks, jet fuel, diesel fuel, heavy oil and residual products in both the bulk and wholesale markets. The majority of our wholesale volumes are sold in 9 states to unbranded distributors, which are retail stations owned by third parties that sell products purchased through Tesoro owned and third-party terminals and truck racks. Our bulk volumes are primarily sold to major oil companies, electric power producers, railroads, airlines and marine and industrial end-users. In addition, we sell products that we manufacture and products purchased or received on exchange from third parties. Exchange agreements provide for the delivery of Tesoro’s refined products primarily to third-party terminals in exchange for the delivery of refined products from the third parties at specific locations. These arrangements help to optimize our refinery supply requirements and lower transportation costs.
Retail
      Through our network of retail stations, we sell gasoline and diesel fuel in the western and mid-continental United States. The demand for gasoline is seasonal in a majority of our markets, with highest demand for gasoline during the summer driving season. We sell gasoline and diesel to retail customers through company-operated sites and agreements with third-party branded distributors (or “jobber/ dealers”). As of June 30, 2006, our retail segment included a network of 467 branded retail stations (under the Tesoro® and Mirastar® brands), comprising 210 company-operated retail gasoline stations and 257 jobber/ dealer stations. Our retail network provides a committed outlet for a portion of the motor fuels produced by our refineries.

The Refinancing
      The proceeds of the Existing Notes offering, together with cash on hand, were utilized to repurchase (the “Tender Offer”) an aggregate of $970 million of our outstanding 9 5/8% Senior Subordinated Notes due 2008 (the “2008 Subordinated Notes”), our outstanding 9 5/8% Senior Subordinated Notes due 2012 (the “2012 Subordinated Notes”) and our outstanding 8% Senior Secured Notes due 2008 (the “2008 Secured Notes” and, collectively the “Tender Offer Notes”). The Tender Offer and issuance of the Existing Notes allowed us to reduce our interest expense and extend the maturity dates on our debt. Subsequent to the Tender Offer, we redeemed the remaining $22 million principal amount of our 2008 Subordinated Notes at a redemption price of 104.8% in December 2005 and the remaining $9 million principal amount of our 2008 Secured Notes at a redemption price of 104% in April 2006. The remaining $14 million outstanding balance of our 2012 Subordinated Notes as of June 30, 2006 is callable beginning April 1, 2007 at a redemption price of 104.8%.
Recent Developments
      In July 2006, we cancelled a 25,000 barrel-per-day delayed coker unit project at our Washington refinery, which was designed to process a larger portion of lower-cost heavy crude oils or manufacture a larger percentage of higher-value products. The project had experienced significant cost escalations in engineering, materials and labor, and no longer met our rate of return objectives. The termination of the delayed coker project will result in estimated charges in the range of approximately $20 million to $25 million in the third quarter of 2006.
      We plan to continue with a project designed to increase the Washington refinery’s sulfur handling capabilities, increase utilization and maintain environmental compliance. This project was included in the overall delayed coker project scope and continue to meet our rate of return objectives. With the ability to process a greater percentage of heavier sour crude oils beginning in 2008, we estimate the Washington refinery will be able to capture up to 20% of the original heavy crude oil benefit of the delayed coker. The sulfur handling project is expected to be completed in the fourth quarter of 2007.
      We will continue with the modification of our existing fluid coker unit to a delayed coker unit at our California refinery which will enable us to comply with the terms of the abatement order to lower emissions while also enhancing the refinery’s capabilities in terms of reliability, lengthening turnaround cycles and reducing operating costs. The benefits include extending the typical coker turnaround from 2.5 years to 5 years and significantly reducing the duration of coker turnarounds. We originally expected to spend approximately $275 million through the fourth quarter of 2007 for this project. However, given current trends in engineering, labor and material costs on similar projects within the industry we now expect the project cost to be approximately $415 million. This cost estimate is subject to further review and analysis. The project is currently scheduled to be substantially completed during the fourth quarter of 2007.
      In July 2006 we revised our projected 2006 capital spending by $40 million to approximately $530 million (excluding refinery turnaround and other maintenance costs of approximately $100 million). The revisions to our 2006 capital spending projections are comprised of reductions for the cancellation of the delayed coker project of $61 million and other delayed or cancelled projects of $36 million, partly offset by additional capital spending for new projects of $57 million.

Tesoro was incorporated in Delaware in 1968. Our principal executive offices are located at 300 Concord Plaza Drive, San Antonio, Texas 78216-6999, our telephone number is (210) 828-8484. Tesoro maintains a website at http://www.tsocorp.com. Information contained on this website does not constitute part of this prospectus.

The Exchange Offers

Background of the Existing Notes	Tesoro Corporation issued $450 million aggregate principal amount of the Existing 2012 Notes and $450 million aggregate principal amount of the Existing 2015 Notes to Lehman Brothers, Inc., Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as the initial purchasers, on November 16, 2005. The initial purchasers then sold the Existing Notes to qualified institutional buyers and certain non-U.S. investors in reliance on Rule 144A and Regulation S under the Securities Act. Because they were sold pursuant to exemptions from registration, the Existing Notes are subject to transfer restrictions.

In connection with the issuance of the Existing Notes, we entered into registration rights agreements in which we agreed to deliver to you this prospectus and to use our reasonable best efforts to complete the exchange offers or to file and cause to become effective a registration statement covering the resale of the Exchange Notes.

The Exchange Offers	We are offering to exchange up to $450 million principal amount of New 2012 Notes for an identical principal amount of Existing 2012 Notes and up to $450 million aggregate principal amount of New 2015 Notes for an identical principal amount of Existing 2015 Notes. The Existing Notes may be exchanged only in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The terms of the Exchange Notes are identical in all material respects to the Existing Notes except that the Exchange Notes have been registered under the Securities Act. Because we have registered the Exchange Notes, the Exchange Notes will not be subject to transfer restrictions and holders of Exchange Notes will have no registration rights.

Resale of Exchange Notes	We believe you may offer, sell or otherwise transfer the Exchange Notes you receive in the exchange offers without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

• you acquire the Exchange Notes you receive in the exchange offers in the ordinary course of your business;

• you are not participating in, and have no understanding with any person to participate in, the distribution of the Exchange Notes issued to you in the exchange offers; and

• you are not an affiliate of ours.

Expiration Date	5:00 p.m., New York City time, on October 19, 2006 unless we extend the exchange offers. It is possible that we will extend the exchange offers until all of the Existing Notes are tendered. You may withdraw the Existing Notes you tendered at any time before 5:00 p.m., New York City time, on the expiration date. See “The Exchange Offers — Expiration Date; Extensions; Amendments”.

Withdrawal Rights	You may withdraw the Existing Notes you tender by furnishing a notice of withdrawal to the exchange agent or by complying with applicable Automated Tender Offer Program (ATOP) procedures of The Depositary Trust Company (DTC) at any time before 5:00 p.m., New York City time on the expiration date. See “The Exchange Offers — Withdrawal of Tenders”.

Accrual of Interest on the Existing Notes and the Exchange Notes	The Exchange Notes will bear interest from November 16, 2005 or, if later, from the most recent date of payment of interest on the Existing Notes. Accordingly, holders of Existing Notes that are accepted for exchange will not receive interest that is accrued but unpaid on the Existing Notes at the time of tender.

Conditions to the Exchange Offers	The exchange offers are subject only to the following conditions:

• the compliance of the exchange offers with securities laws;

• the proper tender of the Existing Notes;

• the representation by the holders of the Existing Notes that they are not our affiliates, that the Exchange Notes they will receive are being acquired by them in the ordinary course of business and that at the time the exchange offers are completed the holders had no plans to participate in any distribution of the Exchange Notes; and

• no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offers.

Representations and Warranties	By participating in either of the exchange offers, you represent to us that, among other things:

• you will acquire the Exchange Notes you receive in the exchange offers in the ordinary course of your business;

• you are not participating in, and have no understanding with any person to participate in, the distribution of the Exchange Notes issued to you in the exchange offers; and

• you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

Procedures for Tendering our Existing Notes	To accept either of the exchange offers, you must send the exchange agent either

• a properly completed and executed letter of transmittal; or

• a computer-generated message transmitted by means of DTC’s ATOP system that, when received by the exchange agent will form a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal;

and either

• a timely confirmation of book-entry transfer of your Existing Notes into the exchange agent’s account at DTC; or

• the documents necessary for compliance with the guaranteed delivery procedures described below.

Other procedures may apply to holders of certificated notes. For more information, see “The Exchange Offers — Procedures for Tendering”.

Tenders by Beneficial Owners	If you are a beneficial owner whose Existing Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender those Existing Notes in the exchange offers, please contact the registered holder as soon as possible and instruct that holder to tender on your behalf and comply with the instructions in this prospectus.

Guaranteed Delivery Procedures	If you are unable to comply with the procedures for tendering, you may tender your Existing Notes according to the guaranteed delivery procedures described in this prospectus under the heading “The Exchange Offers — Guaranteed Delivery Procedures”.

Acceptance of the Existing Notes and Delivery of the Exchange Notes	If the conditions described under “The Exchange Offers — Conditions” are satisfied, we will accept for exchange any and all Existing Notes that are properly tendered before 5:00 p.m., New York City time, on the expiration date.

Effect of Not Tendering	Any of the Existing Notes that are not tendered and any of the Existing Notes that are tendered but not accepted will remain subject to restrictions on transfer. Since the Existing Notes have not been registered under the federal securities laws, they bear a legend restricting their transfer absent registration or the availability of an exemption from registration. Upon completion of the exchange offers, we will have no further obligation, except under limited circumstances, to provide for registration of the Existing Notes under the federal securities laws.

Accounting Treatment	We will not recognize a gain or loss for accounting purposes as a result of the exchange offers.

Federal Income Tax Considerations	The exchange of Existing Notes for Exchange Notes will not be a taxable transaction for U.S. federal income tax purposes. See “Certain United States Federal Income Tax Considerations” for a discussion of U.S. federal income tax considerations we urge you to consider before tendering the Existing Notes in the exchange offers.

Exchange Agent	U.S. Bank National Association is serving as exchange agent for the exchange offers. The address for the exchange agent is listed under “The Exchange Offers — Exchange Agent”.

The Exchange Notes
      The form and terms of the relevant series of Exchange Notes to be issued in the exchange offers are the same as the form and terms of the relevant series of Existing Notes except that the Exchange Notes will be registered under the Securities Act and, accordingly, will not bear legends restricting their transfer. The notes issued in the exchange offers will evidence the same debt as the Existing Notes, and both the Existing Notes and the Exchange Notes will be governed by the same indentures, respectively. We define certain capitalized terms used in this summary in the “Description of the Exchange Notes — Certain Definitions” section of this prospectus.

Issuer	Tesoro Corporation

Securities Offered	$450,000,000 aggregate principal amount of 6 1/4% Senior Notes due 2012, Series B.

$450,000,000 aggregate principal amount of 6 5/8% Senior Notes due 2015, Series B.

Maturity Date	The 2012 Notes and the 2015 Notes will mature on November 1, 2012 and November 1, 2015, respectively.

Interest Payment Dates	May 1 and November 1 of each year, commencing on November 1, 2006.

Ranking	The Exchange Notes will be guaranteed, jointly and severally, on a senior unsecured basis, by certain of our existing and future subsidiaries. See “Description of the Exchange Notes — Guaranties”.

• effectively subordinate to all of our existing and future secured indebtedness, including indebtedness under our senior credit facility, to the extent of the collateral securing such indebtedness;

• effectively subordinate to all existing and future indebtedness and other liabilities of our non-guarantor subsidiaries (other than indebtedness and liabilities owed to us);

• pari passu in right of payment to all of our future senior unsecured indebtedness; and

• senior in right of payment to all of our existing and future subordinated indebtedness, including our obligations under our Junior Subordinated Notes due 2012.

As of June 30, 2006, we (excluding our subsidiaries) had total indebtedness of approximately $1,064 million, including $150 million of our junior subordinated notes due 2012 at face value. The Notes (including the Exchange Notes) were effectively subordinated to $183 million of liabilities (including trade payables) of our non-guarantor subsidiaries. Although no indebtedness was outstanding under our senior credit facility as of June 30, 2006, any borrowings thereunder will be secured indebtedness.

Subsidiary Guarantees	The Exchange Notes initially will be jointly and severally guaranteed on a senior unsecured basis by substantially all of our domestic subsidiaries. In the future, the guarantees may be released or terminated under certain circumstances. Each subsidiary guarantee will rank:

• effectively subordinate to all existing and future secured indebtedness of the guarantor subsidiary, including its guarantee of indebtedness under our senior credit facility, to the extent of the collateral securing such indebtedness;

• pari passu in right of payment to all future senior unsecured indebtedness of the guarantor subsidiary; and

• senior in right of payment to all existing and future subordinated indebtedness of the guarantor subsidiary.

Not all of our subsidiaries will guarantee the Exchange Notes. As of June 30, 2006, the guarantor subsidiaries had $30 million of indebtedness outstanding in the form of capital lease obligations.

Optional Redemption	At any time prior to November 1, 2008, we may redeem up to 35% of each of the 2012 Notes and the 2015 Notes with the net cash proceeds of certain equity offerings at the redemption prices set forth under “Description of the Notes — Optional Redemption”.

At any time prior to November 1, 2012, we may redeem the 2012 Notes, in whole or in part, at a “make whole” redemption price, plus accrued and unpaid interest and special interest, if any, to the date of redemption.

At any time prior to November 1, 2010, we may redeem the 2015 Notes, in whole or in part, at a “make whole” redemption price, plus accrued and unpaid interest and special interest, if any, to the date of redemption. On and after November 1, 2010, we may redeem the 2015 Notes, in whole or in part, at the redemption prices set forth under “Description of the Notes — Optional Redemption”.

Mandatory Offer to Repurchase	If a Change of Control Triggering Event occurs, we must offer to repurchase the notes at the redemption price set forth under “Description of the Notes — Repurchase at the Option of Holders — Change of Control Triggering Event”.

Exchange Offers; Registration Rights	We, our guarantor subsidiaries and the initial purchasers entered into registration rights agreements with respect to the Notes. Under the registration rights agreements, we and our guarantor subsidiaries agreed to:

• file a registration statement for the exchange offers within 240 days after the closing of the offering of the Existing Notes with respect to an offer to exchange the Exchange Notes for the Existing Notes;

• use reasonable best efforts to cause the registration statement for the exchange offers to become effective within one year of the closing of this offering;

• use reasonable best efforts to consummate the exchange offers within 60 days after the effective date of our registration statement; and

• use reasonable best efforts to file a shelf registration statement for the resale of the Existing Notes if we cannot effect the exchange offers within the time periods listed above and in certain other circumstances.

We will be required to pay special interest on the Exchange Notes if we fail to comply with our obligations to register the Exchange Notes and the related guarantees within the specified time periods. However, you will not have any remedy other than to receive special interest if we do not comply with our obligations under the registration rights agreements. See “Description of the Exchange Notes — Registration Rights; Special Interest”.

Absence of Established Market for the Notes	The Exchange Notes will be new securities for which there is currently no market. Although the initial purchasers have informed us that they intend to make a market in each series of Exchange Notes, they are not obligated to do so and may discontinue market making activities at any time without notice. Accordingly, we cannot assure you that a liquid market for the Exchange Notes will develop or be maintained. We have agreed to seek to have the Exchange Notes made eligible for trading in the PORTAL Market.

Use of Proceeds	We will not receive any cash proceeds from the exchange offers.
Risk Factors
      Investing in the notes involves substantial risks. See “Risk Factors” beginning on page 18 for a discussion of certain factors you should consider in evaluating an investment in the Exchange Notes and participation in the exchange offers.

Summary Financial Data
      The following tables set forth certain of our summary condensed consolidated financial data. In the opinion of management, the interim financial information includes all adjustments, which are of a normal recurring nature, that are necessary for a fair presentation of the interim periods. You should read the information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated and Condensed Financial Statements of Tesoro Corporation included in the filings incorporated by reference in this prospectus.

										Six Months
										Ended
	Year Ended December 31,									June 30,

	2001(a)		2002(a)	2003		2004		2005		2005		2006

	(Dollars in millions, except per share amounts)
Statement of Operations Data:
Revenues
Refining	$4,851		$6,761	$8,468		$12,052		$16,369		$7,108		$8,709
Retail	491		1,052	918		994		1,085		502		579
Marine services(b)	173		132	156		—		—		—		—
Intersegment sales from refining to retail	(333)		(826)	(696)		(784)		(873)		(406)		(482)

Total revenues	$5,182		$7,119	$8,846		$12,262		$16,581		$7,204		$8,806

Costs of sales and expenses
Refining	4,228		5,758	7,242		10,298		14,132		6,114		7,396
Retail	455		1,047	883		978		1,090		512		590
Marine services(b)	160		127	147		—		—		—		—
Corporate	58		66	74		105		127		74		64
Depreciation and amortization	80		131	148		154		186		84		120
Loss on asset disposals and impairments	2		9	17		14		19		5		12

Total costs of sales and expenses	4,983		7,138	8,511		11,549		15,554		6,789		8,182

Operating income (loss)	199		(19)	335		713		1,027		415		624
Interest and financing costs	(53)		(166)	(213)		(171)		(211)		(64)		(41)
Interest income and other	1		4	1		5		15		1		17

Earnings (loss) before income taxes	147		(181)	123		547		831		352		600
Income tax provision (benefit)	59		(64)	47		219		324		140		231

Net earnings (loss)	88		(117)	76		328		507		212		369
Preferred dividend requirements(c)	6		—	—		—		—		—		—

Net earnings (loss) applicable to common stock	$82		$(117)	$76		$328		$507		$212		$369

Net earnings (loss) per share:
Basic	$2.26		$(1.93)	$1.18		$5.01		$7.44		$3.13		$5.40
Diluted	$2.10		$(1.93)	$1.17		$4.76		$7.20		$3.02		$5.25
Dividends per share	$—		$—	$—		$—		$0.20		$0.05		$0.20
Other Data:
Cash flows from operating activities	$214		$58	$447		$681		$758		$85		$409
Cash flows used in investing activities	(976)		(941)	(70)		(174)		(254)		(116)		(143)
Cash flows from (used in) financing activities(d)	800		941	(410)		(399)		(249)		(58)		(86)

Increase (decrease) in cash and cash equivalents	$38		$58	$(33)		$108		$255		$(89)		$180

Ratio of earnings to fixed charges(e)	2.9	x	(e )	1.5	x	3.6	x	4.1	x	4.9	x	9.8	x

											Six Months
											Ended
	Year Ended December 31,										June 30,

	2001(a)		2002(a)		2003		2004		2005		2005	2006

	(Dollars in millions, except per share amounts)
Total consolidated EBITDA(f)	$279		$112		$483		$867		$1,213		$499	$749
Capital expenditures(g)
Refining	$140		$151		$97		$167		$214		$85	$143
Retail	43		41		1		3		6		1	1
Marine Services(b)	3		2		1		—		—		—	—
Corporate	24		10		2		9		42		30	8

Total capital expenditures	$210		$204		$101		$179		$262		$116	$152

Total debt/ EBITDA(f)	4.1	x	17.7	x	3.3	x	1.4	x	0.9	x
EBITDA/interest expense(f)	5.3	x	0.7	x	2.3	x	5.1	x	5.7	x
Balance Sheet Data (end of period):
Cash and cash equivalents	$52		$110		$77		$185		$440		$96	$620
Working capital	339		446		337		400		713		568	1,009
Property, plant and equipment, net	1,522		2,303		2,252		2,304		2,467		2,365	2,514
Total assets	2,662		3,759		3,661		4,075		5,097		4,487	5,600
Total debt(d)	1,147		1,977		1,609		1,218		1,047		1,133	1,042
Stockholders’ equity(h)	757		888		965		1,327		1,887		1,596	2,197

(a)	Financial results of operations acquired in 2001 and 2002 have been included in the amounts above since their respective acquisition dates.

(b)	In December 2003, we sold substantially all of the Marine Services physical assets.

(c)	The Premium Income Equity Securities automatically converted into shares of common stock in July 2001, which eliminated our $12 million annual preferred dividend requirement.

(d)	During 2005, we refinanced nearly $1 billion of our outstanding 2008 Subordinated Notes, 2012 Subordinated Notes and 2008 Secured Notes through our $900 million Existing Notes offering as described herein and a $92 million prepayment of debt. During 2005, we also voluntarily prepaid the remaining $96 million outstanding principal balance of our senior secured term loans. During 2004, we voluntarily prepaid the remaining $297.5 million outstanding principal balance of the 9% senior subordinated notes and $100 million of our senior secured term loans. During 2003, we replaced our previous credit facility by entering into a new credit agreement, and issued $200 million of senior secured term loans due 2008 and $375 million of 8% senior secured notes due 2008. During 2002, we issued $450 million in principal amount of 9 5/8% senior subordinated notes due 2012 and two 10-year junior subordinated notes with face amounts totaling $150 million, completed a public offering of 23 million shares of common stock, and amended and restated our previous credit facility, primarily to fund the acquisition of the California refinery. In 2001, we issued $215 million of 9 5/8% senior subordinated notes due 2008 and entered into a senior secured credit facility, primarily to finance the acquisitions of the Mid-Continent refineries.

(e)	For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of pretax income from continuing operations plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt expense and that portion of rental expense on operating leases deemed to be the equivalent of interest. For the year ended December 31, 2002, fixed charges exceeded earnings by $184 million.

(f)	EBITDA represents earnings before interest and financing costs, interest income, income taxes, and depreciation and amortization. We present EBITDA because we believe some investors and analysts use EBITDA to help analyze our cash flow including our ability to satisfy principal and interest obligations with respect to our indebtedness and to use cash for other purposes, including capital expenditures. EBITDA is also used by some investors and analysts to analyze and compare companies on the basis of operating performance. EBITDA is also used by management for internal analysis and as a component of the fixed charge coverage financial covenant in our credit agreement. EBITDA should not be considered as an alternative to net earnings, earnings before income taxes, cash flows from operating activities or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America. EBITDA may not be comparable to similarly titled measures used by other entities. Our historical EBITDA reconciled to net cash from operating activities was (in millions):

						Six Months
						Ended
	Year Ended December 31,					June 30,

	2001(a)	2002(a)	2003	2004	2005	2005	2006

	(Dollars in millions)
Consolidated EBITDA
Net cash from operating activities	$214	$58	$447	$681	$758	$85	$409
Changes in assets and liabilities	—	(5)	(96)	(45)	67	272	141
Excess tax benefits from stock-based compensation arrangements	—	—	—	4	27	20	15
Deferred income taxes	(35)	(3)	(55)	(103)	(77)	(50)	(43)
Stock-based compensation	—	—	—	(14)	(26)	(15)	(14)
Loss on asset disposals and impairments	(2)	(9)	(17)	(14)	(19)	(5)	(12)
Amortization and write-off of debt issuance costs and discounts	(9)	(27)	(55)	(27)	(37)	(11)	(7)
Depreciation and amortization	(80)	(131)	(148)	(154)	(186)	(84)	(120)

Net earnings (loss)	$88	$(117)	$76	$328	$507	$212	$369
Add income tax provision (benefit)	59	(64)	47	219	324	140	231
Less interest income and other	(1)	(4)	(1)	(5)	(15)	(1)	(17)
Add interest and financing costs	53	166	213	171	211	64	41

Operating income (loss)	199	(19)	335	713	1,027	415	624
Add depreciation and amortization	80	131	148	154	186	84	120
Add gain on partnership sale(i)	—	—	—	—	—	—	5

Consolidated EBITDA	$279	$112	$483	$867	$1,213	$499	$749

Historical EBITDA as presented above differs from EBITDA as defined under our credit agreement. The primary differences are non-cash postretirement benefit costs and loss on asset disposals and impairments, which are added to net earnings under the credit agreement EBITDA calculations.

(g)	Capital expenditures exclude amounts to fund acquisitions in the Refining segment and Retail segment in 2001 and 2002 and exclude amounts for refinery turnaround spending and other maintenance costs.

(h)	During 2002, we completed a public offering of 23 million shares of common stock to partially fund the acquisition of the California refinery.

(i)	Represents a gain of $5 million associated with the sale of our leased corporate headquarters by a limited partnership in which we were a 50% limited partner.

Summary Operating Data

						Six Months
	Year Ended December 31,					Ended
						June 30,
	2001	2002	2003	2004	2005	2006

Refinery Throughput (thousands of bpd)(a)(b)
California	—	95	156	153	165	160
Pacific Northwest
Washington	119	104	112	117	111	117
Alaska	50	53	49	57	60	49
Mid-Pacific
Hawaii	87	82	80	84	83	86
Mid-Continent
North Dakota	17	51	48	56	58	53
Utah	17	50	43	53	53	55

Total refining throughput	290	435	488	520	530	520

Refining Yield (thousands of bpd)(a)(b)
California
Gasoline and gasoline blendstocks	—	62	99	96	93	95
Diesel fuel	—	22	38	38	49	43
Heavy oils, residual products and other	—	16	29	28	31	32

Total	—	100	166	162	173	170

Pacific Northwest
Gasoline and gasoline blendstocks	73	68	72	74	74	70
Jet fuel	28	28	26	31	31	29
Diesel fuel	30	24	26	27	25	26
Heavy oils, residual products and other	44	42	42	47	46	46

Total	175	162	166	179	176	171

Mid-Pacific
Gasoline and gasoline blendstocks	20	20	19	21	20	22
Jet fuel	27	26	23	24	26	28
Diesel fuel	14	12	14	15	12	13
Heavy oils, residual products and other	27	25	25	26	26	25

Total	88	83	81	86	84	88

Mid-Continent
Gasoline and gasoline blendstocks	18	54	49	60	61	59
Jet fuel	4	10	9	11	11	10
Diesel fuel	9	29	25	30	32	32
Heavy oils, residual products and other	4	12	11	12	12	11

Total	35	105	94	113	116	112

						Six Months
	Year Ended December 31,					Ended
						June 30,
	2001	2002	2003	2004	2005	2006

Total Refining Yield
Gasoline and gasoline blendstocks	111	204	239	251	248	246
Jet fuel	59	64	58	66	68	67
Diesel fuel	53	87	103	110	118	114
Heavy oils, residual products and other	75	95	107	113	115	114

Total	298	450	507	540	549	541

Refining Margin ($/throughput barrel)(c)
California
Gross refining margin	$—	$6.41	$9.63	$13.98	$17.88	$20.16
Manufacturing cost before depreciation and amortization	$—	$4.17	$4.41	$5.07	$5.56	$5.80
Pacific Northwest
Gross refining margin	$6.07	$4.09	$6.19	$7.99	$9.68	$11.82
Manufacturing cost before depreciation and amortization	$1.89	$2.05	$2.26	$2.38	$2.74	$2.76
Mid-Pacific
Gross refining margin	$4.96	$2.85	$3.30	$5.30	$6.25	$5.28
Manufacturing cost before depreciation and amortization	$1.27	$1.39	$1.39	$1.51	$1.85	$1.66
Mid-Continent
Gross refining margin	$7.25	$4.17	$5.68	$7.02	$10.10	$12.93
Manufacturing cost before depreciation and amortization	$2.07	$2.22	$2.52	$2.28	$2.73	$2.95
Total
Gross refining margin	$5.87	$4.38	$6.73	$9.12	$11.81	$13.44
Manufacturing cost before depreciation and amortization	$1.72	$2.43	$2.85	$3.01	$3.48	$3.55
Average Number of Retail Stations (during the period)(d)
Company-operated	132	260	229	222	213	210
Branded jobber/dealer	274	419	346	316	281	259

Total average retail stations	406	679	575	538	494	469

(a)	We experienced reduced throughput and yield levels during planned maintenance turnarounds for the following refineries: the California refinery during the 2006 first quarter and in 2005 and 2004; the Washington refinery in 2005 and 2002; the Alaska refinery during the 2006 second quarter and in 2003, the Hawaii refinery during 2005; and the North Dakota and Utah refineries during 2003.

(b)	Volumes for 2002 include amounts from the California refinery since we acquired it on May 17, 2002, averaged over 365 days. Throughput and yield for the California refinery averaged over the 229 days of operation that we owned it were 151,000 bpd and 160,000 bpd, respectively. Volumes for 2001 include amounts from the Mid-Continent operations since we acquired them on September 6, 2001, averaged over 365 days. Throughput and yield for these refineries averaged over the 117 days that we owned them in 2001 were 105,000 bpd and 109,000 bpd, respectively.

(c)	Management uses gross refining margin per barrel to evaluate performance, allocate resources and compare profitability to other companies in the industry. Gross refining margin per barrel is calculated by dividing gross refining margin before inventory changes by total refining throughput and may not be calculated similarly by other companies. Management uses manufacturing costs per barrel to evaluate the efficiency of refinery operations and allocate resources. Manufacturing costs per barrel may not be comparable to similarly titled measures used by other companies. Investors and analysts use these financial measures to help analyze and compare companies in the industry on the basis of operating performance. These financial measures should not be considered as alternatives to segment operating income, revenues, costs of sales and operating expenses or any other measure of financial performance presented in accordance with accounting principles generally accepted in the United States of America.

(d)	In December 2002, we sold 70 company-operated stations that were acquired in May 2002 with the California refinery. In 2002, 150 BP/ Amoco branded independent jobber/dealer stations acquired with the Mid-Continent refineries did not rebrand to Tesoro®.

RISK FACTORS
      Before you participate in the exchange offers, you should know that making an investment in either the Existing Notes or the Exchange Notes involves some risks, including the risks described below. You should carefully consider the factors described below in addition to the remainder of this prospectus and the information incorporated by reference before tendering your Existing Notes. The risks that we have highlighted here are not the only ones that we face and additional risks, including those presently unknown to us, could also impair our operations. If any of the risks actually occurs, our business, financial condition or results of operations could be negatively affected.
Risks Related to the Exchange Notes and the Exchange Offers

If you do not properly tender, or you cannot tender, your Existing Notes, your ability to transfer such Existing Notes will be adversely affected.
      We will issue Exchange Notes only in exchange for Existing Notes that are timely received by the exchange agent, together with all required documents, including a properly completed and signed letter of transmittal. Therefore, you should allow sufficient time to ensure timely delivery of the Existing Notes and you should carefully follow the instructions on how to tender your Existing Notes. Neither we nor the exchange agent is required to tell you of any defects or irregularities with respect to your tender of the Existing Notes. If you do not tender your Existing Notes or if we do not accept your Existing Notes because you did not tender your Existing Notes properly, then, after we consummate the exchange offers, you will continue to hold Existing Notes that are subject to the existing transfer restrictions. In addition, if you tender your Existing Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

We are a holding company, and we are dependent on the ability of our subsidiaries to distribute funds to us.
      Tesoro Corporation is a holding company and conducts substantially all of its operations through subsidiaries. Our only significant assets are the capital stock of our subsidiaries. As a holding company, we are dependent on distributions of funds from our subsidiaries to meet our debt service and other obligations, including the payment of principal and interest on the Notes. Our subsidiaries may not generate sufficient cash from operations to enable us to make payments on our indebtedness, including the Notes. The ability of our subsidiaries to make distributions to us may be restricted by, among other things, applicable state corporate laws, other laws and regulations and contractual restrictions. Furthermore, claims of creditors of our existing and future subsidiaries that are not guarantors, including trade creditors of, and banks and other lenders to, those subsidiaries, generally will have priority with respect to the assets and earnings of those subsidiaries over the claims of our creditors, including the holders of the Notes. If we are unable to obtain funds from our subsidiaries as a result of restrictions under our other debt instruments, state law or otherwise, we may not be able to pay interest or principal on the Notes when due, or to redeem the Notes upon a change of control, and we cannot assure you that we will be able to obtain the necessary funds from other sources.

The Existing Notes are, and the Exchange Notes will be, effectively subordinated to our and our subsidiary guarantors’ indebtedness under our senior credit facility and our foreign crude oil letter of credit agreement to the extent of the value of the property securing such indebtedness.
      The Existing Notes and guarantees are, and the Exchange Notes and guarantees will be, effectively subordinated to our and our subsidiary guarantors’ indebtedness under our senior credit facility and our foreign crude oil letter of credit agreement to the extent of the value of the property securing that debt. In addition, as of June 30, 2006, we had $218 million in letters of credit outstanding under our senior credit facility and $140 million in letters of credit outstanding under our foreign crude oil letter of credit agreement, resulting in unused credit availability under our senior credit facility of $532 million and $25 million under our foreign crude oil letter of credit agreement. The effect of this subordination is that upon a default in payment on, or the acceleration of, any indebtedness under either our senior credit facility, our foreign crude oil letter of credit agreement, or in the event of our, or our subsidiary guarantors’, bankruptcy, insolvency, liquidation, dissolution, reorganization or similar proceeding, the proceeds from the sale of the collateral that secures our senior credit facility and our foreign crude oil letter of credit agreement will be available to pay obligations on the Notes only after all indebtedness under our senior credit facility and our foreign crude oil letter of credit agreement, as applicable, has been paid in full.

Your right to receive payments on the Notes and guarantees is unsecured and will be effectively subordinated to our and our subsidiaries’ existing and future secured indebtedness.
      The Existing Notes are, and the Exchange Notes will be, general unsecured senior obligations of us and our subsidiary guarantors, effectively junior to any secured debt that we and our subsidiary guarantors have and may have in the future to the extent of the value of the assets securing that debt. In the event of liquidation, dissolution, reorganization, bankruptcy or any similar proceeding regarding our assets or the assets of our subsidiary guarantors, whether voluntarily or involuntarily instituted, the holders of our or our subsidiary guarantors’ secured debt will be entitled to be paid from our or their assets, as applicable, before any payment may be made with respect to the Exchange Notes or the subsidiary guarantees. If any of the foregoing events occurs, we cannot assure you that we or our subsidiary guarantors will have sufficient assets to pay amounts due on our and our subsidiary guarantors’ secured debt, the Notes and the subsidiary guarantees. As a result, the holders of the Notes may receive less, ratably, than the holders of secured debt in the event of our or our subsidiary guarantors’ liquidation, dissolution, reorganization, bankruptcy or other similar occurrence.

Not all of our subsidiaries guarantee the Existing Notes or will guarantee the Exchange Notes and, under certain circumstances, the subsidiary guarantees will be released.
      Certain of our subsidiaries do not currently guarantee the Existing Notes and will not guarantee the Exchange Notes. Additionally, under the terms of the indentures, under certain circumstances, some or all of the guarantors may cease to guarantee the Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, holders of their indebtedness and their trade creditors will generally be entitled to payment of their claims from the assets of those subsidiaries before any assets are made available for distribution to us. As a result, the Notes will be effectively subordinated to the debt and other liabilities of our non-guarantor subsidiaries. As of June 30, 2006, the Notes were effectively subordinated to approximately $183 million of indebtedness and other liabilities (including trade payables) of these non-guarantor subsidiaries. These subsidiaries have assets representing approximately 2.7% of the consolidated assets of Tesoro as of June 30, 2006, and revenue representing approximately 0.9% of the consolidated revenues of Tesoro for the first six months of 2006.
      If a subsidiary does not have outstanding or guarantee specified indebtedness at any time after we have obtained an investment grade rating, the exchange note guarantee of such subsidiary will be released. If all of the subsidiary guarantors are released from their guarantees of the Notes, our subsidiaries will have no obligation to pay any amounts due on the Notes or to provide Tesoro with funds for the payment of its obligations. In the event of the release of any subsidiary guarantor’s guarantee, Tesoro’s right, as an equity holder of such subsidiary, to receive any assets of such subsidiary upon its liquidation or reorganization, and therefore the right of the holders of the Notes to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors.

Despite our current or future indebtedness level, we may still be able to incur substantially more debt.
      We may be able to incur substantial indebtedness in the future. The terms of the indentures governing the Notes will not fully prohibit us from doing so. If we incur any additional indebtedness that ranks equally with the Notes, the holders of that debt will be entitled to share ratably with the holders of the Notes in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding up of Tesoro. If new debt is added to our current debt levels, the related risks we face will increase.

The indentures governing the Notes allow us to make substantial repurchases of common stock from our stockholders and permits us to distribute capital stock of our subsidiaries to the holders of our common stock.
      Under the terms of the indentures governing the Notes, we may be able to make substantial repurchases of common stock from our stockholders. The indentures do not restrict us from repurchasing our common stock so long as the Notes are rated Ba2 or better by Moody’s and BB or better by Standard & Poor’s and our leverage ratio is equal to or less than 2 to 1. It is possible that if we do make substantial repurchases of common stock from our stockholders, we will not have sufficient funds to meet our payment obligations on our debt, including the Notes. In addition to stock repurchases, under the terms of the indentures, we may distribute shares of our subsidiaries to our stockholders under certain circumstances, including compliance with certain coverage ratios under the indentures.

Our debt instruments impose restrictions on us that may adversely affect our ability to operate our business.
      Our ability to comply with the specified financial covenants of our credit agreement as they currently exist or as they may be amended, may be affected by many events beyond our control and our future operating results may not allow us to comply with the covenants, or in the event of a default, to remedy that default. Our failure to comply with those financial covenants or to comply with the other restrictions contained in our credit agreement could result in a default, which could cause that indebtedness (and by reason of cross-default provisions, indebtedness under the indentures governing the Notes and other indebtedness) to become immediately due and payable. If we are unable to repay those amounts, the lenders under our credit agreement could proceed against the collateral granted to them to secure that indebtedness. If those lenders accelerate the payment of the credit agreement, we may not be able to pay that indebtedness immediately and continue to operate our business.
      The indentures relating to the Notes contain covenants that restrict, among other things, our ability to:

•	pay dividends and other distributions with respect to our capital stock and purchase, redeem or retire our capital stock;

•	incur additional indebtedness and issue disqualified stock;

•	sell assets unless the proceeds from those sales are used to repay debt or are reinvested in our business;

•	incur liens on assets to secure certain debt;

•	engage in certain mergers or consolidations and transfers of assets; and

•	enter into transactions with affiliates.

The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or avoid the subsidiary guarantees.
      Our obligations under the Existing Notes initially are, and under the Exchange Notes initially will be, guaranteed on a general unsecured senior subordinated basis by the subsidiary guarantors. Various preference or fraudulent conveyance laws have been enacted for the protection of creditors and may be used by a court to subordinate or avoid any subsidiary guarantee issued by a guarantor. It also is possible that under certain circumstances a court could hold that the direct obligations of a guarantor could be superior to the obligations under its subsidiary guarantee.

      To the extent that a court finds that at the time a guarantor entered into a subsidiary guarantee either (1) the subsidiary guarantee was incurred by a guarantor with the intent to hinder, delay or defraud any present or future creditor or that a guarantor contemplated insolvency with a design to favor one or more creditors to the exclusion in whole or in part of others or (2) the guarantor did not receive fair consideration or reasonably equivalent value for issuing the subsidiary guarantee and, at the time it issued the subsidiary guarantee, the guarantor (a) was insolvent or rendered insolvent by reason of the issuance of the subsidiary guarantee, (b) was engaged or about to engage in a business or transaction for which the remaining assets of the guarantor constituted unreasonably small capital or (c) intended to incur, or believed that it would incur, debts beyond its ability to pay debts as they matured, the court could avoid or subordinate the subsidiary guarantee in favor of the guarantor’s other creditors. Among other things, a legal challenge of a subsidiary guarantee issued by a guarantor on fraudulent conveyance grounds may focus on the benefits, if any, realized by the guarantor as a result of our issuance of the Notes. To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the Notes would cease to have any claim as a creditor in respect of that subsidiary guarantor.
      We cannot assure you that a court would conclude that any series of Notes and the subsidiary guarantees issued concurrently with the issuance of the such Notes were incurred for proper purposes and in good faith. We also cannot assure you that a court would conclude that, after giving effect to indebtedness incurred in connection with the issuance of the Notes and the issuance of the subsidiary guarantees, Tesoro and the subsidiary guarantors are solvent and will continue to be solvent, will have sufficient capital for carrying on their respective businesses and will be able to pay their debts as they become absolute and mature.

We may not be able to finance a change of control offer as required by the indentures.
      Under each indenture, upon the occurrence of a change of control triggering event, we will be required to offer to repurchase all of the Notes then outstanding at 101% of the principal amount, plus accrued and unpaid interest and liquidated damages, if any, to the repurchase date. If a change of control were to occur today, we would not have the financial resources available to repay all of our debt that would become payable upon a change of control and to repurchase all of the Notes. In addition, if we only were required to repay all of the Notes if a change of control were to occur today, we would not have the financial resources to repurchase all of those Notes. We cannot assure you that we will have the financial resources available or that we will be permitted by our debt instruments to fulfill these obligations upon a change of control in the future. See “Description of Other Indebtedness” and “Description of the Exchange Notes — Repurchase at the Option of Holders — Change of Control Triggering Event”.

Your ability to transfer your Exchange Notes may be limited by the absence of an active trading market, and we cannot assure you that any active trading market will develop for your Exchange Notes.
      We do not intend to list the Notes on any national securities exchange or to seek the admission thereof to trading in the Nasdaq National Market. Each series of Exchange Notes is expected to be eligible for trading in the PORTALsm Market. We have been advised by the initial purchasers that the initial purchasers are currently making a market in each series of Existing Notes. The initial purchasers are not obligated to do so, however, and any market-making activities with respect to any series of Existing or Exchange Notes may be discontinued at any time without notice. In addition, any market-making activity may be limited during the pendency of any shelf registration statement. Accordingly, we cannot assure you that an active public or other market will develop for any series of Exchange Notes or as to the liquidity of the trading market for any series of Exchange Notes. If a trading market does not develop or is not maintained, you may experience difficulty in reselling your Exchange Notes or you may be unable to sell them at all. If a market for the Exchange Notes develops, that market may be discontinued at any time. If a public trading market develops for your Exchange Notes, future trading prices of the Exchange Notes will depend on many factors, including among other things, prevailing interest rates, our financial condition and results of operations, and the market for similar notes. Depending on those and other factors, your Exchange Notes may trade at a discount from their principal amount.

We may be unable to generate the cash flow to service our debt obligations, including the Notes.
      Our ability to meet our expenses and debt obligations, to refinance our debt obligations and to fund planned capital expenditures will depend on our future performance, which will be affected by general economic, financial, competitive, legislative, regulatory and other factors beyond our control. Based upon current levels of operations, we believe cash flow from operations, borrowing availability under our senior credit facility and available cash will be adequate to meet our anticipated future requirements for working capital, capital expenditures and scheduled payments of principal and interest on our indebtedness, including the notes. However, if we are unable to generate sufficient cash flow from operations or to borrow sufficient funds in the future to service our debt, we may be required to sell assets, reduce capital expenditures, refinance all or a portion of our existing debt (including the Notes) or obtain additional financing. We cannot assure you that we will be able to refinance our debt, sell assets or borrow more money on terms acceptable to us, if at all.
Risks relating to our business

The volatility of crude oil prices, refined product prices and natural gas and electrical power prices may have a material adverse effect on our cash flow and results of operations.
      Our earnings and cash flows from our refining and wholesale marketing operations depend on a number of factors, including fixed and variable expenses (including the cost of refinery feedstocks) and the margin above those expenses at which we are able to sell refined products. In recent years, the prices of crude oil and refined products have fluctuated substantially. These prices depend on numerous factors beyond our control, including the demand for crude oil, gasoline and other refined products, which are subject to, among other things:

•	changes in the global economy and the level of foreign and domestic production of crude oil and refined products;

•	threatened or actual terrorist incidents, acts of war, and other worldwide political conditions;

•	availability of crude oil and refined products and the infrastructure to transport crude oil and refined products;

•	weather conditions, hurricanes or other natural disasters;

•	government regulations; and

•	local factors, including market conditions and the level of operations of other refineries in our markets.
      Prices for refined products are influenced by the price of crude oil. We do not produce crude oil and must purchase all of our crude oil, the price of which fluctuates on worldwide market conditions. Generally, an increase or decrease in the price of crude oil affects the price of gasoline and other refined products. However, the prices for crude oil and prices for our refined products can fluctuate in different directions based on worldwide market conditions. In addition, the timing of the relative movement of the prices, as well as the overall change in product prices, can reduce profit margins and could have a significant impact on our refining and wholesale marketing operations, earnings and cash flow. Also, crude oil supply contracts are generally term contracts with market-responsive pricing provisions. We purchase our refinery feedstocks before manufacturing and selling the refined products. Price level changes during the period between purchasing feedstocks and selling the manufactured refined products from these feedstocks could have a significant effect on our financial results. We also purchase refined products manufactured by others for sale to our customers. Price level changes during the periods between purchasing and selling these products also could have a material adverse effect on our business, financial condition and results of operations.

      Volatile prices for natural gas and electrical power used by our refineries and other operations have affected manufacturing and operating costs. Natural gas and electricity prices have been and will continue to be affected by supply and demand for fuel and utility services in both local and regional markets.

Our business is impacted by risks inherent in petroleum refining operations.
      The operation of refineries, pipelines and product terminals is inherently subject to spills, discharges or other releases of petroleum or hazardous substances. If any of these events had previously occurred or occurs in the future in connection with any of our refineries, pipelines or product terminals, or in connection with any facilities to which we sent wastes or by-products for treatment or disposal, other than events for which we are indemnified, we could be liable for all costs and penalties associated with their remediation under federal, state and local environmental laws or common law, and could be liable for property damage to third parties caused by contamination from releases and spills. The penalties and clean-up costs that we may have to pay for releases or spills, or the amounts that we may have to pay to third parties for damage to their property, could be significant and the payment of these amounts could have a material adverse effect on our business, financial condition and results of operations.
      We operate in environmentally sensitive coastal waters, where tanker, pipeline and refined product transportation operations are closely regulated by federal, state and local agencies and monitored by environmental interest groups. Our California, Mid-Pacific and Pacific Northwest refineries import crude oil feedstocks by tanker. Transportation of crude oil and refined products over water involves inherent risk and subjects us to the provisions of the Federal Oil Pollution Act of 1990 and state laws in California, Hawaii, Washington and Alaska. Among other things, these laws require us to demonstrate in some situations our capacity to respond to a “worst case discharge” to the maximum extent possible. We have contracted with various spill response service companies in the areas in which we transport crude oil and refined products to meet the requirements of the Federal Oil Pollution Act of 1990 and state laws. However, there may be accidents involving tankers transporting crude oil or refined products, and response services may not respond to a “worst case discharge” in a manner that will adequately contain that discharge, or we may be subject to liability in connection with a discharge.

The dangers inherent in our operations and the potential limits on insurance coverage could expose us to potentially significant liability costs.
      Our operations are subject to hazards and risks inherent in refining operations and in transporting and storing crude oil and refined products, such as fires, natural disasters, explosions, pipeline ruptures and spills and mechanical failure of equipment at our or third-party facilities, any of which can result in personal injury claims and other damage to our properties and the properties of others. In addition, we operate six petroleum refineries, any of which could experience a major accident, be damaged by severe weather or other natural disaster, or otherwise be forced to shut down. Any such unplanned shutdown could have a material adverse effect on our business, financial condition and results of operations. While we carry property, casualty and business interruption insurance, we do not maintain insurance coverage against all potential losses, and we could suffer losses for uninsurable or uninsured risks or in amounts in excess of existing insurance coverage. The occurrence of an event that is not fully covered by insurance could have a material adverse effect on our business, financial condition and results of operations.

Our operations are subject to general environmental risks, expenses and liabilities which could affect our results of operations.
      From time to time we have been, and presently are, subject to litigation and investigations with respect to environmental and related matters, including product liability claims related to the oxygenate MTBE. We may become involved in further litigation or other proceedings, or we may be held responsible in any existing or future litigation or proceedings, the costs of which could be material.
      We have in the past operated service stations with underground storage tanks in various jurisdictions, and currently operate service stations that have underground storage tanks in 18 states in the western and mid-continental United States. Federal and state regulations and legislation govern the storage tanks, and compliance with these requirements can be costly. The operation of underground storage tanks also poses certain other risks, including damages associated with soil and groundwater contamination. Leaks from underground storage tanks which may occur at one or more of our service stations, or which may have occurred at our previously operated service stations, may impact soil or groundwater and could result in fines or civil liability for us.
      Consistent with the experience of other U.S. refineries, environmental laws and regulations have raised operating costs and require significant capital investments at our refineries. We believe that existing physical facilities at our refineries are substantially adequate to maintain compliance with existing applicable laws and regulatory requirements. However, potentially material expenditures could be required in the future. For example, we may be required to comply with evolving environmental, health and safety laws, regulations or requirements that may be adopted or imposed in the future. We also may be required to address information or conditions that may be discovered in the future and that require a response.

We are subject to interruptions of supply and increased costs as a result of our reliance on third-party transportation of crude oil and refined products.
      Our Washington refinery receives all of its Canadian crude oil and delivers a high proportion of its gasoline, diesel and jet fuel through third-party pipelines. Our Hawaii and Alaska refineries receive most of their crude oil and transport a substantial portion of refined products through ships and barges. Our Utah refinery receives substantially all of its crude oil and delivers substantially all of its products through third-party pipelines. Our North Dakota refinery delivers substantially all of its products through a third-party pipeline system. Our California refinery receives approximately one-third of its crude oil through pipelines and the balance through marine vessels. Substantially all of our California refinery’s production is delivered through third-party pipelines, ships and barges. In addition to environmental risks discussed above, we could experience an interruption of supply or an increased cost to deliver refined products to market if the ability of the pipelines or vessels to transport crude oil or refined products is upset because of accidents, governmental regulation or third-party action. A prolonged upset of the ability of a pipeline or vessels to transport crude oil or product could have a material adverse effect on our business, financial condition and results of operations.

Terrorist attacks and threats or actual war may negatively impact our business.
      Our business is affected by general economic conditions and fluctuations in consumer confidence and spending, which can decline as a result of numerous factors outside of our control, such as actual or threatened terrorist attacks and acts of war. Terrorist attacks, as well as events occurring in response to or in connection with them, including future terrorist attacks against U.S. targets, rumors or threats of war, actual conflicts involving the United States or its allies, or military or trade disruptions impacting our suppliers or our customers or energy markets generally, may adversely impact our operations. As a result, there could be delays or losses in the delivery of supplies and raw materials to us, delays in our delivery of refined products, decreased sales of our products and extension of time for payment of accounts receivable from our customers. Strategic targets such as energy-related assets (which could include refineries such as ours) may be at greater risk of future terrorist attacks than other targets in the United States. These occurrences could significantly impact energy prices, including prices for our crude oil and refined products, and have a material adverse impact on the margins from our refining and wholesale marketing operations. In addition, disruption or significant increases in energy prices could result in government-imposed price controls. Any one of, or a combination of, these occurrences could have a material adverse effect on our business, financial condition and results of operations.

Our operating results are seasonal and generally are lower in the first and fourth quarters of the year.
      Demand for gasoline is higher during the spring and summer months than during the winter months in most of our markets due to seasonal increases in highway traffic. As a result, our operating results for the first and fourth quarters are generally lower than for those in the second and third quarters.

THE EXCHANGE OFFERS
Purpose and Effect of the Exchange Offers
      We issued $450 million aggregate principal amount of the Existing 2012 Notes and $450 million aggregate principal amount of the Existing 2015 Notes to the initial purchasers on November 16, 2005, in transactions not registered under the Securities Act in reliance on exemptions from registration. The initial purchasers then sold the Existing Notes to qualified institutional buyers and certain non-U.S. investors in reliance on Rule 144A and Regulation S under the Securities Act. Because they were sold pursuant to exemptions from registration, the Existing Notes are subject to transfer restrictions.
      In connection with the issuance of the Existing Notes, we agreed with the initial purchasers that we would:

•	file a registration statement for the exchange offers (of which this prospectus is a part) to exchange the Existing Notes for publicly registered notes with identical terms;

•	use our reasonable best efforts to cause the registration statement to become effective under the Securities Act; and

•	offer to the holders of the Existing Notes the opportunity to exchange the Existing Notes for a like principal amount of Exchange Notes upon the effectiveness of the registration statement.
      Our failure to comply with these agreements within certain time periods would result in additional interest being due on the Existing Notes. Copies of the registration rights agreements with the initial purchasers have been filed as exhibits to the Current Report on Form 8-K filed with the SEC on November 17, 2005, and are incorporated by reference in the registration statement of which this prospectus is a part.
      Based on existing interpretations of the Securities Act by the staff of the SEC described in several no-action letters to third parties, and subject to the following sentence, we believe that the Exchange Notes issued in the exchange offers may be offered for resale, resold and otherwise transferred by their holders, other than broker-dealers or our “affiliates”, without further compliance with the registration and prospectus delivery provisions of the Securities Act. However, any holder of the Existing Notes who is an affiliate of ours, who is not acquiring the Exchange Notes in the ordinary course of such holder’s business or who intends to participate in the exchange offers for the purpose of distributing the Exchange Notes:

•	will not be able to rely on the interpretations by the staff of the SEC described in the above-mentioned no-action letters;

•	will not be able to tender the Existing Notes in the exchange offers; and

•	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Existing Notes unless the sale or transfer is made under an exemption from these requirements.
      We do not intend to seek our own no-action letter, and there is no assurance that the staff of the SEC would make a similar determination regarding the Exchange Notes as it has in these no-action letters to third parties.
      As a result of the filing and effectiveness of the registration statement of which this prospectus is a part, we will not be required to pay an increased interest rate on the Existing Notes unless we either fail to timely consummate the exchange offers or fail to maintain the effectiveness of the registration statement to the extent we agreed to do so. Following the closing of the exchange offers, holders of the Existing Notes not tendered will not have any further registration rights except in limited circumstances requiring the filing of a shelf registration statement, and the Existing Notes will continue to be subject to restrictions on transfer. Accordingly, the liquidity of the market for the Existing Notes will be adversely affected.

Terms of the Exchange Offers
      Upon the terms and subject to the conditions stated in this prospectus and in the letter of transmittal, we will accept all Existing Notes properly tendered and not withdrawn before 5:00 p.m., New York City time, on the expiration date. After authentication of the Exchange Notes by the trustee or an authenticating agent, we will issue $1,000 principal amount of the relevant series of Exchange Notes in exchange for each $1,000 principal amount of the relevant series of Existing Notes accepted in the exchange offers (provided, however, that you may tender each series of Existing Notes only in a minimum denomination of $2,000 or an integral multiple of $1,000 in excess thereof).
      By tendering the Existing Notes for Exchange Notes in the exchange offers and signing or agreeing to be bound by the letter of transmittal, you will represent to us that:

•	you will acquire the Exchange Notes you receive in the exchange offers in the ordinary course of your business;

•	you are not participating in, and have no understanding with any person to participate in, the distribution of the Exchange Notes issued to you in the exchange offers;

•	you are not an affiliate of ours or, if you are an affiliate, you will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable;

•	if you are not a broker-dealer, that you are not engaged in and do not intend to engage in the distribution of the Exchange Notes; and

•	if you are a broker-dealer that will receive Exchange Notes for your own account in exchange for Existing Notes that were acquired as a result of market-making or other trading activities, that you will deliver a prospectus, as required by law, in connection with any resale of those Exchange Notes.
      Broker-dealers that are receiving Exchange Notes for their own account must have acquired the Existing Notes as a result of market-making or other trading activities in order to participate in the exchange offers. Each broker-dealer that receives Exchange Notes for its own account under the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. The letter of transmittal states that, by so acknowledging and by delivering a prospectus, a broker-dealer will not be admitting that it is an “underwriter” within the meaning of the Securities Act. We will be required to allow broker-dealers to use this prospectus following the exchange offers in connection with the resale of Exchange Notes received in exchange for Existing Notes acquired by broker-dealers for their own account as a result of market-making or other trading activities. If required by applicable securities laws, we will, upon written request, make this prospectus available to any broker-dealer for use in connection with a resale of Exchange Notes. See “Plan of Distribution”.
      The Exchange Notes will evidence the same debt as the Existing Notes and will be issued under and entitled to the benefits of the same indentures. The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Existing Notes except that:

•	the Exchange Notes will be issued in a transaction registered under the Securities Act;

•	the Exchange Notes will not be subject to transfer restrictions; and

•	provisions providing for an increase in the stated interest rate on the Existing Notes will be eliminated after completion of the exchange offers.
      As of the date of this prospectus, $450 million aggregate principal amount of the Existing 2012 Notes and $450 million aggregate principal amount of the Existing 2015 Notes was outstanding. In connection with the issuance of the Existing Notes, we arranged for the Existing Notes to be issued and transferable in book-entry form through the facilities of DTC, acting as depositary. The Exchange Notes will also be issuable and transferable in book-entry form through DTC.

      This prospectus, together with the accompanying letter of transmittal, is initially being sent to all registered holders as of the close of business on September 14, 2006. We intend to conduct the exchange offers as required by the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable.
      Rule 14e-1 describes unlawful tender offer practices under the Exchange Act. This rule requires us, among other things:

•	to hold our exchange offers open for 20 business days;

•	to give at least ten business days notice of certain changes in the terms of this offer as specified in Rule 14e-1(b); and

•	to issue a press release in the event of an extension of the exchange offers.
      The exchange offers are not conditioned upon any minimum aggregate principal amount of the Existing Notes being tendered, and holders of the Existing Notes do not have any appraisal or dissenters’ rights under the Delaware General Corporation Law or under the indentures in connection with the exchange offers. We shall be considered to have accepted the Existing Notes tendered according to the procedures in this prospectus when, as and if we have given oral or written notice of acceptance to the exchange agent. See “— Exchange Agent”. The exchange agent will act as agent for the tendering holders for the purpose of receiving Exchange Notes from us and delivering Exchange Notes to those holders.
      If any tendered Existing Notes are not accepted for exchange because of an invalid tender or the occurrence of other events described in this prospectus, certificates for these unaccepted Existing Notes will be returned, at our cost, to the tendering holder of Existing Notes or, in the case of Existing Notes tendered by book-entry transfer, into the holder’s account at DTC according to the procedures described below, promptly after the expiration date.
      Holders who tender Existing Notes in the exchange offers will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes related to the exchange of the Existing Notes in the exchange offers. We will pay all charges and expenses, other than applicable taxes, in connection with the exchange offers. See “— Solicitation of Tenders; Fees and Expenses”.
      Neither we nor our board of directors makes any recommendation to holders of the Existing Notes as to whether to tender or refrain from tendering all or any portion of their Existing Notes in the exchange offers. Moreover, no one has been authorized to make any such recommendation. Holders of the Existing Notes must make their own decision whether to tender in the exchange offers and, if so, the amount of the Existing Notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisors, if any, based on their own financial position and requirements.
Expiration Date; Extensions; Amendments
      The term “expiration date” shall mean 5:00 p.m., New York City time, on October 19, 2006, unless we, in our sole discretion, extend the exchange offers, in which case the term “expiration date” shall mean the latest date to which the exchange offers are extended.
      We expressly reserve the right, in our sole discretion:
      to delay acceptance of any Existing Notes or to terminate the exchange offers and to refuse to accept Existing Notes not previously accepted, if any of the conditions described under “— Conditions” shall have occurred and shall not have been waived by us;

•	to extend the expiration date of the exchange offers;

•	to amend the terms of the exchange offers in any manner;

•	to purchase or make offers for any Existing Notes that remain outstanding subsequent to the expiration date;

•	to the extent permitted by applicable law, to purchase Existing Notes in the open market, in privately negotiated transactions or otherwise.
      The terms of the purchases or offers described in the fourth and fifth clauses above may differ from the terms of the exchange offers.
      Any delay in acceptance, termination, extension, or amendment will be followed promptly by oral or written notice to the exchange agent and by making a public announcement. Any public announcement in the case of an extension of the exchange offers will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. If the exchange offers are amended in a manner determined by us to constitute a material change, including the waiver of a material condition, we will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the amendment. We will also extend the exchange offers for a period of at least five business days, as required by applicable law, depending upon the significance of the change and the manner of disclosure to the holders, if the exchange offers would otherwise expire during that extended period.
      Without limiting the manner in which we may choose to make public announcements of any delay in acceptance, termination, extension, or amendment of the exchange offers, we shall have no obligation to publish, advise, or otherwise communicate any public announcement, other than by making a timely release to PR Newswire.
      You are advised that we may extend the exchange offers because some of the holders of the Existing Notes do not tender on a timely basis. In order to give these noteholders the ability to participate in the exchange and to avoid the significant reduction in liquidity associated with holding an unexchanged note, we may elect to extend the exchange offers.
Interest on the Exchange Notes
      The Exchange Notes will bear interest from November 16, 2005 or, if later, the most recent date on which interest was paid or provided for on the Existing Notes surrendered in exchange for the Exchange Notes. Accordingly, holders of Existing Notes that are tendered and accepted for exchange will not receive interest that is accrued but unpaid on the Existing Notes at the time of tender. Interest on the Exchange Notes will be payable semi-annually on each May 1 and November 1, commencing on May 1, 2006.
Procedures for Tendering
      Only a holder may tender its Existing Notes in the exchange offers. Any beneficial owner whose Existing Notes are registered in the name of such holder’s broker, dealer, commercial bank, trust company or other nominee or are held in book-entry form and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on such holder’s behalf. If the beneficial owner wishes to tender on such holder’s own behalf, the beneficial owner must, before completing and executing the letter of transmittal and delivering such holder’s Existing Notes, either make appropriate arrangements to register ownership of Existing Notes in the owner’s name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.
      The tender by a holder will constitute an agreement among the holder, us and the exchange agent according to the terms and subject to the conditions described in this prospectus and in the letter of transmittal.
      A holder who desires to tender Existing Notes and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Existing Notes are not immediately available must comply with the procedures for guaranteed delivery set forth below.
      The method of delivery of the Existing Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Delivery of such documents will be deemed made only when actually received by the exchange agent or deemed received under the ATOP procedures described below. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or Existing Notes should be sent to us. Holders may also request that their respective brokers, dealers, commercial banks, trust companies or nominees effect the tender for holders in each case as described in this prospectus and in the letter of transmittal.
Existing Notes Held in Certificated Form
      For a holder to validly tender Existing Notes held in physical form, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, at its address set forth in this prospectus:

a properly completed and validly executed letter of transmittal, or a manually signed facsimile thereof, together with any signature guarantees and any other documents required by the instructions to the letter of transmittal, and certificates for tendered Existing Notes.
Existing Notes Held in Book-Entry Form
      We understand that the exchange agent will make a request promptly after the date of the prospectus to establish accounts for the Existing Notes at DTC for the purpose of facilitating the exchange offers, and subject to their establishment, any financial institution that is a participant in DTC may make book-entry delivery of the Existing Notes by causing DTC to transfer the Existing Notes into the exchange agent’s account for the notes using DTC’s procedures for transfer.
      If you desire to transfer Existing Notes held in book-entry form with DTC, the exchange agent must receive, before 5:00 p.m., New York City time, on the expiration date, at its address set forth in this prospectus, a confirmation of book-entry transfer of Existing Notes into the exchange agent’s account at DTC, which is referred to in this prospectus as a “book-entry confirmation”, and:

a properly completed and validly executed letter of transmittal, or manually signed facsimile thereof, together with any signature guarantees and other documents required by the instructions in the letter of transmittal; or

an agent’s message transmitted pursuant to ATOP.
Tender of Existing Notes Using DTC’s Automated Tender Offer Program (ATOP)
      The exchange agent and DTC have confirmed that the exchange offers are eligible for ATOP. Accordingly, DTC participants may electronically transmit their acceptance of the exchange offers by causing DTC to transfer Existing Notes held in book-entry form to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send a book-entry confirmation, including an agent’s message, to the exchange agent.
      The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering Existing Notes that are the subject of that book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce such agreement against such participant. If you use ATOP procedures to tender Existing Notes, you will not be required to deliver a letter of transmittal to the exchange agent, but you will be bound by its terms just as if you had signed it.
Signatures
      Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the

United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless Existing Notes tendered with the letter of transmittal are tendered:

•	by a registered holder who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” in the letter of transmittal; or

•	for the account of an institution eligible to guarantee signatures.
      If the letter of transmittal is signed by a person other than the registered holder or DTC participant who is listed as the owner, the Existing Notes must be endorsed or accompanied by appropriate bond powers which authorize the person to tender the Existing Notes on behalf of the registered holder or DTC participant who is listed as the owner, in either case signed as the name of the registered holder(s) who appears on the Existing Notes or the DTC participant who is listed as the owner. If the letter of transmittal or any of the Existing Notes or bond powers are signed or endorsed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, those persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority to so act must be submitted with the letter of transmittal.
      If you tender your notes through ATOP, signatures and signature guarantees are not required.
Determinations of Validity
      All questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of the tendered Existing Notes will be determined by us in our sole discretion. This determination will be final and binding. We reserve the absolute right to reject any and all Existing Notes not properly tendered or any Existing Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular Existing Notes. Our interpretation of the terms and conditions of the exchange offers, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of Existing Notes must be cured within the time we shall determine. Although we intend to notify holders of defects or irregularities related to tenders of Existing Notes, neither we, the exchange agent nor any other person shall be under any duty to give notification of defects or irregularities related to tenders of Existing Notes nor shall we or any of them incur liability for failure to give notification. Tenders of Existing Notes will not be considered to have been made until the irregularities have been cured or waived. Any Existing Notes received by the exchange agent that we determine are not properly tendered or the tender of which is otherwise rejected by us and as to which the defects or irregularities have not been cured or waived by us will be returned by the exchange agent to the tendering holder (unless otherwise provided in the letter of transmittal), promptly after the expiration date.
Guaranteed Delivery Procedures
      Holders who wish to tender their Existing Notes and:

•	whose Existing Notes are not immediately available;

•	who cannot complete the procedure for book-entry transfer on a timely basis;

•	who cannot deliver their Existing Notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date; or

•	who cannot complete a tender of Existing Notes held in book-entry form using DTC’s ATOP procedures on a timely basis;
may effect a tender if they tender through an eligible institution described under “— Procedures for Tendering” and “— Signatures” or if they tender using ATOP’s guaranteed delivery procedures.

      A tender of Existing Notes made by or through an eligible institution will be accepted if:

•	before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives from an eligible institution a properly completed and duly executed notice of guaranteed delivery, by facsimile transmittal, mail or hand delivery, that: (1) sets forth the name and address of the holder, the certificate number or numbers of the holder’s Existing Notes and the principal amount of the Existing Notes tendered, (2) states that the tender is being made, and (3) guarantees that, within three business days after the expiration date, a properly completed and validly executed letter of transmittal or facsimile, together with a certificate(s) representing the Existing Notes to be tendered in proper form for transfer, or a confirmation of book-entry transfer into the exchange agent’s account at DTC of the Existing Notes delivered electronically, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

•	the properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered Existing Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.
      A tender made through ATOP will be accepted if:

•	before 5:00 p.m., New York City time, on the expiration date, the exchange agent receives an agent’s message from DTC stating that DTC has received an express acknowledgment from the participant in DTC tendering the Existing Notes that they have received and agree to be bound by the notice of guaranteed delivery; and

•	the exchange agent receives, within three business days after the expiration date, either: (1) a book-entry conformation, including an agent’s message, transmitted via ATOP procedures; or (2) a properly completed and executed letter of transmittal or a facsimile, together with the certificate(s) representing all tendered Existing Notes in proper form for transfer, or a book-entry confirmation, and all other documents required by the letter of transmittal.
      Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their Existing Notes according to the guaranteed delivery procedures described above.
Withdrawal of Tenders
      Except as otherwise provided in this prospectus, tenders of Existing Notes may be withdrawn at any time before 5:00 p.m., New York City time, on the expiration date. To withdraw a tender of Existing Notes in the exchange offers:

•	a written or facsimile transmission of a notice of withdrawal must be received by the exchange agent at its address listed below before 5:00 p.m., New York City time, on the expiration date; or

•	you must comply with the appropriate procedures of ATOP.
      Any notice of withdrawal must:

•	specify the name of the person having deposited the Existing Notes to be withdrawn;

•	identify the Existing Notes to be withdrawn, including the certificate number or numbers and principal amount of the Existing Notes or, in the case of the Existing Notes transferred by book-entry transfer, the name and number of the account at the depositary to be credited;

•	be signed by the same person and in the same manner as the original signature on the letter of transmittal by which the Existing Notes were tendered, including any required signature guarantee, or be accompanied by documents of transfer sufficient to permit the trustee for the Existing Notes to register the transfer of the Existing Notes into the name of the person withdrawing the tender; and

•	specify the name in which any of these Existing Notes are to be registered, if different from that of the person who deposited the Existing Notes to be withdrawn.
      All questions as to the validity, form and eligibility, including time of receipt, of the withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any Existing Notes so withdrawn will be judged not to have been tendered according to the procedures in this prospectus for purposes of the exchange offers, and no Exchange Notes will be issued in exchange for those Existing Notes unless the Existing Notes so withdrawn are validly retendered. Any Existing Notes that have been tendered but are not accepted for exchange will be returned to the holder of the Existing Notes without cost to the holder or, in the case of Existing Notes tendered by book-entry transfer, into the holder’s account at DTC according to the procedures described above. This return or crediting will take place promptly after withdrawal, rejection of tender or termination of the exchange offers. Properly withdrawn Existing Notes may be retendered by following one of the procedures described above under “— Procedures for Tendering” at any time before the expiration date.
Conditions
      The exchange offers are subject only to the following conditions:

•	the compliance of the exchange offers with securities laws;

•	the proper tender of the Existing Notes;

•	the representation by the holders of the Existing Notes that they are not our affiliates, that the Exchange Notes they will receive are being acquired by them in the ordinary course of business and that at the time the exchange offers are completed the holders had no plans to participate in the distribution of the Exchange Notes; and

•	no judicial or administrative proceeding is pending or shall have been threatened that would limit us from proceeding with the exchange offers.
Exchange Agent
      U.S. Bank National Association, the trustee under the indentures, has been appointed as exchange agent for the exchange offers. In this capacity, the exchange agent has no fiduciary duties and will be acting solely on the basis of our directions. Requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent. You should send certificates for the Existing Notes, letters of transmittal and any other required documents to the exchange agent addressed as follows:
      By Registered or Certified Mail, Hand Delivery or Overnight Courier:

U.S. Bank National Association
60 Livingston Avenue
EP-MN-WS2N
St. Paul, Minnesota 55107
Attention: Specialized Finance

By Facsimile Transmission:
(for eligible institutions only)

651-495-8158
      To Confirm by Telephone or for Information:

1-800-934-6802
      Delivery of the letter of transmittal to an address other than as listed above or transmission of instructions via facsimile other than as described above does not constitute a valid delivery of the letter of transmittal.

Solicitation of Tenders; Fees and Expenses
      We will bear the expenses of soliciting holders of Existing Notes to determine if such holders wish to tender those Existing Notes for Exchange Notes. The principal solicitation under the exchange offers is being made by mail. Additional solicitations may be made by our officers and regular employees and our affiliates in person, by telegraph, telephone or telecopier.
      We have not retained any dealer-manager in connection with the exchange offers and will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. We, however, will pay the exchange agent reasonable and customary fees for its services and will reimburse the exchange agent for its reasonable out-of-pocket costs and expenses in connection with the exchange offers and will indemnify the exchange agent for all losses and claims incurred by it as a result of the exchange offers. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, letters of transmittal and related documents to the beneficial owners of the Existing Notes and in handling or forwarding tenders for exchange.
      We will pay the expenses to be incurred in connection with the exchange offers, including fees and expenses of the exchange agent and trustee and accounting and legal fees and printing costs.
      You will not be obligated to pay any transfer tax in connection with the exchange, except if you instruct us to register Exchange Notes in the name of, or request that Existing Notes not tendered or not accepted in the exchange offers be returned to, a person other than you, in which event you will be responsible for the payment of any applicable transfer tax.
Accounting Treatment
      The Exchange Notes will be recorded at the same carrying value as the Existing Notes as reflected in our accounting records on the date of the exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us upon the closing of the exchange offers. We will amortize the expenses of the exchange offers over the term of the Exchange Notes.
Participation in the Exchange Offers; Untendered Existing Notes
      Participation in the exchange offers is voluntary. Holders of Existing Notes are urged to consult their financial and tax advisors in making their own decisions on what action to take.
      As a result of the making of, and upon acceptance for exchange of all of the Existing Notes tendered under the terms of, these exchange offers, we will have fulfilled a covenant contained in the terms of the registration rights agreements. Holders of Existing Notes who do not tender in the exchange offers will continue to hold their Existing Notes and will be entitled to all the rights, and subject to the limitations, applicable to the Existing Notes under the indenture. Holders of Existing Notes will no longer be entitled to any rights under the registration rights agreements that by their terms terminate or cease to have further effect as a result of the making of these exchange offers. See “Description of the Exchange Notes”. All untendered Existing Notes will continue to be subject to the restrictions on transfer described in the indentures. To the extent the Existing Notes are tendered and accepted, there will be fewer Existing Notes remaining following the exchange, which could significantly reduce the liquidity of the untendered Existing Notes.
      We may in the future seek to acquire our untendered Existing Notes in the open market or through privately negotiated transactions, through subsequent exchange offers or otherwise. We intend to make any acquisitions of the Existing Notes following the applicable requirements of the Exchange Act, and the rules and regulations of the SEC under the Exchange Act, including Rule 14e-1, to the extent applicable. We have no present plan to acquire any Existing Notes that are not tendered in the exchange offers or to file a registration statement to permit resales of any Existing Notes that are not tendered in the exchange offers, except in those circumstances in which we may be obligated to file a shelf registration statement.

USE OF PROCEEDS
      The exchange offers are intended to satisfy certain of our obligations under our registration rights agreements. We will not receive any cash proceeds from the issuance of the Exchange Notes. Because we are exchanging the Existing Notes for the Exchange Notes, which have substantially identical terms, the issuance of the Exchange Notes will not result in any increase in our indebtedness.
      The net proceeds of the offering of the Existing Notes, which amounted to approximately $890 million, along with cash on hand, were used to (1) repurchase $970 million aggregate principal amount of the Tender Offer Notes prior to maturity pursuant to the Tender Offer and (2) pay related fees and expenses.
RATIO OF EARNINGS TO FIXED CHARGES
      We have computed the ratio of earnings to fixed charges for each of the following periods on a consolidated basis. For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of pretax income from continuing operations plus fixed charges (excluding capitalized interest). “Fixed charges” represent interest incurred (whether expensed or capitalized), amortization of debt expense, and that portion of rental expense on operating leases deemed to be the equivalent of interest. You should read the ratio of earnings to fixed charges in conjunction with our consolidated and condensed financial statements that are incorporated by reference in this prospectus.

						Pro Forma as	Historical
Adjusted for the
Refinancing
	Historical					Transactions (b)	Six
Months
Ended
	Year Ended December 31,						June 30,

	2001	2002(a)	2003	2004	2005	2005	2005	2006

Ratio of Earnings to Fixed Charges	2.9x	—	1.5x	3.6x	4.1x	4.6x	4.9x	9.8x

(a)	For the year ended December 31, 2002, fixed charges exceeded earnings by $184 million.

(b)	The pro forma computations give effect to the refinancing transactions as if they occurred on January 1, 2005. The refinancing transactions represent, collectively, the repurchase of the Tender Offer Notes totaling $970 million, the redemption of the remaining $22 million principal amount of our 2008 Subordinated Notes and the issuance of our $900 million principal amount of Existing Notes.

CASH AND CAPITALIZATION
      The following table sets forth our cash and cash equivalents and our capitalization as of June 30, 2006. You should read the following information in conjunction with the information contained in “Use of Proceeds” and “Description of Other Indebtedness” included elsewhere in this prospectus and our “Management’s Discussion and Analysis” and other financial information included or incorporated by reference in this prospectus.

As June 30, 2006

(In millions)
Cash and cash equivalents	$620

Total Debt:
Revolving Credit Facility(1)	$—
6 1/4% Senior Notes due 2012	450
6 5/8% Senior Notes due 2015	450
9 5/8% Senior Subordinated Notes due 2012	14
Junior Subordinated Notes	98
Capital lease obligations	30

Total Debt	$1,042
Total stockholders’ equity	2,197

Total capitalization	$3,239

(1)	Our credit agreement currently provides for borrowings (including letters of credit) up to the lesser of the agreement’s total capacity, $750 million as amended, or the amount of a periodically adjusted borrowing base ($2.0 billion as of June 30, 2006), consisting of Tesoro’s eligible cash and cash equivalents, receivables and petroleum inventories, as defined. As of June 30, 2006, we had no borrowings and $218 million in letters of credit outstanding under the revolving credit facility, resulting in total unused credit availability of $532 million or 71% of the eligible borrowing base. As of June 30, 2006, we had $140 million in letters of credit outstanding under our separate foreign crude oil letters of credit agreement, resulting in total unused credit availability of $25 million.

MANAGEMENT
      The following table sets forth certain information with respect to our directors, executive officers and key employees at August 31, 2006.

Name	Age	Position

Bruce A. Smith	62	Chairman of the Board of Directors, President and Chief Executive Officer
Steven H. Grapstein	48	Lead Director of the Board of Directors
John F. Bookout III	52	Director
Rodney F. Chase	63	Director
Robert W. Goldman	64	Director
William J. Johnson	72	Director
A. Maurice Myers	66	Director
Donald H. Schmude	71	Director
Patrick J. Ward	76	Director
Michael E. Wiley	55	Director
William J. Finnerty	57	Executive Vice President and Chief Operating Officer
Everett D. Lewis	58	Executive Vice President, Strategic Planning
Gregory A. Wright	56	Executive Vice President and Chief Financial Officer
W. Eugene Burden	58	Senior Vice President, Government Affairs
Claude A. Flagg	52	Senior Vice President, Supply & Optimization
J. William Haywood	54	Senior Vice President, Refining
Joseph M. Monroe	52	Senior Vice President, Corporate Development
Charles S. Parrish	48	Senior Vice President, General Counsel and Secretary
Daniel J. Porter	50	Senior Vice President, Marketing
Lynn D. Westfall	53	Senior Vice President, Chief Economist
Susan A. Lerette	48	Vice President, Human Resources
Otto C. Schwethelm	52	Vice President, Finance and Treasurer
Sarah S. Simpson	37	Vice President, Corporate Communications
G. Scott Spendlove	43	Vice President and Controller
      John F. Bookout, III currently serves as Director of McKinsey & Company, a management consulting firm that advises leading companies on strategy, organization and operations. Since 1978, Mr. Bookout has held numerous leadership roles with McKinsey & Company, including Managing Partner of the Los Angeles and Texas offices and Leader of the European Energy Practice, North American Energy Practice, and McKinsey’s Industry Practices.
      Rodney F. Chase has over 39 years of experience in the energy industry. Since June 2005, Mr. Chase has served as the Non-Executive Chairman for Petrofac, Ltd., an international provider of facilities solutions to the oil and gas industry, and since May 2003, Mr. Chase has served as Senior Advisor to Lehman Brothers Inc. During his tenure with BP plc, Mr. Chase served in numerous roles, including Deputy Chief Executive Officer and President, Exploration, Production, Refining and Marketing beginning in 1999 through 2003. He also serves on the boards of Computer Sciences Corporation, a publicly held worldwide provider of systems integration and other technology services, Nalco Company, a publicly held maker of chemicals used in water treatment and for industrial processes, and Tesco PLC, a publicly held food retailer.
      Robert W. Goldman is currently Vice President, Finance for the World Petroleum Council. From July 1998 to October 2002, he was Senior Vice President and Chief Financial Officer of Conoco, Inc. Prior to joining Conoco in 1988 as its Vice President and Controller, he had worked for E.I. DuPont de

Nemours & Co., Inc. in a variety of financial and operating roles. Mr. Goldman serves on the boards of El Paso Corporation, a publicly held provider of natural gas and related energy products that owns North America’s largest natural gas pipeline system and is one of North America’s largest independent natural gas producers, Parker Drilling Company, a publicly held global company specializing in offshore drilling and other services for the energy industry, and McDermott International, Inc., a publicly held worldwide energy, engineering and construction services company. He is a former chairman of the Accounting Committee of the American Petroleum Institute.
      Steven H. Grapstein has been Chief Executive Officer of Kuo Investment Company and subsidiaries (“Kuo”), an international investment group, since January 1997. From September 1985 to January 1997, Mr. Grapstein was a Vice President of Kuo. Mr. Grapstein has been Chairman and Chief Executive Officer of Presidio International dba A/ X Armani Exchange, a fashion retail company, since 1999.
      William J. Johnson has been a petroleum consultant since 1994 and President, director and sole shareholder of JonLoc Inc., a private oil and gas company, since 1994. Mr. Johnson previously served as President, Chief Operating Officer and director of Apache Corporation, a publicly held independent oil and gas company. Mr. Johnson is on the board of directors of Devon Energy Corporation, a publicly held company engaged in oil and gas exploration, development and production, and the acquisition of producing properties.
      A. Maurice Myers served as President and Chief Executive Officer of Waste Management, Inc. from November 1999 to February 2004 and as Chairman of the Board of Waste Management, Inc. from December 1999 to December 2004. Mr. Myers joined Waste Management after holding the same positions at Yellow Corporation, a transportation service corporation, since 1996. Earlier, he served as President and Chief Operating Officer of America West Airlines from January 1994 to 1996 and held executive positions at Aloha Airlines. Mr. Myers is on the board of directors of Hawaiian Electric Industries.
      Donald H. Schmude has 37 years of experience in the energy industry with Texaco and Star Enterprise, a Texaco and Saudi Aramco joint venture. Prior to his retirement from Texaco in 1994, he was Vice President of Texaco and President and Chief Executive Officer of Texaco Refining & Marketing Inc. in Houston, Texas and Los Angeles, California. He also served as Vice President of Texaco, Inc., Special Projects, in Anacortes, Washington, and held various refinery engineering, planning and marketing positions.
      Bruce A. Smith has been Chairman of the Board of Directors, President and Chief Executive Officer of Tesoro since June 1996. He has been a director of Tesoro since July 1995. Mr. Smith was President and Chief Executive Officer of Tesoro from September 1995 to June 1996 and Executive Vice President, Chief Financial Officer and Chief Operating Officer of Tesoro from July 1995 to September 1995. He is also a director of Noble Energy, Inc., a publicly held company engaged in oil and gas exploration, development and production.
      Patrick J. Ward has 49 years of experience in international energy operations. Prior to his retirement in 1995, he was Chairman, President and Chief Executive Officer of Caltex Petroleum Corporation, a 50/50 joint venture of Chevron Corp. and Texaco, Inc. engaged in the business of refining and marketing. Mr. Ward also served on the board of directors of Caltex from 1989 to 1995.
      Michael E. Wiley has 34 years experience in the energy industry. Most recently he served as Chairman of the Board and Chief Executive Officer of Baker Hughes Incorporated, an oilfield services company, from August 2000 until October 2004. He also served as President of Baker Hughes from August 2000 to February 2004. Mr. Wiley was President and Chief Operating Officer of Atlantic Richfield Company, an integrated energy company, from 1998 through May 2000. Prior to 1998, he served as Chairman, President and Chief Executive Officer of Vastar Resources, Inc., an independent oil and gas company. Mr. Wiley is a director of Bill Barrett Corporation and Post Oak Bank, NA. He also serves as a trustee of the University of Tulsa, a member of the National Petroleum Council and on the Advisory Board of Riverstone Holdings LLC.

      William J. Finnerty was named Executive Vice President and Chief Operating Officer in February 2006. Prior to that, he served as Executive Vice President, Operations beginning in January 2005 and Senior Vice President, Supply and Distribution of Tesoro Refining and Marketing Company beginning in February 2004. He joined Tesoro in December 2003 as Vice President, Crude Oil and Logistics, of Tesoro Refining and Marketing Company. Prior to joining Tesoro, Mr. Finnerty served as Vice President, Trading North America Crude, for ChevronTexaco from October 2001 to November 2003. From May 2001 to October 2001, he served as Vice President, Texaco Oil Trading and Transport Company.
      Everett D. Lewis was named Executive Vice President, Strategic Planning in January 2005. Prior to that, he served as Senior Vice President, Corporate Strategic Planning beginning in November 2004. Mr. Lewis served as Senior Vice President, Planning and Optimization from February 2003 to November 2004 and Senior Vice President, Planning and Risk Management from April 2001 to February 2003.
      Gregory A. Wright was named Executive Vice President and Chief Financial Officer in November 2003. Since joining Tesoro in February 1995, Mr. Wright served as Senior Vice President and Chief Financial Officer from May 2001 to November 2003.
      W. Eugene Burden was named Senior Vice President, Government Affairs in February 2006. Prior to that, he served as Senior Vice President, External Affairs from November 2004 to February 2006, Senior Vice President, Human Resources and Government Relations from June 2002 to November 2004, President of Tesoro Alaska Company from February 2001 to June 2002, and Senior Vice President and President, Northwest Region of Tesoro Refining and Marketing Company from September 2001 until June 2002.
      Claude A. Flagg was named Senior Vice President, Supply and Optimization in February 2005. He joined Tesoro in January 2005 as Senior Vice President, Planning and Optimization. Prior to joining Tesoro, he served as General Manager of Supply Optimization at Shell Oil Products U.S. from January 2003 to December 2004. From May 2002 to January 2003, Mr. Flagg was General Manager of Supply Optimization at Equilon Enterprises, LLC. He was General Manager of Equilon Enterprises, LLC’s Bay/ Valley Refining Complex from April 1999 to May 2002.
      J. William Haywood was named Senior Vice President, Refining in March 2005. He joined Tesoro in May 2002 as Senior Vice President and also became President of the California Region of Tesoro Refining and Marketing Company in September 2002. Prior to joining Tesoro, Mr. Haywood served as Regional Vice President of Ultramar Diamond Shamrock Corporation, responsible for California refineries from September 2000 to May 2002.
      Joseph M. Monroe was named Senior Vice President, Corporate Development in February 2006. Prior to that, he served as Senior Vice President, Business Integration and Analysis beginning in February 2005. From November 2004 to February 2005, he served as Senior Vice President, Organizational Effectiveness. From February 2004 to November 2004, he served as Senior Vice President, Strategic Planning and Business Development of Tesoro Petroleum Companies, Inc. From May 2002 to February 2004, Mr. Monroe served as Senior Vice President, Supply and Distribution, of Tesoro Refining and Marketing Company. Prior to joining Tesoro, he was Vice President, Pipelines and Terminals of Unocal Corporation and President of Unocal Pipeline Company from January 1999 through May 2002.
      Charles S. Parrish was named Senior Vice President, General Counsel and Secretary in May 2006. Prior to that, he served as Vice President, General Counsel and Secretary beginning in March 2005 and as Vice President, Assistant General Counsel and Secretary beginning in November 2004. Mr. Parrish served as Vice President, Assistant General Counsel of Tesoro Petroleum Companies, Inc. from March 2003 to November 2004. From 1995 through March 2003, he served numerous roles in the Company’s legal department, primarily focused on matters related to the Company’s capital structure and Securities Act reporting.
      Daniel J. Porter was named Senior Vice President, Marketing in April 2005. Prior to that, he served as President of the Northwest Region of Tesoro Refining and Marketing Company and Anacortes Refinery Manager from June 2002 to April 2005. He was also President of the Northern Great Plains Region and

Mandan Refinery Manager from September 2001 to June 2002. Prior to joining Tesoro, Mr. Porter served as Business Unit Leader of BP plc’s North Dakota refinery from January 1999 to September 2001.
      Lynn D. Westfall was named Senior Vice President, Chief Economist in May 2006. Prior to that, he served as Vice President, Chief Economist beginning in August 2005 and as Vice President, Development and Business Analysis beginning in January 2002. Prior to joining Tesoro, Mr. Westfall served as Vice President, Strategy and Strategic Issues at Ultramar Diamond Shamrock Corporation from April 2000 to December 2001.
      Susan A. Lerette was named Vice President, Human Resources in May 2005. Prior to that, she served as Vice President, Human Resources and Communications from May 2004 to May 2005. From April 2001 to May 2004, she served as Vice President, Communications.
      Otto C. Schwethelm was named Vice President, Finance and Treasurer in March 2006. Prior to that he served as Vice President and Controller from February 2003 to March 2006 and as Vice President and Operations Controller from September 2002 to February 2003. From December 2001 to September 2002, Mr. Schwethelm served as Vice President, Shared Services of Tesoro Petroleum Companies, Inc. and from November 1999 to December 2001 he was Vice President, Development and Business Analysis.
      Sarah S. Simpson was named Vice President, Corporate Communications in June 2005. Prior to joining Tesoro, she served as Director of Corporate Communications and Community Relations at Cemex, Inc. from November 2004 to June 2005. From July 2000 to November 2004, she served as Director of Corporate Communications at Waste Management, Inc.
      G. Scott Spendlove was named Vice President and Controller in March 2006. Prior to that he served as Vice President, Finance and Treasurer from May 2003 to March 2006 and as Vice President, Finance from January 2002 to May 2003. Prior to joining Tesoro in 2002, he served as Vice President, Corporate Planning and Investor Relations of Ultramar Diamond Shamrock Corporation from December 1999 to December 2001.

DESCRIPTION OF OTHER INDEBTEDNESS
Credit Agreement
      In July 2006, we amended our credit agreement to extend the term by one year to June 2009 and reduce letters of credit fees and revolver borrowing interest by 0.25%. Our credit agreement currently provides for borrowings (including letters of credit) up to the lesser of the agreement’s total capacity, $750 million as amended, or the amount of a periodically adjusted borrowing base ($2.0 billion as of June 30, 2006), consisting of Tesoro’s eligible cash and cash equivalents, receivables and petroleum inventories, as defined. As of June 30, 2006, we had no borrowings and $218 million in letters of credit outstanding under the revolving credit facility, resulting in total unused credit availability of $532 million or 71% of the eligible borrowing base. Borrowings under the revolving credit facility bear interest at either a base rate (8.25% at June 30, 2006) or a eurodollar rate (5.35% at June 30, 2006), plus an applicable margin. The applicable margin at June 30, 2006 was 1.50% in the case of the eurodollar rate, but varies based upon our credit facility availability and credit ratings. Letters of credit outstanding under the revolving credit facility incur fees at an annual rate tied to the eurodollar rate applicable margin (1.50% at June 30, 2006). We also incur commitment fees for the unused portion of the revolving credit facility at an annual rate of 0.50% as of June 30, 2006.
      The credit agreement contains covenants and conditions that, among other things, limit our ability to pay cash dividends, incur indebtedness, create liens and make investments. Tesoro is also required to maintain specified levels of fixed charge coverage and tangible net worth. We are not required to maintain the fixed charge coverage ratio if unused credit availability exceeds 15% of the eligible borrowing base. The credit agreement is guaranteed by substantially all of Tesoro’s active domestic subsidiaries and is secured by substantially all of Tesoro’s cash and cash equivalents, petroleum inventories and receivables.
      The credit agreement allows up to $250 million in letters of credit outside the credit agreement for petroleum inventories from non-U.S. vendors. In September 2005, we entered into a separate letters of credit agreement that provides up to $165 million in letters of credit for the purchase of foreign petroleum inventories. The agreement is secured by our petroleum inventories supported by letters of credit issued under the agreement and will remain in effect until terminated by either party. Letters of credit outstanding under this agreement incur fees at an annual rate of 1.25% to 1.38%. As of June 30, 2006, we had $140 million in letters of credit outstanding under this agreement. In July 2006, we increased the capacity under the separate letters of credit agreement to $250 million.
8% Senior Secured Notes Due 2008
      On April 17, 2006, we voluntarily prepaid the remaining $9 million outstanding principal balance of our 8% senior secured notes at a prepayment premium of 4%.
Senior Subordinated Notes
      In April 2002, we issued $450 million principal amount of 9 5/8% senior subordinated notes due April 1, 2012. We currently have $14 million aggregate principal amount of the senior subordinates notes outstanding. The notes have a ten-year maturity with no sinking fund requirements and are subject to optional redemption by Tesoro beginning April 1, 2007 at premiums of 4.8% through March 31, 2008, 3.2% from April 1, 2008 to March 31, 2009, 1.6% from April 1, 2009 to March 31, 2010, and at par thereafter.
      The indenture for our senior subordinated notes was amended in connection with the Tender Offer consent solicitation to remove many of the covenants and restrictions which are customary for notes of this nature. The senior subordinated notes are guaranteed by substantially all of our active domestic subsidiaries.

Junior Subordinated Notes Due 2012
      In connection with our acquisition of the California refinery, we issued to the seller two ten-year junior subordinated notes with face amounts aggregating $150 million. These notes consist of: (i) a $100 million junior subordinated note, due July 2012, which is non-interest bearing through May 16, 2007 and carries a 7.5% interest rate thereafter, and (ii) a $50 million junior subordinated note, due July 2012, which bears interest at 7.47% from May 17, 2003 through May 16, 2007 and 7.5% thereafter. The junior subordinated notes were recorded initially at a combined present value of approximately $61 million, discounted at a rate of 15.625% and 14.375%, respectively. The discount is being amortized over the term of the notes.

DESCRIPTION OF THE EXCHANGE NOTES
      Tesoro Corporation issued (i) $450 million aggregate principal amount of the Existing 2012 Notes under an Indenture among Tesoro, the Guarantors and U.S. Bank National Association, as trustee, and (ii) $450 million of the aggregate principal amount of the Existing 2015 Notes under an Indenture, among Tesoro, the Guarantors and U.S. Bank Corporate Trust National Association, as trustee, each dated as of November 16, 2005 (collectively, the “Indentures”). The Exchange Notes will also be issued under the Indentures. In this section, the 2012 Notes and the 2015 Notes are collectively referred to as the “notes” (including both the Existing Notes and the Exchange Notes). The terms of the notes include those provisions contained in the Indentures and those made part of the Indentures by reference to the Trust Indenture Act of 1939, as amended. The terms of the Exchange notes will be identical in all material respects to the outstanding Existing Notes, except that the notes will not contain certain transfer restrictions and holders of the Exchange Notes will no longer have any registration rights or be entitled to additional interest.
      The following discussion summarizes the material provisions of the Indentures and the Registration Rights Agreements relating to the notes. It does not purport to be complete, and is qualified in its entirety by reference to all of the provisions of those agreements, including the definition of certain terms, and to the Trust Indenture Act of 1939, as amended. We urge you to read the indentures and the registration rights agreements because they, and not this description, define your rights as holders of the notes. Copies of the indentures and the registration rights agreements are available as set forth below under the caption “— Additional Information”. You can find the definitions of certain terms used in this description under the caption “— Certain Definitions”. In this description, the word “Tesoro” refers only to Tesoro Corporation and does not include any of its subsidiaries. Certain other defined terms used in this description but not defined below under the caption “— Certain Definitions” have the meanings assigned to them in the indentures.
      The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders have rights under the Indentures.
Brief Description of the Notes and the Guarantees

The Notes
      The Existing Notes are, and the Exchange Notes will be:

•	general unsecured, senior obligations of Tesoro;

•	pari passu in right of payment with all future senior unsecured Indebtedness of Tesoro;

•	senior in right of payment to all existing and future subordinated Indebtedness of Tesoro, including, pursuant to its terms, Tesoro’s obligations under the Junior Subordinated Notes;

•	effectively subordinate in right of payment to all existing and future secured Indebtedness of Tesoro, including Indebtedness under the Senior Credit Facility, to the extent of the collateral securing such Indebtedness;

•	effectively subordinate in right of payment to all existing and future indebtedness and other liabilities of Tesoro’s non-guarantor Subsidiaries (other than indebtedness and liabilities owed to Tesoro or any Guarantor);

•	unconditionally guaranteed by the Guarantors on a senior unsecured basis.
      As of June 30, 2006, Tesoro had total indebtedness of approximately $1,094 million, of which approximately $180 million was junior in right of payment to the notes (including the junior subordinated notes due 2012 at face value). As of June 30, 2006, the notes (including the Exchange Notes) were effectively subordinated to $183 million of liabilities (including trade payables) of Tesoro’s non-guarantor subsidiaries. Although no indebtedness was outstanding under our Senior Credit Facility as of June 30, 2006, any borrowings thereunder will be secured Indebtedness.

The Guarantees
      The Existing Notes are, and the Exchange Notes will be, initially guaranteed by each of the Guarantors. Each Subsidiary Guarantee is or will be, as the case may be:

•	a general unsecured, senior obligation of such Guarantor;

•	pari passu in right of payment with all existing and future senior unsecured Indebtedness of such Guarantor;

•	senior in right of payment to all existing and future subordinated Indebtedness of such Guarantor;

•	effectively subordinate in right of payment to all existing and future secured Indebtedness of such Guarantor, including its guarantee of Indebtedness under the Senior Credit Facility, to the extent of the collateral securing that Indebtedness; and

•	effectively subordinate to all existing and future indebtedness and other liabilities of Tesoro’s non-guarantor Subsidiaries (other than indebtedness and liabilities owed to such Guarantor).
      As of June 30, 2006, the Guarantors had $30 million of Indebtedness outstanding.
      Not all of Tesoro’s Restricted Subsidiaries guarantee the Existing Notes or will guarantee the Exchange Notes. Furthermore, newly created or acquired Restricted Subsidiaries will be required to guarantee the notes only under the circumstances described below under the caption “— Certain Covenants — Additional Subsidiary Guarantees”. In the event of a bankruptcy, liquidation or reorganization of any non-guarantor Subsidiary, the non-guarantor Subsidiary will pay the holders of its debt and its trade creditors before it will be able to distribute any of its assets to Tesoro. Tesoro’s non-guarantor Subsidiaries had assets representing approximately 2.7% of the consolidated assets of Tesoro as of June 30, 2006, and revenue representing approximately 0.9% of the consolidated revenues of Tesoro for during the first six months of 2006.
      As of the Issue Date for the Existing Notes, all of Tesoro’s Subsidiaries were Restricted Subsidiaries. However, under the circumstances described below under the subheading “— Certain Covenants — Restricted Payments”, Tesoro will be permitted to designate certain of its Subsidiaries as “Unrestricted Subsidiaries”. Unrestricted Subsidiaries will not be subject to many of the restrictive covenants in the indentures and will not guarantee the notes.
Principal, Maturity and Interest
      The 2012 Notes will mature on November 1, 2012 and the 2015 Notes will mature on November 1, 2015. Each series of notes will bear interest at the applicable rate set forth on the cover page of this prospectus from November 16, 2005, or, if later, from the most recent interest payment date to which interest has been paid. Interest on each series of notes will be payable semiannually on May 1 and November 1 of each year, beginning on May 1, 2006. Tesoro will pay interest to those persons who are holders of record at the close of business on April 15 and October 15 of each year. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.
      Tesoro issued the Existing 2012 Notes in an initial aggregate principal amount of $450 million and the Existing 2015 Notes in an initial aggregate principal amount of $450 million. Tesoro may issue additional notes from time to time after the date hereof. Any offering of additional notes will be subject to all of the covenants in the Indentures. Each series of notes and any additional notes of such series will be treated as a single class for all purposes under the Indentures pursuant to which such series of notes was issued, including, without limitation, waivers, amendments, redemptions and offers to purchase. Any additional notes issued under an indenture will be guaranteed by the Guarantors party to such indenture.
      Principal of, and premium and interest (including special interest), if any, on, the notes will be payable, and the notes will be exchangeable and transferable, at the office or agency of Tesoro in The City of New York maintained for such purposes, which initially will be the office of the trustee in The City of New York. In addition, interest may be paid, at Tesoro’s option, by check mailed to registered holders at their respective addresses as shown on the security register for such series of notes. The notes will be issued only in fully registered form without coupons, in denominations of $2,000 and integral multiples of $1,000 in excess thereof. No service charge will be made for any registration of transfer, exchange or redemption of notes, except in specified circumstances for any tax or other governmental charge that may be imposed in connection with those transfers, exchanges or redemptions.
      The rate of interest payable on a particular series of Existing Notes will be subject to increase in certain circumstances if Tesoro does not file a registration statement relating to a registered exchange offer for such series of Existing Notes, or, in lieu thereof, a resale shelf registration statement for such series of Existing Notes, if such registration statement is not declared effective on a timely basis or if certain other conditions are not satisfied, all as further described under “— Registration Rights; Special Interest”. We filed the registration statement of which this prospectus is a part and are making the exchange offers in order to comply with our obligations under the registration rights agreements and avoid any increase in the rate of interest payable on the Existing Notes.
Subsidiary Guarantees
      Tesoro’s payment obligations with respect to each series of Existing Notes is, and with respect to each series of Exchange Notes will be, jointly and severally guaranteed on a senior basis by the Guarantors. Prior to the occurrence of an Investment Grade Rating Event, additional Domestic Subsidiaries of Tesoro will be required to become Guarantors under the circumstances described under “— Certain Covenants — Additional Subsidiary Guarantees.” The Subsidiary Guarantees of the Existing Notes are, and of the Exchange Notes will be, joint and several obligations of the Guarantors. The obligations of each Guarantor under its Subsidiary Guarantee will be limited to the maximum amount the Guarantor is permitted to guarantee under applicable law without creating a “fraudulent conveyance”. See “Risk Factors — Risks relating to the notes — The subsidiary guarantees could be deemed fraudulent conveyances under certain circumstances, and a court may try to subordinate or avoid the subsidiary guarantees”.
      Each indenture provides that, to the extent that the Subsidiary Guarantee of a Guarantor has not been released in accordance with the provisions of the indenture, such Guarantor may not sell or otherwise dispose of all or substantially all of its properties or assets to, or consolidate with or merge with or into, another Person (whether or not such Guarantor is the resulting, transferee or surviving Person) other than Tesoro or another Guarantor, unless:

(1) immediately after giving effect to such transaction, no Default or Event of Default exists; and

(2) either:

(a) the Person acquiring the properties or assets in any such sale or other disposition or the Person formed by or surviving any such consolidation or merger (if other than Tesoro or another Guarantor) unconditionally assumes, pursuant to a supplemental indenture substantially in the form specified in the indenture, all the obligations of such Guarantor under such indenture, such series of notes, its Subsidiary Guarantee and the applicable registration rights agreement on terms set forth therein; or

(b) the Net Proceeds of such sale or other disposition are applied in accordance with the provisions of the indenture described under the caption “— Repurchase at the Option of Holders — Asset Sales”.
      Each indenture provides that the Subsidiary Guarantee of a Guarantor will be released:

(1) in connection with any sale or other disposition of all or substantially all of the properties or assets of such Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Tesoro, if the sale or other disposition complies with the applicable provisions of the indenture;

(2) in connection with any sale or other disposition of all of the Capital Stock of such Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of Tesoro, if the sale or other disposition complies with the applicable provisions of the indenture;

(3) if such Guarantor is a Restricted Subsidiary and Tesoro designates such Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the indenture;

(4) upon Legal Defeasance or Covenant Defeasance as described below under the caption “— Certain Covenants — Legal Defeasance and Covenant Defeasance” or upon satisfaction and discharge of the indenture as described below under the caption “— Satisfaction and Discharge”;

(5) upon the liquidation or dissolution of such Guarantor provided that no Default or Event of Default has occurred and is continuing; or

(6) at any time after the occurrence of an Investment Grade Rating Event, at such time as such Guarantor does not have outstanding or guarantee Indebtedness in excess of a De Minimis Guaranteed Amount.
Optional Redemption
      The Existing Notes are not, and the Exchange Notes will not be, redeemable at the option of Tesoro except as described below.
      On or after November 1, 2010, the 2015 Notes will be subject to redemption at any time and from time to time at the option of Tesoro, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (including special interest), if any, thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:

Year	2015 Notes

2010	103.313%
2011	102.208%
2012	101.104%
2013 and thereafter	100.000%
      With respect to each series of notes, at any time and from time to time before November 1, 2008, Tesoro may on any one or more occasions redeem up to 35% of the aggregate principal amount of the outstanding notes of such series (which amount includes additional notes) at a redemption price of 106.250% of the principal amount thereof in the case of the 2012 Notes and 106.625% of the principal amount thereof in the case of the 2015 Notes, plus accrued and unpaid interest (including special interest), if any, thereon, to the redemption date, with the net cash proceeds (other than Designated Proceeds) of any one or more Equity Offerings; provided that at least 65% of the aggregate principal amount of such series of notes issued under the applicable indenture (which amount includes additional notes) remains outstanding immediately after each such redemption; and provided, further, that each such redemption shall occur within 120 days of the date of the closing of such Equity Offering.
      In addition, at any time and from time to time in the case of the 2012 Notes, and at any time and from time to time prior to November 1, 2010 in the case of the 2015 Notes, Tesoro may, at its option, redeem all or a portion of such series of notes at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium with respect to such series of notes plus accrued and unpaid interest (including special interest), if any, thereon, to the redemption date. Notice of such redemption must be mailed to holders of the notes called for redemption not less than 30 nor more than 60 days prior to the redemption date. The notice need not set forth the Applicable Premium but only the manner of calculation thereof. Each indenture provides that with respect to any redemption Tesoro will notify the applicable trustee of the Applicable Premium with respect to such series of notes promptly after the calculation and that the applicable trustee will not be responsible for such calculation.
      “Adjusted Treasury Rate” means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities” for the maturity corresponding to the Comparable Treasury Issue with respect to such series of notes called for redemption (if no maturity is within three months before or after November 1, 2012 in the case of the 2012 Notes or November 1, 2010 in the case of each of the 2015 Notes, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third business day immediately preceding the redemption date, plus, in the case of each of clause (i) and (ii), 0.50%.
      “Applicable Premium” means:

(1) with respect to a redemption of any of the 2012 Notes, at any redemption date, the excess of (A) the present value at such redemption date of (1) the redemption price of such notes on November 1, 2012 plus (2) all required remaining scheduled interest payments due on such series of notes through November 1, 2012 (excluding accrued and unpaid interest), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such notes on such redemption date;

(2) with respect to a redemption of any of the 2015 Notes, at any redemption date, the excess of (A) the present value at such redemption date of (1) the redemption price of such notes on November 1, 2010 (such redemption price being described above in the second paragraph of this “— Optional Redemption”) plus (2) all required remaining scheduled interest payments due on such series of notes through November 1, 2010 (excluding accrued and unpaid interest), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such notes on such redemption date.
      “Comparable Treasury Issue” means:

(1) in the case of the 2012 Notes, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to November 1, 2012, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to November 1, 2012; and

(2) in the case of the 2015 Notes, the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to November 1, 2010, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a maturity most nearly equal to November 1, 2010.
      “Comparable Treasury Price” means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate is applicable, the average of three, or such lesser number as is obtained by the applicable trustee, Reference Treasury Dealer Quotations for the redemption date.
      “Quotation Agent” means the Reference Treasury Dealer selected by the applicable trustee after consultation with Tesoro.

      “Reference Treasury Dealer” means any three nationally recognized investment banking firms selected by Tesoro that are primary dealers of Government Securities.
      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the applicable trustee, of the bid and asked prices for the Comparable Treasury Issue with respect to such series of notes, expressed in each case as a percentage of its principal amount, quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m., New York City Time, on the third business day immediately preceding the redemption date.
Selection and Notice
      If less than all of the notes of a particular series are to be redeemed at any time, selection of such notes for redemption will be made by the applicable trustee in compliance with the requirements of the principal national securities exchange, if any, on which such notes are listed, or, if such notes are not so listed, on a pro rata basis, by lot or by such method as the trustee shall deem fair and appropriate; provided that no notes of $2,000 or less shall be redeemed in part. Notices of redemption with respect to a particular series of notes shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of notes to be redeemed at its registered address.
      If any note is to be redeemed in part only, the notice of redemption that relates to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest (including special interest), if any, ceases to accrue on the notes or portions of the notes called for redemption. Any redemption or notice of redemption may, at Tesoro’s discretion, be subject to one or more conditions precedent and, in the case of a redemption with the net cash proceeds (other than Designated Proceeds) of an Equity Offering, be given prior to the completion of the related Equity Offering.
Repurchase at the Option of Holders

Change of Control Triggering Event
      Each indenture provides that, upon the occurrence of a Change of Control Triggering Event, all holders of notes issued under such indenture will have the right to require Tesoro to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such series of notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest (including special interest), if any, thereon, to the date of purchase (the “Change of Control Payment”). Within 30 days following any Change of Control Triggering Event, Tesoro will mail to each holder of such notes a notice describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase such notes on the date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the indenture and described in such notice. Tesoro will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of notes as a result of a Change of Control Triggering Event.
      With respect to any Change of Control Offer, on the Change of Control Payment Date, Tesoro will, to the extent lawful:

(1) accept for payment all notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the paying agent an amount equal to the Change of Control Payment in respect of all notes or portions thereof tendered pursuant to the Change of Control Offer; and

(3) deliver or cause to be delivered to the applicable trustee all notes accepted for purchase together with an officers’ certificate stating the aggregate principal amount of such series of notes or portions thereof being purchased by Tesoro.
      The paying agent will promptly mail to each holder of notes tendered pursuant to the Change of Control Offer the Change of Control Payment for such notes and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new note equal in principal amount to any unpurchased portion of the notes surrendered by the holder; provided that each new note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Tesoro will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.
      The Change of Control provisions described above will be applicable whether or not any other provisions of the indenture are applicable, except as set forth under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge”. Except as described above with respect to a Change of Control Triggering Event, none of the indentures will contain a provision that permits the holders of notes issued thereunder to require Tesoro to repurchase or redeem such notes in the event of a takeover, recapitalization or similar transaction.
      Tesoro’s ability to repurchase notes pursuant to a Change of Control Offer may be limited by a number of factors. The occurrence of certain of the events that constitute a Change of Control Triggering Event may constitute a default under the Credit Facilities. In addition, certain events that may constitute a change of control under the Credit Facilities and cause a default thereunder may not constitute a Change of Control Triggering Event under the indentures. Future Indebtedness of Tesoro and its Subsidiaries may also contain prohibitions on certain events that would constitute a Change of Control Triggering Event or require such Indebtedness to be repurchased upon a Change of Control Triggering Event. Moreover, the exercise by holders of notes of their right to require Tesoro to repurchase their notes could cause a default under such Indebtedness, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchase on Tesoro. Finally, Tesoro’s ability to pay cash to the holders of notes upon a repurchase may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.
      Even if sufficient funds were otherwise available, the terms of the Credit Facilities and other Indebtedness may prohibit Tesoro from prepaying or purchasing the notes before their scheduled maturity. Consequently, if Tesoro is unable to prepay or purchase any Indebtedness containing such restrictions or obtain requisite consents, it will be unable to fulfill its repurchase obligations if holders of notes exercise their repurchase rights following a Change of Control Triggering Event, which could result in a Default under the indentures. A Default under any of the indentures may result in a cross-default under other Indebtedness, including a cross-default under the indenture relating to the other series of notes.
      The Change of Control provisions described above may deter certain mergers, tender offers and other takeover attempts involving Tesoro by increasing the capital required to effectuate such transactions. The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of Tesoro and its Restricted Subsidiaries taken as a whole. There is little case law interpreting the phrase “all or substantially all” in the context of an indenture. Because there is no precise established definition of this phrase, the ability of a holder of notes to require Tesoro to repurchase the holder’s notes as a result of a sale, lease, exchange or other transfer of Tesoro’s assets to a Person or a group based on the Change of Control provisions may be uncertain.
      Tesoro will not be required to make a Change of Control Offer with respect to any series of notes upon a Change of Control Triggering Event if a third party makes the Change of Control Offer with respect to such series of notes in the manner, at the times and otherwise in compliance with the requirements set forth in the related indenture that are applicable to a Change of Control Offer made by Tesoro and purchases all notes of such series validly tendered and not withdrawn under such Change of Control Offer. A Change of Control Offer may be made with respect to any series of notes in advance of a Change of Control Triggering Event, and conditional upon the occurrence of such Change of Control

Triggering Event, if a definitive agreement for the Change of Control is in place at the time of making of the Change of Control Offer.
      With respect to each series of notes, if holders of not less than 95% in aggregate principal amount of the outstanding notes of such series validly tender and do not withdraw such notes in a Change of Control Offer and Tesoro, or any third party making a Change of Control Offer in lieu of Tesoro as described above, purchases all of the notes validly tendered and not withdrawn by such holders, Tesoro or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes of such series that remain outstanding following such purchase at a price in cash equal to the applicable Change of Control Payment plus, to the extent not included in the Change of Control Payment, accrued and unpaid interest (including special interest), if any, thereon, to the date of redemption.
      Upon the occurrence of an Investment Grade Rating Event, the Change of Control provisions described under this caption will cease to apply to Tesoro and will no longer have effect.

Asset Sales
      Each indenture provides that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) Tesoro or the Restricted Subsidiary, as the case may be, receives consideration at the time of the Asset Sale at least equal to the fair market value (which shall give effect to the assumption by another Person of any liabilities as provided for in clause (2)(a) of this paragraph and which, in the case of an Asset Sale involving consideration not exceeding $100 million, need not be determined by the Board of Directors) of the assets or Equity Interests issued or sold or otherwise disposed of;

(2) (x) at least 75% of the consideration received in such Asset Sale is in the form of cash or Cash Equivalents or (y) the fair market value of all forms of consideration other than cash or Cash Equivalents received for all Asset Sales since the Issue Date does not exceed in the aggregate 10% of Consolidated Net Worth at the time each determination is made; provided that any of the following items shall be deemed to be cash and Cash Equivalents for the purposes of this clause (2):

(a) the assumption of any liabilities (as shown on Tesoro’s or the Restricted Subsidiary’s most recent balance sheet) of Tesoro or any Restricted Subsidiary of Tesoro (other than liabilities that are by their terms subordinated to notes issued under the indenture or any Subsidiary Guarantee, other than the Junior Subordinated Notes) by the transferee of any such assets pursuant to a customary novation agreement that releases Tesoro or the Restricted Subsidiary from further liability;

(b) any securities, notes or other obligations received by Tesoro or any such Restricted Subsidiary from such transferee that are converted by Tesoro or the Restricted Subsidiary into cash or Cash Equivalents within 180 days following their receipt (to the extent of cash or Cash Equivalents received);

(c) other assets or rights used or useful in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of “Permitted Investments”; and

(d) accounts receivable of a business retained by Tesoro or any of its Restricted Subsidiaries following the sale of such business; provided, that such accounts receivable are not (x) past due more than 60 days and (y) do not have a payment date greater than 90 days from the date of the invoice creating such accounts receivable;
provided, that any Asset Sale pursuant to a condemnation, appropriation or other similar taking, including by deed in lieu of condemnation, or pursuant to the foreclosure or other enforcement of a Lien incurred not in violation of the covenant described below under the caption “Certain Covenants — Liens” or exercise by the related lienholder of rights with respect thereto, including by deed or assignment in lieu of foreclosure shall not be required to satisfy the conditions set forth in clauses (1) and (2) of this paragraph.
      Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Tesoro or the Restricted Subsidiary, as the case may be, may apply such Net Proceeds, at its option:

(a) to prepay, repay, purchase, repurchase or redeem any Senior Indebtedness of Tesoro or any Restricted Subsidiary (other than Disqualified Stock), in each case, other than Indebtedness owed to Tesoro or an Affiliate of Tesoro;

(b) to acquire a controlling interest in another business or all or substantially all of the assets or operating line of another business, in each case engaged in a Permitted Business;

(c) to make capital expenditures; or

(d) to acquire other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of “Permitted Investments”;
provided that Tesoro or the applicable Restricted Subsidiary will be deemed to have complied with clause (b) or (c) of the prior sentence if, within 365 days of such Asset Sale, Tesoro or such Restricted Subsidiary shall have commenced and not completed or abandoned an expenditure or Investment, or a binding agreement with respect to an expenditure or Investment, in compliance with clause (b) or (c), and that expenditure or Investment is substantially completed within a date one year and six months after the date of such Asset Sale. Pending the final application of any such Net Proceeds, Tesoro may temporarily reduce Indebtedness under any Credit Facility or otherwise expend or invest such Net Proceeds in any manner that is not prohibited by the indentures. Any Net Proceeds from Asset Sales described in this paragraph that are not applied or invested as provided in the first sentence of this paragraph shall be deemed to constitute “Excess Asset Sale Proceeds”.
      When the aggregate amount of Excess Asset Sale Proceeds exceeds $30 million, Tesoro will be required under each indenture to make an offer to the holders of notes issued thereunder and the holders of any Senior Indebtedness that is subject to requirements with respect to the application of net proceeds from asset sales that are substantially similar to those contained in the indenture (an “Asset Sale Offer”) to purchase on a pro rata basis (with the Excess Asset Sale Proceeds prorated between the holders of such notes and such holders of pari passu Indebtedness, including any other series of notes, based upon outstanding aggregate principal amounts) the maximum principal amount of such series of notes and such other Indebtedness that may be purchased or prepaid, as applicable, out of the prorated Excess Asset Sale Proceeds, at an offer price in cash in an amount equal to 100% of the principal amount thereof plus accrued and unpaid interest (including special interest), if any, thereon, to the date of purchase, in accordance with the procedures set forth in the indenture. To the extent that the aggregate principal amount of such series of notes and other Indebtedness tendered (and electing to be redeemed or repaid, as applicable) pursuant to an Asset Sale Offer is less than the Excess Asset Sale Proceeds, Tesoro and its Restricted Subsidiaries may use any remaining Excess Asset Sale Proceeds for general corporate purposes and any other purpose not prohibited by the indenture. If the aggregate principal amount of the particular series of notes and such other Indebtedness surrendered by holders thereof exceeds the amount of the prorated Excess Asset Sale Proceeds, Tesoro shall select notes of such series and such other Indebtedness to be purchased on a pro rata basis. Upon completion of the offer to purchase, the amount of Excess Asset Sale Proceeds shall be reset at zero.
      Upon the occurrence of an Investment Grade Rating Event, the Asset Sale provisions described under this caption will cease to apply to Tesoro and will no longer have effect.
Certain Covenants
      Each indenture contains covenants including, among others, those summarized below. Upon the occurrence of an Investment Grade Rating Event, each of the covenants described below (except for clause (1) of the first paragraph of the covenant under the caption “— Merger, Consolidation or Sale of Assets” and the covenant described under the caption “— Reports”), together with the Change of Control and Asset Sales provisions described above under the captions “— Repurchase at the Option of the Holder — Change of Control Triggering Event” and “— Repurchase at the Option of the Holder — Asset Sales”, respectively, and clause (6) of the first paragraph under the caption “— Events of Default and Remedies”, will cease to apply to Tesoro and its Subsidiaries, as the case may be, and will no longer have effect. Instead, the covenant described below under the caption “— Investment Grade Covenant” will apply to Tesoro and become effective upon the occurrence of such an Investment Grade Rating Event.

Restricted Payments
      Each indenture provides that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution on account of Tesoro’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Tesoro or any of its Restricted Subsidiaries) or to the direct or indirect holders of Tesoro’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such, in each case other than dividends or distributions declared or paid in Equity Interests (other than Disqualified Stock) of Tesoro or declared or paid to Tesoro or any of its Restricted Subsidiaries;

(2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving Tesoro) any Equity Interests of Tesoro (other than any such Equity Interests owned by a Restricted Subsidiary of Tesoro);

(3) make any payment to purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the notes, except a payment of interest or principal at its Stated Maturity; or

(4) make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(a) no Default or Event of Default shall have occurred and be continuing; and

(b) Tesoro would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock”; and

(c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Tesoro or any of its Restricted Subsidiaries after the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6), (8), (10), (11), (12) or (13) of the next succeeding paragraph), is less than the sum of:

(1) 50% of the Consolidated Net Income of Tesoro for the period (taken as one accounting period) from the Reference Date to the end of Tesoro’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss), plus

(2) 100% of the aggregate net cash proceeds (other than Designated Proceeds), or the Fair Market Value of assets or property other than cash, received by Tesoro from the issue or sale, in either case, since the Reference Date of (A) Equity Interests of Tesoro (other than Disqualified Stock), or (B) Disqualified Stock or debt securities of Tesoro that have been converted into, or exchanged for, such Equity Interests, together with the aggregate cash received at the time of such conversion or exchange, or received by Tesoro from any such conversion or exchange of such debt securities sold or issued prior to the Reference Date other than Equity Interests (or Disqualified Stock or convertible or exchangeable debt securities) sold to a Restricted Subsidiary of Tesoro and other than Disqualified Stock or debt securities that have been converted or exchanged into Disqualified Stock, plus

(3) in case any Unrestricted Subsidiary has been redesignated a Restricted Subsidiary pursuant to the terms of the indenture or has been merged, consolidated or amalgamated with or into, or transfers or conveys assets to or is liquidated into, Tesoro or a Restricted Subsidiary and provided that no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof, the lesser of (A) the book value (determined in accordance with GAAP) at the date of such redesignation, combination or transfer of the aggregate Investments made by Tesoro and its Restricted Subsidiaries in such Unrestricted Subsidiary (or of the assets transferred or conveyed, as applicable) and (B) the Fair Market Value of such Investment in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), in each case after deducting any Indebtedness of the Unrestricted Subsidiary so designated or combined or with the assets so transferred or conveyed, plus

(4) to the extent not already included in Consolidated Net Income for such period, (A) if any Restricted Investment that was made by Tesoro or any Restricted Subsidiary after the Reference Date was or is sold, as the case may be, for cash or otherwise liquidated or repaid for cash, the cash return of capital with respect to such Restricted Investment resulting from such sale or disposition (less the cost of disposition, if any) and (B) with respect to any Restricted Investment that was made by Tesoro or any Restricted Subsidiary after the Reference Date, the net reduction in such Restricted Investment resulting from payments of interest, dividends, principal repayments and other transfers and distributions of cash, assets or property, in an amount not to exceed the aggregate amount of such Restricted Investment.

      The foregoing provisions shall not prohibit:

(1) the payment of any dividend or the consummation of an irrevocable redemption of Subordinated Obligations within 60 days after the date of the declaration of such dividend or the delivery of the irrevocable notice of redemption, as the case may be, if at the date of the declaration or the date on which such irrevocable notice is delivered, such dividend or redemption would have complied with the provisions of the indenture;

(2) the making of any Restricted Payments out of the net cash proceeds (other than Designated Proceeds) of the substantially concurrent sale or issuance (a sale or issuance will be deemed substantially concurrent if such redemption, repurchase, retirement or acquisition occurs not more than 45 days after such sale or issuance) (other than to a Restricted Subsidiary of Tesoro) of Equity Interests of Tesoro (other than any Disqualified Stock), provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition, or payments, shall be excluded from clause (c) (2) of the preceding paragraph;

(3) the making of any principal payment on, or the defeasance, redemption, repurchase or other acquisition of, prior to its Stated Maturity, of any Subordinated Obligation with the net cash proceeds from an incurrence of, or in exchange for the issuance of, Permitted Refinancing Indebtedness;

(4) the payment of any dividend or distribution by a Restricted Subsidiary of Tesoro to the holders of its Equity Interests (other than Disqualified Stock) on a pro rata basis and the payment of any dividend or distribution by Tesoro to the holders of its Disqualified Stock, provided that such Disqualified Stock is issued on or after the Issue Date in accordance with the first paragraph of the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(5) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Tesoro or any Restricted Subsidiary of Tesoro held by any current or former officer, employee, consultant or director of Tesoro (or any of its Subsidiaries) pursuant to the terms of agreements (including employment agreements) and plans approved by Tesoro’s Board of Directors, including any management equity plan or stock option plan or any other management or employee benefit plan, agreement or trust, provided, however, that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests pursuant to this clause (5) shall not exceed the sum of (x) $7.5 million in any twelve-month period, (y) the aggregate net proceeds received by Tesoro during such twelve-month period from the issuance of such Equity Interests (other than Disqualified Stock) pursuant to such agreements or plans and (z) the net cash proceeds of key man life insurance received by Tesoro or its Restricted Subsidiaries after the Issue Date;

(6) repurchases of Equity Interests deemed to occur upon the cashless exercise of stock options;

(7) the purchase, redemption, defeasance or retirement, in each case, prior to its Stated Maturity, of any Indebtedness that is subordinated in right of payment to the notes by payments out of Excess Asset Sale Proceeds remaining after completion of an Asset Sale Offer, provided that (x) any payments made or value given for such purchase, redemption, defeasance or retirement shall be made out of, or shall not be in excess of, any Excess Asset Sale Proceeds remaining after completion of an Asset Sale Offer (but for the provision of the last sentence under the caption “— Repurchase at the Option of Holders — Asset Sales”) and (y) Tesoro would, at the time of such payment and after giving pro forma effect thereto as if such payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(8) the payment of reasonable and customary directors’ fees to the members of Tesoro’s Board of Directors, provided that such fees are consistent with past practice or current requirements;

(9) the purchase by Tesoro of fractional shares arising out of stock dividends, splits or combinations or business combinations;

(10) the declaration and payment of dividends on mandatorily convertible preferred stock of Tesoro (other than Disqualified Stock) issued after the Issue Date in an aggregate amount not to exceed the amount of Designated Proceeds;

(11) the making from time to time of any payment on and in connection with a prepayment, or the purchase, redemption, defeasance or refinancing from time to time, of all or a part of the Senior Subordinated Notes or the Junior Subordinated Notes;

(12) the repurchase, redemption or other acquisition or retirement for value of Equity Interests on any date where such series of notes is rated Ba2 or better by Moody’s and BB or better by S&P (or in either case, if such entity ceases to rate such notes for reasons outside of the control of Tesoro, the equivalent credit rating from any other Rating Agency), provided that on the date of such repurchase after giving pro forma effect thereto and to any related financing transactions as if the same had occurred at the beginning of Tesoro’s most recently ended four full fiscal quarters for which internal financial statements are available, Tesoro’s Leverage Ratio would have been equal to or less than 2 to 1; or

(13) other Restricted Payments in an aggregate principal amount since the Issue Date not to exceed $100 million;
provided, further, that, with respect to clauses (2), (3), (5), (6), (7), (8), (10) and (13) above, no Default or Event of Default shall have occurred and be continuing.
      In determining whether any Restricted Payment is permitted by the foregoing covenant, Tesoro may allocate or reallocate all or any portion of such Restricted Payment among the clauses (1) through (13) of the preceding paragraph or among such clauses and the first paragraph of this covenant including clauses (a), (b) and (c), provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated portions thereof, would be permitted under the various provisions of the foregoing covenant. The amount of all Restricted Payments (other than cash) shall be the Fair Market Value on the date of the transfer, incurrence or issuance of such non-cash Restricted Payment.
      The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1) immediately after giving effect to such designation, Tesoro could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test under the first paragraph of the covenant described below under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock” or the Fixed Charge Coverage Ratio of Tesoro immediately after giving effect to such designation would not be less than the Fixed Charge Coverage Ratio of Tesoro immediately prior to such designation;

(2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing; and

(3) Tesoro certifies that such designation complies with this covenant. Any such designation by the Board of Directors shall be evidenced by Tesoro promptly filing with the trustee a copy of the resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.
      The Board of Directors may designate any Subsidiary of Tesoro to be an Unrestricted Subsidiary under the circumstances and pursuant to the requirements described in the definition of “Unrestricted Subsidiary”, which requirements include that such designation will be made in compliance with this covenant. For purposes of making the determination as to whether such designation would be made in compliance with this covenant, all outstanding Investments by Tesoro and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of (1) the net book value (determined in accordance with GAAP) of such Investments at the time of such designation, (2) the Fair Market Value of such Investments at the time of such designation and (3) the original Fair Market Value of such Investments at the time they were made.

Incurrence of Indebtedness and Issuance of Disqualified Stock
      Each indenture provides that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), other than Permitted Debt, and Tesoro shall not issue, and shall not permit any of its Restricted Subsidiaries to issue, any Disqualified Stock; provided, however, that Tesoro or any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue shares of Disqualified Stock if Tesoro’s Fixed Charge Coverage Ratio for Tesoro’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.
      The provisions of the first paragraph of this covenant shall not apply to the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1) the incurrence by Tesoro or any Restricted Subsidiary of Indebtedness pursuant to one or more Credit Facilities; provided, however, that, immediately after giving effect to any such incurrence,

the aggregate principal amount (or accreted value, as applicable) of all Indebtedness incurred under this clause (1) and then outstanding does not exceed the greater of (A) $1 billion and (B) the amount of the Borrowing Base at the time of incurrence.

(2) the incurrence by Tesoro and the Guarantors of Indebtedness represented by the notes and the Subsidiary Guarantees to be issued on the Issue Date and the related exchange notes and Subsidiary Guarantees to be issued pursuant to the registration rights agreements;

(3) the incurrence by Tesoro or any of its Restricted Subsidiaries of Existing Indebtedness;

(4) the incurrence by Tesoro or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness, the net proceeds of which are applied to refinance any Indebtedness incurred in respect of any Indebtedness described under clauses (2), (3), (4), (8) or (11) of this paragraph or incurred pursuant to the first paragraph of this covenant;

(5) the incurrence by Tesoro or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Tesoro and any of its Restricted Subsidiaries; provided, however, that (A) if Tesoro or any Guarantor is the obligor and a Restricted Subsidiary of Tesoro that is not a Guarantor is the obligee on such Indebtedness, such Indebtedness will be subordinated to the payment in full of all Obligations with respect to the notes and the Subsidiary Guarantees, as the case may be, and (B)(1) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Tesoro or a Restricted Subsidiary of Tesoro and (2) any sale or other transfer of any such Indebtedness to a Person that is not either Tesoro or a Restricted Subsidiary of Tesoro shall be deemed, in each case, to constitute an incurrence of such Indebtedness by Tesoro or such Restricted Subsidiary, as the case may be, that is not then permitted by this clause (5);

(6) the incurrence by Tesoro or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations (including any Acquired Debt), in each case, incurred in connection with the purchase of, or for the purpose of financing the purchase of, the cost of construction, improvement or development of, property, plant or equipment used in the Permitted Business (including, without limitation, oil and gas properties) of Tesoro or a Restricted Subsidiary of Tesoro or incurred to extend, refinance, renew, replace, defease or refund any such purchase price or cost of construction, improvement or development, in an aggregate principal amount not to exceed $150 million at any time outstanding;

(7) the incurrence by Tesoro or any of its Restricted Subsidiaries of Indebtedness consisting of Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

(8) Indebtedness arising from agreements of Tesoro or any of its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition or acquisition of any business, assets or a Restricted Subsidiary of Tesoro or any business or assets of its Restricted Subsidiaries, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Restricted Subsidiary of Tesoro or any of its Restricted Subsidiaries for the purposes of financing such acquisition; provided, however, that (A) such Indebtedness is not reflected on the balance sheet of Tesoro or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (A)) and (B) the maximum liability in respect of all such Indebtedness incurred in connection with a disposition shall at no time exceed the gross proceeds including noncash proceeds (the Fair Market Value of such noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by Tesoro and its Restricted Subsidiaries in connection with such disposition;

(9) the guarantee by Tesoro or any Restricted Subsidiary of Indebtedness of Tesoro or a Restricted Subsidiary of Tesoro that was permitted to be incurred by any other provision of this covenant; provided that the guarantee of any Indebtedness of a Restricted Subsidiary of Tesoro that ceases to be such a Restricted Subsidiary shall be deemed a Restricted Investment at the time such Restricted Subsidiary’s status terminates in an amount equal to the maximum principal amount so guaranteed, for so long as, and to the extent that, such guarantee or security interest remains outstanding;

(10) the issuance by a Restricted Subsidiary of Tesoro of preferred stock to Tesoro or to any of its Restricted Subsidiaries; provided, however, that any subsequent event or issuance or transfer of any Equity Interests that results in the owner of such preferred stock ceasing to be Tesoro or any of its Restricted Subsidiaries or any subsequent transfer of such preferred stock to a Person, other than Tesoro or one of its Restricted Subsidiaries, shall be deemed to be an issuance of preferred stock by such Subsidiary that was not permitted by this clause (10);

(11) the incurrence by Tesoro or any of its Restricted Subsidiaries of Permitted Acquisition Indebtedness;

(12) the incurrence by Tesoro or any of its Restricted Subsidiaries of Indebtedness incurred in the ordinary course of business under (A) documentary letters of credit, or surety bonds or insurance contracts, which are to be repaid in full not more than one year after the date on which such Indebtedness is originally incurred to finance the purchase of goods by Tesoro or a Restricted Subsidiary of Tesoro, (B) standby letters of credit, surety bonds or insurance contracts issued for the purpose of supporting (1) workers’ compensation or similar liabilities of Tesoro or any of its Restricted Subsidiaries or (2) performance, payment, deposit or surety obligations of Tesoro or any of its Restricted Subsidiaries and (C) bid, advance payment and performance bonds and surety bonds or similar insurance contracts for Tesoro and its Restricted Subsidiaries, and refinancings thereof;

(13) the incurrence by Tesoro or any of its Restricted Subsidiaries of Indebtedness (in addition to Indebtedness permitted by any other provision of this covenant) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $200 million.

      To the extent Tesoro’s Unrestricted Subsidiaries incur Non-Recourse Indebtedness and any such Indebtedness ceases to be Non-Recourse Indebtedness of such Unrestricted Subsidiary, then such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of Tesoro that was subject to this covenant.
      Tesoro will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Tesoro unless such Indebtedness is also contractually subordinated in right of payment to the notes on substantially identical terms; provided, however, that no Indebtedness of Tesoro will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Tesoro solely by virtue of being unsecured.
      For purposes of determining compliance with this covenant, in the event that an item of proposed Indebtedness (including Acquired Debt) meets the criteria of more than one of the categories of Permitted Debt described above or is entitled to be incurred pursuant to the first paragraph of this covenant, Tesoro will, in its sole discretion, classify (or later classify or reclassify) in whole or in part such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness or a portion thereof may be classified (or later classify or reclassified) in whole or in part as having been incurred under more than one of the applicable clauses or pursuant to the first paragraph hereof. Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Liens
      Each indenture provides that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) upon any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned on the Issue Date or acquired after that date, securing any Indebtedness, unless:

(1) in the case of Liens securing Subordinated Obligations of Tesoro or a Restricted Subsidiary, the notes or Subsidiary Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on a senior basis to the Subordinated Obligations so secured with the same priority that the notes or Subsidiary Guarantees, as applicable, have to such Subordinated Obligations until such time as such Subordinated Obligations are no longer so secured by a Lien; and

(2) in the case of Liens securing Senior Indebtedness of Tesoro or a Restricted Subsidiary, the notes or Subsidiary Guarantees, as applicable, are contemporaneously secured by a Lien on such property or assets on an equal and ratable basis with the Senior Indebtedness so secured until such time as such Senior Indebtedness is no longer so secured by a Lien.

Dividend and Other Payment Restrictions Affecting Subsidiaries
      Each indenture provides that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of Tesoro or Tesoro to:

(1) (x) pay dividends or make any other distributions to Tesoro or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (y) pay any Indebtedness owed to Tesoro or any of its Restricted Subsidiaries; provided, that the priority of any preferred stock in receiving dividends or liquidating distributions prior to the payment of dividends or liquidating distributions on common stock shall not be deemed to be a restriction on the ability to make distributions on Capital Stock;

(2) make loans or advances to Tesoro or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to Tesoro or any of its Restricted Subsidiaries.
      Each indenture will further provide that restrictions in the first paragraph of this covenant will not apply to encumbrances or restrictions existing under or by reason of:

(a) agreements in effect on the Issue Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings (collectively, for the purposes of this covenant, “amendments”) of any such agreements or any Indebtedness outstanding on the Issue Date to which such agreements relate, provided, that such amendments are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in such agreement, as in effect on the Issue Date, as determined in good faith by an officer of Tesoro and so noted in the books and records of Tesoro and, if such agreement provides for, or evidence, Indebtedness in excess of $75 million, as determined in good faith by the Board of Directors;

(b) any Credit Facility in effect after the Issue Date to the extent its provisions are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the Credit Facilities as in effect on the Issue Date, as determined in good faith by an officer of Tesoro and so noted in the books and records of Tesoro and, if such Credit Facility provides for Indebtedness in excess of $75 million, as determined in good faith by the Board of Directors;

(c) the indenture, the notes, the Subsidiary Guarantees or any other indentures governing debt securities issued by Tesoro or any Guarantor that are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the indenture, such series of notes and the Subsidiary Guarantees, as determined in good faith by the Board of Directors;

(d) any future Liens that may be permitted to be granted under, or incurred not in violation of, any other provisions of the indenture;

(e) applicable law or any applicable rule, regulation or order;

(f) any instrument governing Indebtedness or Capital Stock, or any other agreement relating to any property or assets, of a Person acquired by Tesoro or any of its Restricted Subsidiaries as in effect at the time of such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person or such Person’s subsidiaries, so acquired, provided, that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the indenture to be incurred;

(g) restrictions of the nature described in clause (3) above by reason of customary non-assignment provisions in contracts, agreements, licenses and leases entered into in the ordinary course of business;

(h) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) above on the property so acquired;

(i) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(j) agreements relating to secured Indebtedness otherwise permitted to be incurred pursuant to the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock”, and not in violation of the covenant described above under the caption “— Liens”, that limit the right of the debtor to dispose of assets securing such Indebtedness;

(k) Permitted Refinancing Indebtedness in respect of Indebtedness referred to in clauses (a), (b), (c), (f), (h) and (j) of this paragraph, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive with respect to such dividend, distribution or other payment restrictions and loan or investment restrictions than those contained in the agreements governing the Indebtedness being refinanced, as determined in good faith by an officer of Tesoro and so noted in the books and records of Tesoro and, if such Indebtedness exceeds $75 million, as determined in good faith by the Board of Directors;

(l) provisions with respect to the disposition or distribution of assets in joint venture agreements, asset sale agreements, agreements relating to Sale/ Leaseback Transactions, stock sale agreements and other similar agreements entered into in the ordinary course of business;

(m) encumbrances or restrictions contained in, or in respect of, Hedging Obligations permitted under the indenture from time to time; and

(n) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

Merger, Consolidation or Sale of Assets
      Each indenture provides that Tesoro will not consolidate or merge with or into, or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets in one or more related transactions, to another Person unless:

(1) Tesoro is the resulting, transferee or surviving Person or the resultant, transferee or surviving Person (if other than Tesoro) shall be a corporation, limited liability company or limited partnership organized and existing under the laws of the United States or any state thereof or the District of Columbia and such resulting, transferee or surviving Person assumes, pursuant to a supplemental indenture and other documentation in form and substance reasonably satisfactory to the trustee, all of the obligations and covenants of Tesoro under the indenture, such series of notes and, if then in effect, under the related registration rights agreement; provided, that unless such resulting, transferee or surviving Person is a corporation, a corporate co-issuer of the series of notes will be added to the indenture by such supplemental indenture;

(2) immediately before and after such transaction no Default or Event of Default shall have occurred and be continuing; and

(3) except in the case of a merger of Tesoro with or into a Restricted Subsidiary, or a sale, assignment, transfer, conveyance or other disposition of properties or assets to Tesoro or a Restricted Subsidiary, either:

(a) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, Tesoro or the resultant, transferee or surviving Person (if other than Tesoro) would have a Fixed Charge Coverage Ratio that is not less than the Fixed Charge Coverage Ratio of Tesoro immediately prior to such transaction;

(b) immediately after giving pro forma effect to such transaction as if such transaction had occurred at the beginning of the applicable four-quarter period, Tesoro or the resultant, transferee or surviving Person (if other than Tesoro) would be able to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Disqualified Stock”; or

(c) immediately after giving pro forma effect to such transaction, the Consolidated Net Worth of Tesoro or the resultant, transferee or surviving Person (if other than Tesoro) would be not less than the Consolidated Net Worth of Tesoro immediately prior to such transaction.
      Upon any transaction or series of related transactions that are of the type described in, and are effected in accordance with, the foregoing paragraph, the surviving Person (if other than Tesoro) shall succeed to, and be substituted for, and may exercise every right and power of, Tesoro under the indenture and such series of notes with the same effect as if such surviving Person had been named as Tesoro in the indenture, and when a surviving Person duly assumes all of the obligations and covenants of Tesoro pursuant to the indenture and such notes, the predecessor Person shall be relieved of all such obligations.
      In addition, Tesoro may not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.
      This “Merger, Consolidation or Sale of Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among Tesoro and any of the Guarantors.

Additional Subsidiary Guarantees
      Each indenture provides that if, after the Issue Date, any Domestic Subsidiary that is not already a Guarantor (whether or not acquired or created by Tesoro or a Restricted Subsidiary after the Issue Date) has outstanding or guarantees any other Indebtedness of Tesoro or a Guarantor in excess of a De Minimis Guaranteed Amount, then such Domestic Subsidiary will become a Guarantor with respect to the notes issued thereunder by executing and delivering a supplemental indenture, in the form provided for in the indenture, to the trustee within 180 days of the date on which it guaranteed such Indebtedness.

Transactions with Affiliates
      Each indenture provides that Tesoro will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of any such Person (each of the foregoing, an “Affiliate Transaction”) if such Affiliate Transaction involves aggregate consideration in excess of $1 million, unless:

(1) such Affiliate Transaction is on terms that are no less favorable to Tesoro or the relevant Restricted Subsidiary than those that could have been obtained in a transaction by Tesoro or such Restricted Subsidiary with an unrelated Person or, if no comparable transaction is available with which to compare such Affiliate Transaction, such Affiliate Transaction is otherwise fair to Tesoro or the relevant Restricted Subsidiary from a financial point of view, as evidenced by the required deliverable provided for in clause (2) below; and

(2) Tesoro delivers to the applicable trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of at least $15 million, an officers’ certificate certifying that such Affiliate Transaction complies with clause (1) above;

(b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25 million, a resolution of its Board of Directors set forth in an officers’ certificate certifying that such Affiliate Transaction complies with clause (1) above and that such Affiliate Transaction has been approved by a majority of the disinterested members of its Board of Directors; and

(c) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $35 million and for which there are no disinterested members of its Board of Directors, an opinion as to the fairness to Tesoro of such Affiliate Transaction from a financial point of view issued by an Independent Financial Advisor;
provided, that none of the following shall be deemed to be Affiliate Transactions and therefore shall not be subject to the provisions of the preceding paragraph:

(1) Affiliate Transactions involving the purchase, sale, storage, terminalling or transportation of crude oil, natural gas and other hydrocarbons, and refined products therefrom, in the ordinary course of any Permitted Business, so long as such transactions are priced in line with industry accepted benchmark prices and the pricing of such transactions are equivalent to the pricing of comparable transactions with unrelated third parties;

(2) any employment, equity award, equity option or equity appreciation agreement or plan, agreement or other similar compensation plan or arrangement entered into by Tesoro or any of its Restricted Subsidiaries in the ordinary course of its business;

(3) transactions between or among (A) Tesoro and one or more Restricted Subsidiaries and (B) any Restricted Subsidiaries;

(4) the performance of any written agreement in effect on the Issue Date, as such agreement may be amended, modified or supplemented from time to time; provided, however, that any amendment, modification or supplement entered into after the Issue Date will be permitted only to the extent that its terms do not adversely affect the rights of any holders of the notes (as determined in good faith by an officer of Tesoro and so noted in the books and records of Tesoro, and if such Affiliate Transaction, or related series thereof, involves aggregate consideration in excess of $25 million as determined in good faith by the Board of Directors) as compared to the terms of the agreement in effect on the Issue Date;

(5) loans or advances to officers, directors and employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures and other purposes, in each case, in the ordinary course of business;

(6) maintenance in the ordinary course of business of customary benefit programs or arrangements for employees, officers or directors, including vacation plans, health and life insurance plans, deferred compensation plans and retirement or savings plans and similar plans;

(7) fees and compensation paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of Tesoro or any of its Restricted Subsidiaries in their capacity as such, to the extent such fees and compensation are reasonable and customary;

(8) sales of Equity Interests of Tesoro (other than Disqualified Stock) to Affiliates of Tesoro or any of its Restricted Subsidiaries;

(9) Restricted Payments that are permitted by the provisions of the indenture described above under the caption “— Restricted Payments”; and

(10) any transactions between Tesoro or any Restricted Subsidiary and any Person, a director of which is also a director of Tesoro or a Restricted Subsidiary; provided that such director abstains from voting as a director of Tesoro or the Restricted Subsidiary, as applicable, in connection with the approval of the transaction.

Reports
      Each indenture provides that whether or not required by the Commission’s rules and regulations, so long as any notes issued under the indenture are outstanding, Tesoro will furnish to each holder of such notes, within the time periods specified in the Commission’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed with the Commission on Forms 10-Q and 10-K if Tesoro were required to file such reports; and

(2) all current reports that would be required to be filed with the Commission on Form 8-K if Tesoro were required to file such reports.
      All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Tesoro’s consolidated financial statements by Tesoro’s certified independent accountants. In addition, Tesoro will file a copy of each of the reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.
      If at any time Tesoro is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, Tesoro will nevertheless continue filing the reports specified in the preceding paragraph with the Commission within the time periods specified above unless the Commission will not accept such a filing. Tesoro agrees that it will not take any action for the purpose of causing the Commission not to accept any such filings. If, notwithstanding the foregoing, the Commission will not accept Tesoro’s filings for any reason, Tesoro will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if Tesoro were required to file those reports with the Commission.
      In addition, Tesoro and the Guarantors agree that, for so long as any notes remain outstanding, at any time they are not required to file the reports required by the preceding paragraphs with the Commission, they will furnish to the holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.
      Tesoro will be deemed to have furnished such reports to the trustees and the holders of notes if it has filed such reports with the Commission using the EDGAR filing system and such reports are publicly available.
Investment Grade Covenant
      Each indenture provides that, upon the occurrence of an Investment Grade Rating Event, the covenant described below will apply to Tesoro and its Subsidiaries and become effective upon the occurrence of such an Investment Grade Rating Event.

Secured Indebtedness
      If Tesoro or any Subsidiary incurs any Indebtedness secured by a Lien (other than a Permitted Lien) on any Principal Property or on any share of stock or Indebtedness of a Subsidiary, Tesoro or such Subsidiary, as the case may be, will secure such series of notes equally and ratably with (or, at its option, prior to) the Indebtedness so secured until such time as such Indebtedness is no longer secured by a Lien, unless the aggregate amount of all Indebtedness secured by a Lien and the Attributable Amounts of all Sale/ Leaseback Transactions involving Principal Property would not exceed 15% of Consolidated Net Tangible Assets.
Events of Default and Remedies
      Each indenture provides that any of the following will constitute an Event of Default with respect to the series of notes issued thereunder:

(1) default for 30 days in the payment when due of interest on, or special interest with respect to, such series of notes;

(2) default in payment when due of the principal of, or premium, if any, on such series of notes;

(3) failure by Tesoro or any of its Restricted Subsidiaries to comply with the provisions described above under the captions “— Certain Covenants — Merger, Consolidation or Sale of Assets” and “— Repurchase at the Option of Holders — Change of Control Triggering Event” and such failure continues for 30 days after written notice is given to Tesoro as provided below;

(4) failure by Tesoro or any of its Restricted Subsidiaries to comply with any of other agreement in the indenture or such series of notes (other than a failure that is subject to clause (1), (2) or (3) above) and such failure continues for 60 days after written notice is given to Tesoro as provided below;

(5) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Tesoro or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Tesoro or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates without duplication $30 million or more, and such default shall not have been cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within ten business days after the running of such grace period or the occurrence of such acceleration;

(6) failure by Tesoro or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $30 million (excluding amounts covered by insurance), which judgments are not paid, discharged or stayed for a period of 60 days;

(7) certain events of bankruptcy or insolvency with respect to Tesoro, or any group of Subsidiaries that when taken together, would constitute a Significant Subsidiary or any Significant Subsidiary upon the occurrence of such events; and

(8) except as permitted by the indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any such Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee (other than by reason of the termination of the indenture or the release of any such Subsidiary Guarantee in accordance with the indenture).

      With respect to a particular series of notes, a Default under clause (3) or clause (4) above will not be an Event of Default until the applicable trustee or the holders of not less than 25% in the aggregate principal amount of the outstanding notes of the series notify Tesoro of the Default and Tesoro does not cure such Default within the specified time after receipt of such notice.
      If any Event of Default occurs and is continuing with respect to a particular series of notes, the applicable trustee or the holders of at least 25% in aggregate principal amount of the outstanding notes of the series may declare all notes of the series to be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Tesoro, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding notes of the series will become due and payable without further action or notice. Holders of notes may not enforce the indenture except as provided therein. Subject to certain limitations, the holders of a majority in principal amount of outstanding notes of a particular series may direct the applicable trustee in its exercise of any trust or power. The trustee may withhold notice from holders of the applicable series of notes of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or special interest) if it determines that withholding notice is in their interest.
      In the case of an Event of Default specified in clause (5) of the first paragraph under this caption, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded with respect to the notes, automatically and without any action by the applicable trustee or the holders of such notes, if within 60 days after such Event of Default first arose Tesoro delivers an Officers’ Certificate to the trustee stating that (1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (2) the holders of the Indebtedness have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (3) the default that is the basis for such Event of Default has been cured; provided, however, that in no event shall an acceleration of the principal amount of such series of notes as described above be annulled, waived or rescinded upon the happening of any such events.
      The holders of a majority in aggregate principal amount of the outstanding notes of a particular series by notice to the applicable trustee may on behalf of all holders of such series of notes (1) waive any existing Default or Event of Default and its consequences under the indenture, except a continuing Default or Event of Default in the payment of interest (including special interest), if any, on, or the principal of or premium on, such series of notes and (2) rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal or interest (including special interest) that has become due solely because of the acceleration) have been cured or waived.
      Under each indenture, Tesoro will be required to deliver to the applicable trustee annually a statement regarding compliance with the indenture and Tesoro will be required upon becoming aware of any Default or Event of Default under the indenture to deliver to the trustee a statement specifying such Default or Event of Default.
      Upon the occurrence of an Investment Grade Rating Event, clause (6) of the first paragraph under this caption will cease to apply to Tesoro and will no longer have effect.
No Personal Liability of Directors, Officers, Employees, Managers, Incorporators, Members, Partners and Stockholders
      No director, officer, employee, manager, incorporator, member, partner or stockholder or other owner of Capital Stock of Tesoro or any of its Subsidiaries, as such, shall have any liability for any obligations of Tesoro or any Guarantor under any series of notes, the Subsidiary Guarantees or the indentures or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of a note by accepting the note waives and releases all such liability. The waiver and release are part of the consideration for issuance of each series of the notes. Such waiver may not be effective to waive liabilities under the federal securities laws, and it is the view of the Commission that such a waiver is against public policy.
Legal Defeasance and Covenant Defeasance
      With respect to each series of notes, Tesoro may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding notes of such series and all obligations of the Guarantors discharged with respect to their Subsidiary Guarantees (“Legal Defeasance”) except for:

(1) the rights of holders of the outstanding notes of such series to receive payments in respect of the principal of, premium, if any, and interest (including special interest), if any, on such notes when such payments are due (but not the Change of Control Payment or the payment pursuant to an Asset Sale Offer) from the trust referred to below;

(2) Tesoro’s obligations with respect to holders of notes of such series concerning issuing temporary notes, registration of notes, mutilated, destroyed, lost or stolen notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the applicable trustee and Tesoro’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the related indenture.
      In addition, with respect to each series of notes, Tesoro may, at its option and at any time, elect to have the obligations of Tesoro and the Guarantors released with respect to certain covenants that are described in the related indenture (“Covenant Defeasance”), and thereafter any omission to comply with such obligations shall not constitute a Default or Event of Default with respect to such series of notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described above under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the series of notes.
      In order to exercise either Legal Defeasance or Covenant Defeasance with respect to a particular series of notes:

(1) Tesoro must irrevocably deposit with the applicable trustee, in trust, for the benefit of the holders of notes of the series, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, and premium, if any, and interest (including special interest), if any, on the outstanding notes of the series on the stated maturity or on the applicable redemption date, as the case may be, and Tesoro must specify whether such notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, Tesoro shall have delivered to the applicable trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that (A) Tesoro has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding notes of the series will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, Tesoro shall have delivered to the applicable trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that the holders of the outstanding notes of the series will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default with respect to the series of notes shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness or the grant of Liens securing such Indebtedness, all or a portion of the proceeds of which will be applied to such deposit) or insofar as Events of Default from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit;

(5) such deposit will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the indenture) to which Tesoro or any of its Restricted Subsidiaries is a party or by which Tesoro or any of its Restricted Subsidiaries is bound, or if such breach, violation or default would occur, which is not waived as of, and for all purposes, on and after, the date of such deposit;

(6) Tesoro shall have delivered to the applicable trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(7) Tesoro must deliver to the trustee an officers’ certificate stating that the deposit was not made by Tesoro with the intent of preferring the holders of the series of notes over the other creditors of Tesoro with the intent of defeating, hindering, delaying or defrauding creditors of Tesoro or others; and

(8) Tesoro must deliver to the applicable trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent provided for relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Satisfaction and Discharge
      Each indenture will be discharged and will cease to be of further effect as to the series of notes issued thereunder when:

(a) either (1) all notes of the series theretofore authenticated and delivered (except lost, stolen or destroyed notes which have been replaced or paid and notes for whose payment money has heretofore been deposited in trust and thereafter repaid to Tesoro) have been delivered to the applicable trustee for cancellation; or (2) all notes of the series not theretofore delivered to the trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and Tesoro has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders of such notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on such notes not theretofore delivered to the trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default or Event of Default with respect to the indenture or the series of notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which Tesoro is a party or by which Tesoro is bound;

(c) Tesoro has paid or caused to be paid all sums due and payable by it under the indenture; and

(d) Tesoro has delivered irrevocable instructions to the applicable trustee to apply the deposited money toward the payment of the series of notes at maturity or the redemption date, as the case may be.

      In addition, Tesoro must deliver an officers’ certificate and an opinion of counsel to the applicable trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.
Transfer and Exchange
      A holder may transfer or exchange notes of a particular series in accordance with the related indenture. The registrar and the trustee may require such holder, among other things, to furnish appropriate endorsements and transfer documents and Tesoro may require such holder to pay any taxes and fees required by law or permitted by the indenture. Tesoro is not required to transfer or exchange notes of a particular series selected for redemption. Also, Tesoro is not required to transfer or exchange notes of a particular series in respect of which a notice of redemption has been given for a period of 15 days before a selection of the notes to be redeemed. The registered holder of a note will be treated as the owner of it for all purposes.
Amendment, Supplement and Waiver
      Except as provided in the next two succeeding paragraphs, with respect to each series of notes, the indenture, such series of notes or the Subsidiary Guarantees may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the outstanding notes of the series (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such notes) and any existing Default or compliance with any provision of the indenture or such notes may be waived with the consent of the holders of a majority in principal amount the outstanding notes of the series (including, without limitation, consents obtained in connection with a tender offer or exchange offer for such notes).
      With respect to each series of notes, without the consent of each holder affected, an amendment, supplement or waiver may not (with respect to any notes of the series held by a non-consenting holder):

(1) reduce the principal amount of the notes of the series whose holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed maturity of any note of the series or alter the provisions with respect to the redemption of notes of the series (other than provisions relating to the covenants described above under the caption “— Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest or special interest on any note of the series;

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest or special interest, if any, on the notes of the series (except a rescission of acceleration of such notes by the holders of at least a majority in aggregate principal amount of such notes and a waiver of the payment default that resulted from such acceleration);

(5) make any note of the series payable in money other than that stated in such note;

(6) make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes of the series to receive payments of principal of or premium, if any, or interest or special interest, if any, on notes of the series;

(7) waive a redemption payment with respect to any note of the series (other than a payment required by one of the covenants described above under the caption “— Repurchase at the Option of Holders”); or

(8) make any change in the foregoing amendment and waiver provisions.

      Notwithstanding the foregoing, with respect to any series of notes, Tesoro and the trustee may without the consent of any holder thereof amend or supplement the related indenture, such notes or the Subsidiary Guarantees:

(1) to cure any ambiguity, defect or inconsistency;

(2) to provide for uncertificated notes in addition to or in place of certificated notes;

(3) to provide for the assumption of Tesoro’s or any Guarantor’s obligations to holders of such series of notes in the case of a merger or consolidation or sale of all or substantially all of Tesoro’s or such Guarantor’s assets, including the addition of any required co-issuer of such series of notes;

(4) to make any change that would provide any additional rights or benefits to the holders of notes of the series or that does not adversely affect the legal rights of any such holders under the indenture;

(5) to comply with requirements of the Commission in order to effect or maintain the qualification of the indenture under the Trust Indenture Act;

(6) to add any additional Guarantor or to release any Guarantor from its Subsidiary Guarantee, to evidence or provide for the acceptance of appointment of a successor trustee or to add any additional Events of Default, in each case, as provided in the indenture;

(7) to secure the notes of the series;

(8) to conform the text of the indenture, such notes or the Subsidiary Guarantees to any provision of this “Description of the Notes” to the extent that such provision in this “Description of the Notes” was intended to be a recitation of a provision of the indenture, the notes of the series or the Subsidiary Guarantees; or

(9) to provide for the issuance of exchange notes and related guarantees or additional notes and related guarantees.
Concerning the Trustee
      Each indenture contains certain limitations on the rights of the applicable trustee, should it become a creditor of Tesoro, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the Commission for permission to continue or resign.
      The holders of a majority in principal amount of the outstanding notes of a particular series will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the applicable trustee, subject to certain exceptions. Each indenture provides that if an Event of Default shall occur and be continuing with respect to notes issued under the indenture, the applicable trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes issued thereunder, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against any loss, liability or expense.
Additional Information
      Anyone who receives this prospectus may obtain a copy of the indentures and the registration rights agreements without charge by writing to Tesoro Corporation, 300 Concord Plaza Drive, San Antonio, Texas 78216-6999, Attention: Vice President and Treasurer.

Book-Entry, Delivery and Form
      Each series of Existing Notes was offered and sold to qualified institutional buyers in reliance on Rule 144A (“Rule 144A notes”). Existing Notes of each such series were also offered and sold in offshore transactions in reliance on Regulation S (the “Rule 144A notes”). Each series of Rule 144A Notes was initially represented by one or more global notes in registered form without interest coupons (collectively, the “Rule 144A global notes”). Each series of Regulation S Notes was initially represented by one or more global notes in registered form without interest coupons (collectively, the “Regulation S global notes” and, together with the Rule 144A notes, the “global notes”). The Exchange Notes of each series are similarly expected to initially be represented by one or more global notes in registered form without interest coupons.
      Each series of global notes will be deposited upon issuance with the applicable trustee as custodian for The Depository Trust Company (the “Depository”), in New York, New York, and registered in the name of the Depository or its nominee, in each case, for credit to an account of a direct or indirect participant of the Depository as described below. Through and including the 40th day after the later of the commencement of the offering of the Existing Notes (such period through and including such 40th day, the “Distribution Compliance Period”), beneficial interests in the Regulation S global notes may be held only through Euroclear System (“Euroclear”) and Clearstream Banking N.A. (“Clearstream”) (as indirect participants in the Depository). See “— Depository Procedures — Exchanges between Regulation S Notes and the Rule 144A Global Note”. Beneficial interests in a Rule 144A global note may not be exchanged for beneficial interests in a Regulation S global note at any time except in the limited circumstances described below. See “— Depository Procedures — Exchanges between Regulation S Notes and a Rule 144A Global Note”.
      Except as set forth below, the global notes may be transferred, in whole and not in part, only to another nominee of the Depository or to a successor of the Depository or its nominee. Beneficial interests in the global notes may not be exchanged for notes in certificated form except in the limited circumstances described below. See “— Depository Procedures — Exchange of Book-Entry Notes for Certificated Notes”.
      The Rule 144A global notes (including beneficial interests in the Rule 144A global notes) are subject to certain restrictions on transfer and bear a restrictive legend as described under “Notice to Investors”. In addition, transfers of beneficial interests in the global notes are subject to the applicable rules and procedures of the Depository and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.
      The notes may be presented for registration of transfer and exchange at the offices of the registrar.
Depository Procedures
      The following description of the operations and procedures of the Depository, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Tesoro takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.
      The Depository has advised Tesoro that it is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to the Depository’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of the Depository only through the Participants or the Indirect Participants.

The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of the Depository are recorded on the records of the Participants and Indirect Participants.
      The Depository has also advised Tesoro that, pursuant to procedures established by it:

(1) upon deposit of the global notes, the Depository will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the global notes; and

(2) ownership of these interests in the global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by the Depository (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the global notes).
      Investors in the Rule 144A global notes who are Participants in the Depository’s system may hold their interests therein directly through the Depository. Investors in the Rule 144A global notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. Investors in the Regulation S global notes must initially hold their interests therein through Euroclear or Clearstream, if they are participants in such systems, or indirectly through organizations that are participants in such systems. After the expiration of the Distribution Compliance Period (but not earlier), investors may also hold interests in the Regulation S global notes through Participants in the Depository system other than Euroclear and Clearstream. Euroclear and Clearstream will hold interests in the Regulation S global notes on behalf of their participants through customers’ securities accounts in their respective names on the books of their respective depositories, which are Euroclear Bank S.A./ N.V., as operator of Euroclear, and Citibank, N.A., as operator of Clearstream. All interests in a global note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of the Depository. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.
      The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to such Persons will be limited to that extent. Because the Depository can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a global note to pledge such interests to Persons that do not participate in the Depository’s system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.
      Except as described below, owners of an interest in the global notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indentures for any purpose.
      Payments in respect of the principal of, and interest and premium, if any, and Additional Interest, if any, on a global note registered in the name of the Depository or its nominee will be payable to the Depository in its capacity as the registered holder under the applicable indenture. Under the terms of each indenture, Tesoro and the trustee will treat the persons in whose names the series of notes, including the global notes, are registered as the owners of the series notes for the purpose of receiving payments and for all other purposes. Consequently, neither Tesoro, the applicable trustee nor any agent of Tesoro or the trustee has or will have any responsibility or liability for:

(1) any aspect of the Depository’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the global notes or for maintaining, supervising or reviewing any of the Depository’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the global notes; or

(2) any other matter relating to the actions and practices of the Depository or any of its Participants or Indirect Participants.
      The Depository has advised Tesoro that its current practice, upon receipt of any payment in respect of securities such as the notes (including principal and interest), is to credit the accounts of the relevant

Participants with the payment on the payment date unless the Depository has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of the Depository. Payments by the Participants and the Indirect Participants to the beneficial owners of a series of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of the Depository, the applicable trustee or Tesoro. Neither Tesoro nor the applicable trustee will be liable for any delay by the Depository or any of the Participants or the Indirect Participants in identifying the beneficial owners of the series of notes, and Tesoro and the trustee may conclusively rely on and will be protected in relying on instructions from the Depository or its nominee for all purposes.
      Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between Participants in the Depository will be effected in accordance with the Depository’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.
      Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants in the Depository, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through the Depository in accordance with the Depository’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note in the Depository, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depository. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.
      The Depository has advised Tesoro that it will take any action permitted to be taken by a holder of a series of notes only at the direction of one or more Participants to whose account the Depository has credited the interests in the global notes for the series and only in respect of such portion of the aggregate principal amount of such notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the applicable indenture, the Depository reserves the right to exchange the global notes for the series for legended notes of the series in certificated form, and to distribute such notes to its Participants.
      Although the Depository, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Rule 144A global notes of a series and the Regulation S global notes of such series among participants in the Depository, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of Tesoro, the trustee or any of their respective agents will have any responsibility for the performance by the Depository, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Book-Entry Notes for Certificated Notes
      A global note of a series is exchangeable for definitive notes of the series in registered certificated form if (1) the Depository (A) notifies Tesoro that it is unwilling or unable to continue as depository for the global note and Tesoro thereupon fails to appoint a successor depository or (B) has ceased to be a clearing agency registered under the Exchange Act or (2) Tesoro, at its option, notifies the applicable trustee in writing that it elects to cause issuance of such notes in certificated form. In addition, beneficial interests in a global note may be exchanged for certificated notes of the series upon request but only upon at least 20 days prior written notice given to the applicable trustee by or on behalf of the Depository in accordance with customary procedures. In all cases, certificated notes delivered in exchange for any global note or beneficial interest therein will be registered in names, and issued in any approved denominations, requested by or on behalf of the Depository (in accordance with its customary procedures) and will bear the restrictive legend referred to in “Notice to Investors” unless Tesoro determines otherwise in compliance with applicable law.

Exchanges Between Regulation S Notes and a Rule 144A Global Note
      Beneficial interests in Regulation S global notes of a series may be transferred to a person who takes delivery in the form of an interest in a Rule 144A global note of the series only if:

(1) such exchange occurs in connection with a transfer of such notes pursuant to Rule 144A; and

(2) the transferor first delivers to the applicable trustee a written certificate (in the form provided in the indenture pursuant to which the notes were issued) to the effect that such notes are being transferred to a person:

(a) who the transferor reasonably believes to be a qualified institutional buyer within the meaning of Rule 144A;

(b) purchasing for its own account or the account of a qualified institutional buyer in a transaction meeting the requirements of Rule 144A; and

(c) in accordance with all applicable securities laws of the states of the United States and other jurisdictions.
      Beneficial interests in Rule 144A global notes of a series may be transferred to a person who takes delivery in the form of an interest in Regulation S global notes, whether before or after the expiration of the Distribution Compliance Period, only if the transferor first delivers to the trustee a written certificate to the effect that such transfer is being made in accordance with Rule 903 or 904 of Regulation S and that, if such transfer occurs prior to the expiration of the Distribution Compliance Period, the interest transferred will be held immediately thereafter through Euroclear and Clearstream.
      Any beneficial interest in one of the global notes of a series that is transferred to a person who takes delivery in the form of an interest in another global note of such series will, upon transfer, cease to be an interest in such global note and become an interest in such other global note, and accordingly, will thereafter be subject to all transfer restrictions and other procedures applicable to beneficial interests in such other global note for as long as it remains such an interest.
      Transfers involving an exchange of a beneficial interest in the Regulation S global note of a series for a beneficial interest in the Rule 144A global note of the series or vice versa will be effected by the Depository by means of an instruction originated by the applicable trustee through the Depository’s “Deposit Withdraw at Custodian” system. Accordingly, in connection with such transfer, appropriate adjustments will be made to reflect a decrease in the principal amount of the Regulation S global note of such series and a corresponding increase in the principal amount of the Rule 144A global note of such series or vice versa, as applicable.

Certificated Notes
      Subject to certain conditions, any person having a beneficial interest in a global note may, upon request to the applicable trustee, exchange such beneficial interest for notes of the series in the form of certificated notes. Upon any such issuance, the trustee is required to register such certificated notes in the name of, and cause the same to be delivered to, such person or persons (or the nominee of any thereof). All such certificated notes would be subject to the legend requirements described herein under “Notice to Investors”. In addition, if (1) Tesoro notifies the applicable trustee in writing that the Depository is no longer willing or able to act as a depository and Tesoro is unable to locate a qualified successor within 90 days or (2) Tesoro, at its option, notifies the applicable trustee in writing that it elects to cause the issuance of a series of notes in the form of certificated notes of the series under the applicable indenture, then, upon surrender by the global note holder of its global note, notes in such form will be issued to each person that the global note holder and the Depository identify as being the beneficial owner of the related notes.
      Neither Tesoro nor the applicable trustee will be liable for any delay by a global note holder or the Depository in identifying the beneficial owners of a series of notes and Tesoro and the trustee may conclusively rely on, and will be protected in relying on, instructions from the global note holder or the Depository for all purposes.

Same Day Settlement and Payment
      Each indenture requires that payments in respect of notes issued thereunder which are represented by a global note (including principal, premium, if any, and interest (including special interest), if any) be made by wire transfer of immediately available funds to the accounts specified by the global note holder. With respect to certificated notes, Tesoro will make all payments of principal, premium, if any, interest (including special interest), if any, by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. Tesoro expects that secondary trading in the certificated notes will also be settled in immediately available funds.
Registration Rights; Special Interest
      Tesoro has entered into a separate registration rights agreement with the initial purchasers with respect to each series of Existing Notes. Pursuant to the applicable registration rights agreement, Tesoro has agreed to file with the Commission an exchange offer registration statement on the appropriate form under the Securities Act with respect to the series of notes covered thereby. Upon the effectiveness of the exchange offer registration statement, Tesoro will offer pursuant to a registered exchange offer to the holders of the Transfer Restricted Securities covered by the agreement who are able to make certain representations the opportunity to exchange Transfer Restricted Securities for exchange notes. We filed the registration statement of which this prospectus is a part and are making the exchange offers in order to comply with our obligations under the registration rights agreements and avoid any increase in the rate of interest payable on the Existing Notes. If (1) Tesoro is not required to file the exchange offer registration statement or permitted to consummate the registered exchange offers because the registered exchange offers are not permitted by applicable law or Commission policy or (2) any holder of Transfer Restricted Securities covered by the applicable registration rights agreement notifies Tesoro within 20 business days following consummation of the registered exchange offers that (A) it is prohibited by law or Commission policy from participating in the registered exchange offers or (B) it may not resell exchange notes that it acquires in the registered exchange offers to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales or (C) that it is a broker-dealer and owns notes of the series acquired directly from Tesoro or an affiliate of Tesoro, Tesoro will file with the Commission a shelf registration statement to cover resales of notes covered by the applicable registration rights agreement by holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement. Tesoro will use its reasonable best efforts to cause the registration statement to be declared effective as promptly as possible by the Commission. For purposes of the foregoing, “Transfer Restricted Securities” means, with respect to a particular series of notes, each note of the series until (1) the date on which such note has been exchanged for an exchange note by a person other than a broker-dealer in the registered exchange offer, (2) following the exchange of such note for an exchange note by a broker-dealer in the registered exchange offers, the date on which the exchange note is sold to a purchaser who receives from such broker-dealer on or prior to the date of such sale a copy of the prospectus contained in the exchange offer registration statement, (3) the date on which such note has been effectively registered under the Securities Act and disposed of in accordance with the shelf registration statement or (4) the date on which such note is distributed to the public pursuant to Rule 144 under the Securities Act.

      Each registration rights agreement provides that:

(1) Tesoro will file an exchange offer registration statement with respect to the notes covered by the registration rights agreement with the Commission on or prior to 240th day after the closing of this offering;

(2) Tesoro will use its reasonable best efforts to have the exchange offer registration statement declared effective by the Commission on or prior to the date that is one year from the date of the closing of this offering;

(3) unless the registered exchange offer would not be permitted by applicable law or Commission policy, Tesoro will commence the registered exchange offer and use its reasonable best efforts to issue on or prior to the date that is 60 days after the date on which the exchange offer registration statement was declared effective by the Commission, exchange notes in exchange for all notes tendered prior thereto in the registered exchange offer; and

(4) if obligated to file the shelf registration statement with respect to the notes covered by the registration rights agreement, Tesoro will use its reasonable best efforts to file the shelf registration statement with the Commission on or prior to the date that is 30 days after such filing obligation arises and to cause the shelf registration to be declared effective by the Commission on or prior to the date that is 90 days after the date upon which Tesoro is obligated to make such filing.
      If (a) Tesoro fails to file any of the registration statements required by the applicable registration rights agreement on or before the date specified for such filing, (b) any of such registration statements is not declared effective by the Commission on or prior to the date specified for such effectiveness (the “Effectiveness Target Date”), or (c) Tesoro fails to consummate the registered exchange offer within 60 days of the Effectiveness Target Date with respect to the exchange offer registration statement, or (d) the shelf registration statement or the exchange offer registration statement is declared effective but thereafter ceases to be effective or usable in connection with resales of Transfer Restricted Securities during the periods specified in the applicable registration rights agreement (each such event referred to in clauses (a) through (d) above, a “Registration Default”), then Tesoro will pay special interest to each holder of notes of the series covered by the registration rights agreement with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $0.05 per week per $1,000 principal amount of such notes held by the holder. The amount of special interest will increase by an additional $0.05 per week per $1,000 principal amount of such notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of special interest of $0.50 per week per $1,000 principal amount of such notes. All accrued special interest with respect to any series of notes will be paid by Tesoro on each damages payment date to the holder of the global notes for such series by wire transfer of immediately available funds or by federal funds check and to holders of certificated securities by wire transfer to the accounts specified by them or by mailing checks to their registered addresses if no such accounts have been specified. Following the cure of all Registration Defaults relating to a particular series of notes, the accrual of special interest with respect to such notes will cease.
      Under each registration rights agreement, the holders of the series of notes covered thereby are required to make certain representations to Tesoro (as described in the applicable registration rights agreement) in order to participate in the registered exchange offer. Holders of the notes of the series will additionally be required to deliver information to be used in connection with any shelf registration statement relating to the series and to provide comments on any such shelf registration statement within the time periods set forth in the related registration rights agreement in order to have notes covered by the agreement included in the shelf registration statement and to benefit from the provisions regarding special interest set forth above.

Certain Definitions
      Set forth below are certain defined terms used in each indenture. Reference is made to the Indentures for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.
      “Acquired Debt” means, with respect to any specified Person:

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person, but excluding, in any event, Indebtedness that is extinguished, retired or repaid in connection with such Person merging with or becoming a Restricted Subsidiary of such specified Person.
      “Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, for purposes of the covenant described under the caption “— Certain Covenants — Transactions with Affiliates” and the use of the term “Affiliates” thereunder, beneficial ownership of 10% or more of the voting securities of a specified Person shall be deemed to be control by the owner thereof.
      “Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of any assets or rights (including, without limitation, by way of a Sale/ Leaseback Transaction) other than in the ordinary course of business, or any damage or loss of property resulting in the payment of property insurance or condemnation proceeds to Tesoro or any Restricted Subsidiary (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Tesoro and its Restricted Subsidiaries taken as a whole will be governed by the covenants described above under the captions “— Repurchase at the Option of Holders — Change of Control Triggering Event” and “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”); and

(2) the issue or sale by Tesoro or any of its Restricted Subsidiaries of Equity Interests of any of Tesoro’s Restricted Subsidiaries,
in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions, (a) that have a Fair Market Value in excess of $10 million or (b) for Net Proceeds in excess of $10 million; provided that the following will not be deemed to be Asset Sales:

(1) any sale or exchange of production of crude oil, natural gas and natural gas liquids, or refined products or residual hydrocarbons, or any other asset or right constituting inventory, made in the ordinary course of the Permitted Business;

(2) any disposition of assets in trade or exchange for assets of comparable Fair Market Value used or usable in any Permitted Business (including, without limitation, the trade or exchange for a controlling interest in another business or all or substantially all of the assets or operating line of a business, in each case, engaged in a Permitted Business or for other non-current assets to be used in a Permitted Business, including, without limitation, assets or Investments of the nature or type described in clause (13) of the definition of “Permitted Investments”); provided that (x) except for trades or exchanges of oil and gas properties and interests therein for other oil and gas properties and interests therein, if the fair market value of the assets so disposed of, in a single transaction or in a series of related transactions, is in excess of $35 million, Tesoro shall obtain an opinion or report from an Independent Financial Advisor confirming that the assets received by Tesoro and the Restricted Subsidiaries in such trade or exchange have a fair market value of at least the fair market value of the assets so disposed and (y) any cash or Cash Equivalents received by Tesoro or a Restricted Subsidiary in connection with such trade or exchange (net of any transaction costs of the type deducted under the definition of “Net Proceeds”) shall be treated as Net Proceeds of an Asset Sale and shall be applied in the manner set forth in the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”;

(3) a transfer of assets by Tesoro to a Restricted Subsidiary of Tesoro or by a Restricted Subsidiary of Tesoro to Tesoro or to a Restricted Subsidiary of Tesoro;

(4) an issuance or sale of Equity Interests by a Restricted Subsidiary of Tesoro to Tesoro or to another Restricted Subsidiary of Tesoro;

(5) (A) a Permitted Investment or (B) a Restricted Payment that is permitted by the covenant described above under the caption “Certain Covenants — Restricted Payments”;

(6) the trade, sale or exchange of Cash Equivalents;

(7) the sale, exchange or other disposition of obsolete assets not integral to any Permitted Business;

(8) the abandonment or relinquishment of assets or property in the ordinary course of business, including without limitation the abandonment, relinquishment or farm-out of oil and gas leases, concessions or drilling or exploration rights or interests therein;

(9) any lease of assets entered into in the ordinary course of business and with respect to which Tesoro or any Restricted Subsidiary of Tesoro is the lessor and the lessee has no option to purchase such assets for less than fair market value at any time the right to acquire such asset occurs;

(10) the disposition of assets received in settlement of debts accrued in the ordinary course of business;

(11) the creation or perfection of a Lien on any properties or assets (or any income or profit therefrom) of Tesoro or any of its Restricted Subsidiaries that is not prohibited by any covenant of the indenture;

(12) the surrender or waiver in the ordinary course of business of contract rights or the settlement, release or surrender of contractual, non-contractual or other claims of any kind; and

(13) the grant in the ordinary course of business of any non-exclusive license of patents, trademarks, registrations therefor and other similar intellectual property.

      “Attributable Amount” means, with respect to any Sale/ Leaseback Transaction involving any Principal Property, as at the time of determination, the present value (discounted at the interest rate borne by the notes, compounded annually) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended); provided, however, that the Attributable Amount of each of the following Sale/ Leaseback Transactions involving a Principal Property shall, in each case, be zero:

(1) a Sale/ Leaseback Transaction in which the lease is for a period, including renewal rights, not in excess of three years;

(2) a Sale/ Leaseback Transaction in which the transfer of the Principal Property is made within 270 days of the acquisition or construction of, or the completion of a material improvement to, such Principal Property;

(3) a Sale/ Leaseback Transaction in which the lease secures or relates to industrial revenue or pollution control bonds;

(4) a Sale/ Leaseback Transaction in which the transaction is between or among Tesoro and one or more Restricted Subsidiaries or between or among Restricted Subsidiaries; or

(5) a Sale/ Leaseback Transaction pursuant to which Tesoro, within 270 days after the completion of the transfer of the Principal Property, applies toward the retirement of its Indebtedness or the Indebtedness of a Restricted Subsidiary, or to the purchase of other property constituting a Principal Property, the greater of the net proceeds from the transfer of the Principal Property and the fair market value of the Principal Property; provided, however, that the amount that must be applied to the retirement of Indebtedness shall be reduced by:

(a) the principal amount of any debentures, notes or debt securities (including the notes) of Tesoro or a Restricted Subsidiary surrendered to the applicable trustee or agent for retirement and cancellation within 270 days of the completion of the transfer of the Principal Property;

(b) the principal amount of any Indebtedness not included in clause (5)(a) of this definition to the extent such amount of Indebtedness is voluntarily retired by Tesoro or a Restricted Subsidiary within 270 days of the completion of the transfer of the Principal Property; and

(c) all fees and expenses associated with the Sale/ Leaseback Transaction.
      “Board of Directors” means the Board of Directors of Tesoro or any committee thereof duly authorized to act on behalf of such Board.
      “Borrowing Base” means, as of any date, an amount equal to:

(1) 85% of the face amount of all accounts receivable owned by Tesoro and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

(2) 80% of the book value (before any reduction from current cost to LIFO cost) of all inventory owned by Tesoro and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date; plus

(3) 100% of the cash and Cash Equivalents owned by Tesoro and its Domestic Subsidiaries as of the end of the most recent fiscal quarter preceding such date.
      “Capital Lease Obligations” means, at the time any determination thereof is to be made, the amount of the liability in respect of one or more capital leases that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.
      “Capital Stock” means (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.
      “Cash Equivalents” means:

(1) United States dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition;

(3) certificates of deposit and Eurodollar time deposits with maturities of not more than one year from the date of acquisition, bankers’ acceptances with maturities of not more than one year from the date of acquisition and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500 million and a Thompson Bank Watch Rating of “B” or better;

(4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above; and

(5) commercial paper having the highest rating obtainable from Moody’s or S&P with maturities of not more than one year from the date of acquisition.

      “Change of Control” means the occurrence of one or more of the following events:

(1) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of Tesoro and its Restricted Subsidiaries taken as a whole to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act (a “Group”) together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of the indenture) unless immediately following such sale, lease, exchange or other transfer in compliance with the indenture such assets are owned, directly or indirectly, by (A) Tesoro or a Subsidiary of Tesoro or (B) a Person controlled by Tesoro or a Subsidiary of Tesoro;

(2) the approval by the holders of Capital Stock of Tesoro of any plan or proposal for the liquidation or dissolution of Tesoro;

(3) the acquisition in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Voting Securities of Tesoro by any Person or Group that either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, at least 50% of Tesoro’s then outstanding voting securities entitled to vote on a regular basis for the Board of Directors, or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors, including, without limitation, by the acquisition of revocable proxies for the election of directors; or

(4) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders (or members, as applicable) of Tesoro was approved by a vote of a majority of the directors of Tesoro then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office.
Notwithstanding the foregoing, a Change of Control shall not be deemed to occur upon the consummation of any actions undertaken by Tesoro or any of its Restricted Subsidiaries solely for the purpose of changing the legal structure of Tesoro or such Restricted Subsidiary.
      “Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline with respect to the notes.
      “Commission” means the U.S. Securities and Exchange Commission.
      “Commodity Hedging Agreements” means agreements or arrangements designed to protect such Person against fluctuations in the price of (1) crude oil, natural gas, or other hydrocarbons, including refined hydrocarbon products; (2) electricity and other sources of energy or power used in Tesoro’s refining or processing operations; or (3) any other commodity; in each case, in connection with the conduct of its business and not for speculative purposes.
      “Commodity Hedging Obligations” means, with respect to any Person, the net payment Obligations of such Person under Commodity Hedging Agreements.

      “Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

(1) an amount equal to any extraordinary, unusual or non-recurring expenses or losses (including, whether or not otherwise includable as a separate item in the statement of Consolidated Net Income for such period, losses on sales of assets outside of the ordinary course of business) plus any net loss realized in connection with an Asset Sale (to the extent such losses were deducted in computing such Consolidated Net Income), plus

(2) provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was included in computing such Consolidated Net Income, plus

(3) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income, plus

(4) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation and amortization were deducted in computing such Consolidated Net Income, minus

(5) non-cash items increasing such Consolidated Net Income for such period, in each case, on a consolidated basis and determined in accordance with GAAP.
      Notwithstanding the foregoing, the provision for taxes on the income or profits of, and the depreciation and amortization and other non-cash charges of, a Restricted Subsidiary of the referent Person shall be added to Consolidated Net Income to compute Consolidated Cash Flow only to the extent (and in same proportion) that the Net Income of such Restricted Subsidiary was included in calculating the Consolidated Net Income of such Person and only if a corresponding amount would be permitted at the date of determination to be dividended to Tesoro by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.
      “Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided, that

(1) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Restricted Subsidiary;

(2) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

(3) the cumulative effect of a change in accounting principles shall be excluded; and

(4) any ceiling limitation writedowns under Commission guidelines shall be treated as capitalized costs, as if such writedown had not occurred.

      Notwithstanding the foregoing, for the purposes of the covenant described above under “— Certain Covenants — Restricted Payments” only, there shall be excluded from Consolidated Net Income any nonrecurring charges relating to any premium or penalty paid, write off or deferred finance fees or other charges in connection with redeeming or retiring any Indebtedness prior to its Stated Maturity.
      “Consolidated Net Tangible Assets” means, as of any date of determination, the consolidated total assets of Tesoro and its Restricted Subsidiaries determined in accordance with GAAP as of the end of Tesoro’s most recent fiscal quarter for which internal financial statements are available, less the sum of (1) all current liabilities and current liability items, and (2) all goodwill, trade names, trademarks, patents, organization expense, unamortized debt discount and expense and other similar intangibles properly classified as intangibles in accordance with GAAP.
      “Consolidated Net Worth” means the total of the amounts shown on a Person’s consolidated balance sheet determined in accordance with GAAP, as of the end of such Person’s most recent fiscal quarter for which internal financial statements are available prior to the taking of any action for the purpose of which the determination is being made, as the sum of (1) the par or stated value of all of such Person’s outstanding Capital Stock, (2) paid-in capital or capital surplus relating to such Capital Stock and (3) any retained earnings or earned surplus less (A) any accumulated deficit and (B) any amounts attributable to Disqualified Stock.
      “Credit Facilities” means, with respect to Tesoro or any of its Restricted Subsidiaries, one or more debt facilities (including, without limitation, the Senior Credit Facility), commercial paper facilities or Debt Issuances with banks, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders, other financiers or to special purpose entities formed to borrow from (or sell such receivables to) such lenders or other financiers against such receivables), letters of credit, bankers’ acceptances, other borrowings or Debt Issuances, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced (in each case, without limitation as to amount), in whole or in part, from time to time (including through one or more Debt Issuances) and any agreements and related documents governing Indebtedness or Obligations incurred to refinance amounts then outstanding or permitted to be outstanding, whether or not with the original administrative agent, lenders, investment banks, insurance companies, mutual funds, other institutional lenders, institutional investors or any of the foregoing and whether provided under the original agreement, indenture or other documentation relating thereto).
      “Debt Issuances” means, with respect to Tesoro or any Restricted Subsidiary, one or more issuances after the Issue Date of Indebtedness evidenced by notes, debentures, bonds or other similar securities or instruments.
      “Default” means any event that is or with the passage of time or the giving of notice (or both) would be an Event of Default.
      “De Minimis Guaranteed Amount” means a principal amount of Indebtedness that does not exceed $5 million.
      “Designated Proceeds” means the amount of net cash proceeds received by Tesoro from each issuance or sale since the Issue Date of mandatorily convertible preferred stock of Tesoro (other than Disqualified Stock), that at the time of such issuance was designated by Tesoro as Designated Proceeds pursuant to an officer’s certificate delivered to the trustee; provided, however, that if the mandatorily convertible preferred stock providing such Designated Proceeds is thereafter converted into common stock of Tesoro, that portion of the Designated Proceeds that has not been paid as dividends pursuant to clause (10) of the second paragraph of the covenant described above under “Certain Covenants — Restricted Payments” will no longer be considered to be Designated Proceeds.
      “Disqualified Stock” means, with respect to any Person, any Capital Stock to the extent that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, it matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the notes mature, except such Capital Stock that is solely redeemable with, or solely exchangeable for, any Capital Stock of such Person that is not Disqualified Stock.
      Notwithstanding the preceding paragraph, any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require Tesoro or any of its Restricted Subsidiaries to repurchase Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that Tesoro or such Restricted Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments”.
      “Domestic Subsidiary” means any Restricted Subsidiary of Tesoro formed under the laws of the United States or any state of the United States or the District of Columbia.
      “Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
      “Equity Offering” means any public or private sale of Capital Stock of Tesoro or options, warrants or rights with respect to its Capital Stock (other than sales made to any Restricted Subsidiary of Tesoro and sales of Disqualified Stock) made for cash after the Issue Date.
      “exchange notes” means notes designated as “Series B” in the indenture and registered under the Securities Act that are issued under the indenture in exchange for the notes initially issued under the indenture pursuant to the Exchange Offer or in replacement of any such initially issued notes pursuant to the Shelf Registration Statement.
      “Existing Indebtedness” means the aggregate Indebtedness of Tesoro and its Restricted Subsidiaries outstanding on the Issue Date.
      “Fair Market Value” means, with respect to consideration received or to be received, or given or to be given, pursuant to any transaction by Tesoro or any Restricted Subsidiary, the fair market value of such consideration as determined in good faith by the Board of Directors of Tesoro, whose determination shall be conclusive and evidenced by a resolution of such Board of Directors set forth in an officers’ certificate delivered to the trustee.
      “Financial Hedging Agreements” means (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates in connection with the conduct of its business and not for speculative purposes.
      “Financial Hedging Obligations” means, with respect to any Person, the net payment Obligations of such Person under Financial Hedging Agreements.
      “Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that Tesoro or any of its Restricted Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings under any Credit Facility) or issues or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, as if the same had occurred at the beginning of the applicable four-quarter reference period. In addition, for purposes of making the computation referred to above:

(1) acquisitions that have been made by Tesoro or any of its Restricted Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the four-quarter reference period or subsequent to such reference period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the four-quarter reference period and Consolidated Cash Flow for such reference period shall be calculated giving pro forma effect to any expense and cost reductions that have occurred or, in the reasonable judgment of the chief financial officer of Tesoro as set forth in an officers’ certificate, are reasonably expected to occur (regardless of whether those operating improvements or cost savings could then be reflected in pro forma financial statements prepared in accordance with Regulation S-X promulgated by the Commission or any regulation or policy related thereto);

(2) the Consolidated Cash Flow attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded; and

(3) the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses disposed of prior to the Calculation Date, shall be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the referent Person or any of its Restricted Subsidiaries following the Calculation Date.
      “Fixed Charges” means, with respect to any Person for any period, the sum, without duplication, of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation or duplication, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations);

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period;

(3) any interest expense on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such guarantee or Lien is called upon); and

(4) all dividend payments, whether or not in cash, on any series of preferred stock of such Person or any of its Restricted Subsidiaries, other than dividend payments on Equity Interests payable solely in Equity Interests of Tesoro (other than Disqualified Stock).
      “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the statements and pronouncements of the Financial Accounting Standards Board and such other statements by such other entities as have been approved by a significant segment of the accounting profession, which are applicable at the date of determination.
      “Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America for the payment of which guarantees or obligations the full faith and credit of the United States is pledged.
      “guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof or pledging assets to secure), of all or any part of any Indebtedness.

      “Guarantors” means:

(1) each of Gold Star Maritime Company, Smiley’s Super Service, Inc., Kenai Pipe Line Company, Tesoro Alaska Company, Tesoro Alaska Pipeline Company, Tesoro Aviation Company, Tesoro Environmental Resources Company, Tesoro Far East Maritime Company, Tesoro Financial Services Holding Company, Tesoro Hawaii Corporation, Tesoro High Plains Pipeline Company, Tesoro Maritime Company, Tesoro Northstore Company, Tesoro Companies, Inc., Tesoro Refining and Marketing Company, Tesoro Trading Company, and Tesoro Wasatch, LLC;

(2) each of Tesoro’s Restricted Subsidiaries that becomes a guarantor of the notes pursuant to the covenant described above under “— Certain Covenants — Additional Subsidiary Guarantees”; and

(3) each of Tesoro’s Restricted Subsidiaries executing a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture;
provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Subsidiary Guarantee is released in accordance with the terms thereof.
      “Hedging Obligations” means, with respect to any Person, collectively, the Commodity Hedging Obligations of such Person and the Financial Hedging Obligations of such Person.
      “Indebtedness” means, with respect to any Person, without duplication,

(1) the principal of and premium, if any, with respect to indebtedness of such Person for borrowed money or evidenced by bonds, notes, debentures or similar instruments;

(2) reimbursement obligations of such Person for letters of credit or banker’s acceptances;

(3) Capital Lease Obligations of such Person;

(4) obligations of such Person for the payment of the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable;

(5) Hedging Obligations (the amount of which at any time of determination shall be equal to the termination value of such agreement or arrangement giving rise to such Hedging Obligation that would be payable at such time); or

(6) preferred stock of a Restricted Subsidiary that is not a Subsidiary Guarantor (but excluding, in each case, any accrued dividends).
in the case of the foregoing clauses (1) through (5) if and to the extent any of the foregoing obligations or indebtedness (other than letters of credit, banker’s acceptances and Hedging Obligations), but excluding amounts recorded in accordance with Statement of Financial Accounting Standard No. 133, would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP. In the case of clause (6), the amount of Indebtedness attributable to such preferred stock shall be the repurchase price calculated in accordance with the terms of such preferred stock as if the preferred stock were repurchased on the date on which Indebtedness is required to be determined pursuant to the indenture; provided that if the preferred stock is not then permitted to be repurchased, the amount of Indebtedness shall be the greater of the liquidation preference and the book value of the preferred stock.
      In addition, the term “Indebtedness” includes, without duplication:

(A) obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (6) that are secured by a Lien on any asset of such Person (whether or not such Indebtedness is assumed by such Person), but in an amount not to exceed the lesser of the amount of such other Person’s obligation or indebtedness or the Fair Market Value of such asset; and

(B) to the extent not otherwise included, the guarantee by such Person of any obligations or indebtedness of others of the type referred to in the foregoing clauses (1) through (6), whether or not such guarantee is contingent, and whether or not such guarantee appears on the balance sheet of such Person.

      “Independent Financial Advisor” means a nationally recognized accounting, appraisal or investment banking firm that is, in the reasonable judgment of the Board of Directors, qualified to perform the task for which such firm has been engaged hereunder and disinterested and independent with respect to Tesoro and its Affiliates; provided, that providing accounting, appraisal or investment banking services to Tesoro or any of its Affiliates or having an employee, officer or other representative serving as a member of the Board of Directors of Tesoro or any of its Affiliates will not disqualify any firm from being an Independent Financial Advisor.
      “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P.
      “Investment Grade Rating Event” means the first day on which the notes are assigned an Investment Grade Rating by a Rating Agency and no Default or Event of Default has occurred and is continuing.
      “Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other Obligations), advances (other than advances to customers in the ordinary course of business which are recorded as accounts receivable on the balance sheet of the lender and commissions, moving, travel and similar advances to employees and officers made in the ordinary course of business) or capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Tesoro or any of its Restricted Subsidiaries sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Tesoro such that, after giving effect to any such sale or disposition, such Person is no longer a direct or indirect Restricted Subsidiary of Tesoro, Tesoro, or such Restricted Subsidiary, as the case may be, shall be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the fourth paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments”.
      “Issue Date” means the first date on which the notes are issued, authenticated and delivered under the indenture.
      “Junior Subordinated Notes” means the $100 million Promissory Note, dated as of May 17, 2002, payable by Tesoro to Ultramar Inc. and the $50 million Promissory Note, dated as of May 17, 2002, payable by Tesoro to Ultramar Inc., in each case, outstanding on the Issue Date.
      “Leverage Ratio” means, with respect to any Person as of any date of determination, the ratio of (x) the total consolidated Indebtedness of such Person and its Restricted Subsidiaries as of the end of the most recent fiscal quarter for which internal financial statements are available, which would be reflected as a liability on a consolidated balance sheet of such Person and its Restricted Subsidiaries prepared as of such date in accordance with GAAP, to (y) the aggregate amount of Consolidated Cash Flow of such Person for the then most recent four fiscal quarters for which internal financial statements are available, in each case with such pro forma adjustments to the amount of consolidated Indebtedness and Consolidated Cash Flow as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.
      “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

      “Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
      “Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (1) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to any Sale/Leaseback Transaction); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and (2) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).
      “Net Proceeds” means the aggregate cash proceeds or Cash Equivalents received by Tesoro or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (i) the direct costs relating to such Asset Sale (including, without limitation, legal, accounting, investment banking and brokers fees, sales and underwriting commissions and other reasonable costs incurred in preparing such asset for sale), any relocation expenses incurred as a result thereof and any related severance and associated costs, expenses and charges of personnel related to the sold assets and related operations, (ii) taxes paid or reserved as payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), (iii) distributions and payments required to be made to minority interest holders in Restricted Subsidiaries as a result of such Asset Sale, (iv) amounts paid in order to satisfy any Lien attaching to an asset in connection with such Asset Sale and (v) any reserve for adjustment (whether or not placed in escrow) in respect of the sale price of such asset or assets established in accordance with GAAP.
      “Non-Recourse Indebtedness” means Indebtedness:

(1) as to which neither Tesoro nor any of its Restricted Subsidiaries, (a) provides any guarantee or credit support of any kind (including any undertaking, guarantee, indemnity, agreement or instrument that would constitute Indebtedness) or (b) is directly or indirectly liable (as a guarantor or otherwise);

(2) the incurrence of which will not result in any recourse against any of the assets of Tesoro or its Restricted Subsidiaries; and

(3) no default with respect to which would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Tesoro or any of its Restricted Subsidiaries to declare pursuant to the express terms governing such Indebtedness a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity.
      “Obligations” means any principal, premium (if any), interest (including special interest), if any, and interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Tesoro or its Restricted Subsidiaries whether or not a claim for post-filing interest is allowed in such proceeding), penalties, fees, charges, expenses, indemnifications, reimbursement obligations, damages (including special interest), guarantees (including the Subsidiary Guarantees) and other liabilities or amounts payable under the documentation governing any Indebtedness or in respect thereof.
      “Permitted Acquisition Indebtedness” means Indebtedness or Disqualified Stock of Tesoro or any of its Restricted Subsidiaries to the extent such Indebtedness or Disqualified Stock was Indebtedness or Disqualified Stock of (i) a Subsidiary prior to the date on which such Subsidiary became a Restricted Subsidiary or (ii) a Person that merged with or consolidated into Tesoro or a Restricted Subsidiary; provided that on the date such Subsidiary became a Restricted Subsidiary or the date such Person was merged and amalgamated into us or a Restricted Subsidiary, as applicable, after giving pro forma effect thereto, (a) Tesoro would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”, (b) the Fixed Charge Coverage Ratio for Tesoro would be greater than the Fixed Charge Coverage Ratio for Tesoro immediately prior to such transaction, or (c) the Consolidated Net Worth of Tesoro would be greater than the Consolidated Net Worth of Tesoro immediately prior to such transaction; provided that such Indebtedness was not incurred in contemplation of, or in connection with, such acquisition, merger or consolidation.
      “Permitted Business” means, with respect to Tesoro and its Restricted Subsidiaries, the businesses of:

(1) the acquisition, development, operation and disposition of interests in oil, gas and other hydrocarbon properties;

(2) the acquisition, gathering, treating, processing, storage, transportation of production from such interests or properties;

(3) the acquisition, processing, marketing, refining, distilling, storage and/or transportation of hydrocarbons and/or royalty or other interests in crude oil or refined or associated products related thereto;

(4) the acquisition, operation, improvement, leasing and other use of convenience stores, retail service stations, truck stops and other public accommodations in connection therewith;

(5) the marketing and distribution of petroleum and marine products and the provision of logistical services to marine and offshore exploration and production industries;

(6) any business currently engaged in by Tesoro or its Restricted Subsidiaries; and

(7) any activity or business that is a reasonable extension, development or expansion of, or reasonably related to, any of the foregoing.
      “Permitted Investments” means:

(1) any Investment in Tesoro or in a Restricted Subsidiary of Tesoro;

(2) any Investment in Cash Equivalents or deposit accounts maintained in the ordinary course of business consistent with past practices;

(3) any Investment by Tesoro or any Restricted Subsidiary of Tesoro in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Tesoro; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, Tesoro or a Restricted Subsidiary of Tesoro;

(4) any security or other Investment received or Investment made as a result of the receipt of non-cash consideration from:

(a) an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales”; or

(b) a disposition of assets that do not constitute an Asset Sale;

(5) any acquisition of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Tesoro;

(6) any Investment received in settlement of debts, claims or disputes owed to Tesoro or any Restricted Subsidiary of Tesoro that arose out of transactions in the ordinary course of business;

(7) any Investment received in connection with or as a result of a bankruptcy, workout or reorganization of any Person;

(8) advances and extensions of credit in the nature of accounts receivable arising from the sale or lease of goods or services or the licensing of property in the ordinary course of business;

(9) relocation allowances for, and advances and loans to, employees, officers and directors (including, without limitation, loans and advances the net cash proceeds of which are used solely to purchase Equity Interests of Tesoro in connection with restricted stock or employee stock purchase plans, or to exercise stock received pursuant thereto or other incentive plans in a principal amount not to exceed the aggregate exercise or purchase price), or loans to refinance principal and accrued interest on any such loans, provided that the aggregate principal amount of such loans, advances and allowances shall not exceed at any time $20 million;

(10) other Investments by Tesoro or any Restricted Subsidiary of Tesoro in any Person having an aggregate Fair Market Value (measured as of the date each such Investment is made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) (net of returns of capital, dividends and interest paid on Investments and sales, liquidations and redemptions of Investments), the greater of (i) $50 million and (ii) 5% of Consolidated Tangible Net Assets;

(11) Investments in the form of intercompany Indebtedness or guarantees of Indebtedness of a Restricted Subsidiary of Tesoro permitted under clauses (5) and (10) of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(12) Investments arising in connection with Hedging Obligations that are incurred in the ordinary course of business for the purpose of fixing or hedging currency, commodity or interest rate risk in connection with the conduct of the business of Tesoro and its Subsidiaries and not for speculative purposes;

(13) Investments in the form of, or pursuant to, operating agreements, joint ventures, partnership agreements, working interests, royalty interests, mineral leases, processing agreements, farm-out agreements, contracts for the sale, transportation or exchange of oil and natural gas, unitization agreements, pooling agreements, area of mutual interests agreements, production sharing agreements or other similar or customary agreements, transactions, properties, interests or arrangements, and Investments and expenditures in connection therewith or pursuant thereto, in each case, made or entered into the ordinary course of the business described in clauses (1) and (2) of the definition of “Permitted Business” excluding, however, investments in corporations;

(14) any Investments in prepaid expenses, negotiable instruments held for collection and lease, utility, worker’s compensation, performance and other similar deposits and prepaid expenses made in the ordinary course of business; and

(15) Investments pursuant to agreements and obligations of Tesoro and any Restricted Subsidiary in effect on the Issue Date and any renewals or replacements thereof on terms and conditions not materially less favorable to Tesoro or such Restricted Subsidiary, as the case may be, than the terms of the Investment being renewed or replaced.
      “Permitted Liens” means:

(1) Liens securing Indebtedness incurred under the Credit Facilities pursuant to the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(2) Liens other than Liens permitted by clause (1) of this definition of “Permitted Liens” granted in favor of Tesoro or the Guarantors;

(3) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (6) or (11) of the second paragraph of the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock” covering only the assets acquired, constructed, improved or developed with, or secured by, such Indebtedness;

(4) Liens existing on the Issue Date;

(5) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings diligently pursued, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefore;

(6) Liens existing upon the occurrence of an Investment Grade Rating Event;

(7) Liens on the Retail Properties;

(8) carriers’, warehousemen’s, mechanics’, materialmen’s, repairman’s or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;

(9) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(10) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(11) easements, rights of way, restrictions and other similar encumbrances incurred in the ordinary course of business that, in the aggregate, do not materially interfere with the ordinary conduct of the business of Tesoro or any of its Subsidiaries;

(12) any interest or title of a lessor under any lease entered into by Tesoro or any of its Subsidiaries in the ordinary course of its business and covering only the assets so leased;

(13) any Lien securing Indebtedness, neither assumed nor guaranteed by Tesoro or any of its Subsidiaries nor on which it customarily pays interest, existing upon real estate or rights in or relating to real estate acquired by Tesoro for substation, metering station, pump station, storage, gathering line, transmission line, transportation line, distribution line or for right-of-way purposes, any Liens reserved in leases for rent and for compliance with the terms of the leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause (13) does not materially impair the use of the property covered by such Lien for the purposes of which such property is held by Tesoro or any of its Subsidiaries;

(14) inchoate Liens arising under ERISA;

(15) any obligations or duties affecting any of the property of Tesoro or its Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit which do not materially impair the use of such property for the purposes for which it is held;

(16) defects, irregularities and deficiencies in title of any rights of way or other property of Tesoro or any of its Subsidiaries which, in the aggregate, do not materially impair the use of such rights of way or other property for the purposes for which such rights of way and other property are held by Tesoro or any of its Subsidiaries and defects, irregularities and deficiencies in title to any property of Tesoro or any of its Subsidiaries, which defects, irregularities or deficiencies have been cured by possession under applicable statutes of limitation;

(17) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of Tesoro or any of its Subsidiaries on deposit with or in possession of such bank;

(18) Liens to secure obligations of Tesoro and its Subsidiaries in respect of Commodity Hedging Agreements and Financial Hedging Agreements, in each case entered into in the ordinary course of business and not for speculative purposes, and Liens with respect to hedging accounts maintained with dealers of NYMEX or similar contracts which require the maintenance of cash margin account balances;

(19) Liens incurred in deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security;

(20) Liens on property of a Person existing at the time (a) such Person is merged with or into or consolidated with Tesoro or any Restricted Subsidiary (b) such Person becomes a Restricted Subsidiary or (c) such property is otherwise acquired by Tesoro or a Restricted Subsidiary; provided, that such Liens were in existence prior to the contemplation of such merger, consolidation or other acquisition and do not extend to any assets other than those of the Person merged into or consolidated with Tesoro or the Restricted Subsidiary in the case of a merger or consolidation pursuant to clause (a) or such property in the case of such other acquisition in the case of clause (b) or (c);

(21) Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the indentures; provided that (a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof) and (b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge; and

(22) Liens upon specific items of inventory, accounts receivables or other goods and proceeds of Tesoro or any Restricted Subsidiary securing such Person’s obligations in respect of banker’s acceptances or receivables securitizations issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory, accounts receivables or other goods and proceeds and, if incurred prior to an Investment Grade Rating Event, permitted by the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock”;

(23) any Lien resulting from the deposit of money or other Cash Equivalents or other evidence of indebtedness in trust for the purpose of defeasing Indebtedness of Tesoro or any Restricted Subsidiary;

(24) any Liens securing industrial development, pollution control or similar bonds; and

(25) Liens incurred in the ordinary course of business of Tesoro or any Subsidiary of Tesoro with respect to obligations that do not exceed $25 million at any one time outstanding.
      “Permitted Refinancing Indebtedness” means any Indebtedness of Tesoro or any of its Restricted Subsidiaries, or portion of such Indebtedness, issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of Tesoro or any of its Restricted Subsidiaries (other than intercompany Indebtedness), including Indebtedness that extends, refinances, renews, replaces, defeases or refunds Permitted Refinancing Indebtedness, provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus accrued and unpaid interest on, the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus fees and expenses incurred in connection therewith, including any premium or defeasance cost);

(2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the notes on terms at least as favorable to the holders of notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Indebtedness is incurred either by Tesoro or a Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

      Notwithstanding the foregoing, any Indebtedness incurred under Credit Facilities pursuant to the covenant described above under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Disqualified Stock” shall be subject to the refinancing provisions of the definition of “Credit Facilities” and not pursuant to the requirements set forth in this definition of Permitted Refinancing Indebtedness.
      “Person” means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
      “Principal Property” means (1) any refinery and related pipelines, terminalling and processing equipment or (2) any other real property or other tangible assets or group of tangible assets having a fair market value in excess of $10 million (unless (a) any such properties or assets consist of inventories, furniture, office fixtures and equipment, including data processing equipment, vehicles and equipment used on, or useful with, vehicles or (b) the Board of Directors determines that any such property referred to in the preceding clause (1) or (2) is not material to Tesoro and its subsidiaries taken as a whole), in each case, owned by Tesoro or any of its Restricted Subsidiaries.
      “Rating Agency” means each of S&P and Moody’s, or if S&P or Moody’s or both shall not make a rating on the notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by Tesoro (as certified by a resolution of the Board of Directors) which shall be substituted for S&P or Moody’s, or both, as the case may be.
      “Rating Decline” means the occurrence of a decrease in the rating of the notes by one or more gradations by either Moody’s or S&P (including gradations within the rating categories, as well as between categories), within 90 days before or after the earlier of (x) a Change of Control, (y) the date of public notice of the occurrence of a Change of Control or (z) public notice of the intention of Tesoro to effect a Change of Control (which 90-day period shall be extended so long as the rating of the notes is under publicly announced consideration for possible downgrade by either Moody’s or S&P).
      “Reference Date” means October 1, 2001.
      “Regulation S” means Regulation S promulgated under the Securities Act.
      “Restricted Investment” means an Investment other than a Permitted Investment.
      “Restricted Subsidiary” of a Person means any Subsidiary of the referenced Person that is not an Unrestricted Subsidiary or a direct or indirect Subsidiary of an Unrestricted Subsidiary; provided that, on the Issue Date, all Subsidiaries of Tesoro shall be Restricted Subsidiaries of Tesoro.
      “Retail Properties” means all assets directly related to the retail sale of gasoline and diesel fuel in retail markets in the mid-continental and western United States (including Alaska and Hawaii), including, without limitation, all related gas stations, convenience stores, merchandise items, tow trucks, auto maintenance facilities, oil change facilities, and car washes; provided that such assets will not include any assets relating to the sale of petroleum products in bulk and wholesale markets.
      “S&P” means Standard & Poor’s Ratings Group, Inc., or any successor to the rating agency business thereof.
      “Sale/ Leaseback Transaction” means an arrangement relating to property or assets owned by Tesoro or a Restricted Subsidiary on the Issue Date or thereafter acquired by Tesoro or a Restricted Subsidiary whereby Tesoro or a Restricted Subsidiary transfers such property or assets to a Person (other than Tesoro or a Restricted Subsidiary) and Tesoro or a Restricted Subsidiary leases such property or assets from such Person.
      “Senior Credit Facility” means that certain Third Amended and Restated Credit Agreement, dated May 25, 2004, among Tesoro, JP Morgan Chase Bank, N.A., as Administrative Agent, and the financial institutions from time to time party thereto, as affected by Amendments No. 1, dated September 17, 2004, and Amendment No. 2, dated May 17, 2005, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith.
      “Senior Indebtedness” means, with respect to any Person, (A) all Indebtedness of such Person, whether outstanding on the Issue Date or thereafter created, incurred or assumed and (B) all other Obligations of such Person (including fees, charges, expenses, reimbursement obligations and other amounts payable in respect thereof and any interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not a claim for post-filing interest is allowed in such proceeding) in respect of Indebtedness described in clause (A) above, unless, in the case of clauses (A) and (B), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such Indebtedness or other obligations are subordinate in right of payment to the notes or any Subsidiary Guarantee; provided, however, that Senior Indebtedness shall not include:

(1) any obligation of such Person to Tesoro or any Subsidiary of Tesoro;

(2) any liability for Federal, state, foreign, local or other taxes owed or owing by such Person;

(3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

(4) any Indebtedness or other Obligation of such Person that is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person;

(5) the portion of any Indebtedness which at the time of incurrence is incurred in violation of the indenture; and

(6) any Capital Stock.
      “Senior Subordinated notes” means $429,000,000 in aggregate principal amount of 9 5/8% Senior Subordinated notes due 2008 of Tesoro issued pursuant to an Indenture, dated as of November 6, 2001, among Tesoro, the guarantors party thereto and U.S. Bank Trust National Association, as trustee, and $211,000,000 in aggregate principal amount of 9 5/8% Senior Subordinated notes due 2012 of Tesoro issued pursuant to an Indenture, dated as of April 9, 2002, among Tesoro, the guarantors party thereto and U.S. Bank Trust National Association, as trustee, in each case, outstanding on the Issue Date.
      “Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the Issue Date.
      “Stated Maturity” means, with respect to any installment of interest or principal, or sinking fund or mandatory redemption of principal, on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid or made, as applicable, in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
      “Subordinated Obligation” means any Indebtedness of Tesoro (whether outstanding on the Issue Date or thereafter incurred) which pursuant to a written agreement is subordinate or junior in right of payment to the notes and any Indebtedness of a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which pursuant to a written agreement is subordinate or junior in right of payment to its Subsidiary Guarantee.

      “Subsidiary” means, with respect to any Person,

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person; and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or an entity described in clause (1) and related to such Person or (b) the only general partners of which are such Person or of one or more entities described in clause (1) and related to such Person (or any combination thereof).
      “Subsidiary Guarantee” means the guarantee of the Existing Notes and the Exchange Notes by each of the Guarantors pursuant to the indenture and in the form of guarantee endorsed on the form of note attached as Exhibit A-1 or A-2 to the indenture and any additional guarantee of the Existing Notes and the Exchange Notes to be executed by any Subsidiary of Tesoro pursuant to the covenant described above under the caption “— Certain Covenants — Additional Subsidiary Guarantees”.
      “Unrestricted Subsidiary” means: (1) any Subsidiary of Tesoro (including any newly acquired or newly formed Subsidiary of Tesoro) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors as certified in an officers’ certificate delivered to the trustee; and (2) each Subsidiary of an Unrestricted Subsidiary, whenever it shall become such a Subsidiary.
      The Board of Directors may designate any Subsidiary of Tesoro to become an Unrestricted Subsidiary if it:

(1) has no Indebtedness other than Non-Recourse Indebtedness;

(2) is not party to any agreement, contract, arrangement or understanding with Tesoro or any Restricted Subsidiary of Tesoro unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Tesoro or such Restricted Subsidiary than those that might be obtained, in light of all the circumstances, at the time from Persons who are not Affiliates of Tesoro;

(3) is a Person with respect to which neither Tesoro nor any of its Restricted Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Persons’ financial condition or to cause such Persons to achieve any specified levels of operating results;

(4) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Tesoro or any of its Restricted Subsidiaries;

(5) does not own any Capital Stock of, or own or hold any Lien on any property of, Tesoro or any Restricted Subsidiary of Tesoro; and

(6) would constitute an Investment which Tesoro could make in compliance with the covenant under the caption “— Certain Covenants — Restricted Payments”.
      Notwithstanding the foregoing, if, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred as of such date.
      “Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
      “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (2) the then outstanding principal amount of such Indebtedness.
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
      The following is a discussion of the material U.S. federal income tax consequences of the purchase, ownership and disposition of the notes. This discussion only applies to holders who purchased the notes on original issue at their issue price and hold the notes as capital assets for U.S. federal income tax purposes (generally property held for investment). This discussion does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances. For example, this discussion does not address:

•	tax consequences to holders who may be subject to special tax treatment, such as dealers in securities or currencies, traders in securities that elect to use the mark-to-market method of accounting for their securities, financial institutions, partnerships or other pass-through entities for U.S. federal income tax purposes (or investors in such entities), regulated investment companies, expatriates, real estate investment trusts, tax-exempt entities or insurance companies;

•	tax consequences to persons holding the notes as part of a hedging, constructive sale or conversion, straddle or other risk reducing transaction;

•	tax consequences to U.S. holders (as defined below) whose “functional currency” is not the U.S. dollar;

•	the U.S. federal estate, gift or alternative minimum tax consequences, if any, to holders of the notes; or

•	any state, local or foreign tax consequences.
      If a partnership or other entity classified as a partnership for U.S. federal tax purposes holds the notes, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the notes, you should consult your own tax advisors.
      This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, Treasury regulations promulgated thereunder, published rulings and judicial decisions as of the date of this prospectus. The foregoing authorities are subject to change or differing interpretations at any time with possible retroactive effect. No advance tax ruling has been sought or obtained from the Internal Revenue Service (the “IRS”) regarding the U.S. federal income tax consequences described below. If the IRS contests a conclusion set forth herein, no assurance can be given that a holder would ultimately prevail in a final determination by a court.
      This discussion is provided for general information only and does not constitute legal advice to any prospective purchaser of the notes. If you are considering the purchase of the notes, you should consult your own tax advisors concerning the U.S. federal income tax consequences of purchasing, owning and disposing of the notes in light of your particular circumstances and any consequences arising under the laws of any state, local or foreign taxing jurisdiction.
Classification of the Notes
      If a debt instrument provides for one or more contingent payments, the debt instrument may be subject to special tax treatment under the Treasury regulations applicable to “contingent payment debt instruments” (the “contingent payment debt regulations”). For purposes of determining whether a debt instrument provides for one or more contingent payments, the contingent payment debt regulations provide that a payment is not a contingent payment merely because of a contingency that, as of the issue date, is either “remote or incidental”.

      The application of the contingent payment debt regulations to the notes is uncertain because (i) we may be required to pay special interest in the event we fail to comply with certain obligations under the registration rights agreements as described under “Description of the Notes — Registration Rights; Special Interest”, and (ii) under certain circumstances, we may be required to repurchase notes at a premium, as described under “Description of the Notes — Repurchase at the Option of Holders”. We believe (and this discussion assumes) that as of the date of issuance of the notes, the possibility that such special interest or any such premium will be paid is a “remote” or “incidental” contingency within the meaning of the contingent payment debt regulations. Accordingly, we will take the position that the contingent payment debt regulations do not apply to the notes. Additionally, in the indentures governing the notes, we and each holder of the notes agree, for U.S. federal income tax purposes, to treat the notes as indebtedness that is not subject to the contingent payment debt regulations.
      Notwithstanding the foregoing, if the notes were ultimately found to be subject to the contingent payment debt regulations, a holder would generally be required to accrue interest income in each year, regardless of its regular method of tax accounting, on a constant yield to maturity basis based on the “comparable yield” of the notes (subject to certain adjustments). The “comparable yield” would be the rate, as of the initial issue date, at which we could have issued a fixed rate debt instrument with no contingent payments but with terms and conditions otherwise similar to the notes, including the level of subordination, term, timing of payments and general market conditions. If the “comparable yield” were higher than the stated rate of interest payable on the notes, a holder would generally recognize more interest income each taxable year than the amount of interest payments it receives for such taxable year. Additionally, if the contingent payment debt regulations apply to the notes, any gain realized by a holder upon a sale or other taxable disposition of notes would be recognized as ordinary income.
      The remainder of this discussion assumes that the notes will be indebtedness for U.S. federal income tax purposes that is not subject to the contingent payment debt regulations.
U.S. Holders
      The following summarizes the material U.S. federal income tax consequences to U.S. holders of the purchase, ownership and disposition of the notes. For purposes of this discussion, a “U.S. holder” is a beneficial owner of notes who or that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States (including certain former citizens and former long-term residents);

•	a corporation, or other entity taxable as a corporation for U.S. federal tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) that is subject to the primary supervision of a court within the United States and the control of one or more United States persons as defined in section 7701(a)(30) of the Code or (ii) that has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

Taxation of Interest
      U.S. holders will be required to recognize as ordinary income any interest paid or accrued on the notes in accordance with their regular method of tax accounting for U.S. federal income tax purposes.

Sale, Exchange, Repurchase or Redemption of Notes
      Upon the sale, exchange (other than pursuant to this exchange offer), repurchase or redemption of the notes, a U.S. holder will generally recognize gain or loss equal to the difference between the amount realized on the sale, exchange, repurchase or redemption and such U.S. holder’s adjusted tax basis in the notes. A U.S. holder’s amount realized will equal the amount of any cash received plus the fair market value of any other property received for the notes. A U.S. holder’s tax basis in a note generally will equal the amount the U.S. holder paid for the note. The portion of any proceeds that is attributable to accrued but unpaid interest that has not been previously included in income will not be taken into account in computing the U.S. holder’s gain or loss. Instead, that portion will be recognized as ordinary interest income.
      The gain or loss recognized by a U.S. holder will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period for the note is more than one year. Long-term capital gains of non-corporate taxpayers are currently taxed at lower rates than those applicable to ordinary income. The deductibility of capital losses is subject to limitations.
      We intend to offer to exchange the notes for exchange notes in satisfaction of our obligations under the registration rights agreements. See “Description of the Notes — Registration Rights; Special Interest”. The exchange of a note by a U.S. holder for an exchange note pursuant to the exchange offer will not constitute a taxable exchange for U.S. federal income tax purposes, and any U.S. holder who exchanges a note for an exchange note will have the same adjusted tax basis and holding period in the exchange note as such U.S. holder had in the note immediately before the exchange.
Non-U.S. Holders
      The following summarizes the material U.S. federal income tax consequences to non-U.S. holders of the purchase, ownership and disposition of notes. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner of notes who or that is neither a U.S. holder nor a partnership for U.S. federal income tax purposes.
      Special rules not discussed below may apply to certain non-U.S. holders subject to special tax treatment such as “controlled foreign corporations” or “passive foreign investment companies”. Such non-U.S. holders should consult their own tax advisors to determine the U.S. federal, state, local and other tax consequences that may be relevant to them in light of their particular circumstances.

Taxation of Interest
      Any payment to a non-U.S. holder of interest on the notes will be exempt from U.S. federal income and withholding tax, provided that:

•	such payment is not effectively connected with the conduct by such non-U.S. holder of a U.S. trade or business;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation within the meaning of the Code that is directly or indirectly related to us through stock ownership; and

•	(i) the non-U.S. holder provides its name and address and certifies, under penalties of perjury, that it is not a United States person (which certification may be made on an IRS Form W-8BEN (or other applicable form)), or (ii) the non-U.S. holder holds its notes through certain foreign intermediaries and it satisfies the certification requirements of applicable Treasury regulations.
      If a non-U.S. holder cannot satisfy the requirements described above, payments of interest on the notes will be subject to a 30% U.S. federal withholding tax unless the non-U.S. holder provides us, our paying agent or the person who would otherwise be required to withhold tax with a properly executed (i) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding tax under the benefit of an applicable tax treaty or (ii) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business.

      If a non-U.S. holder is engaged in a U.S. trade or business and interest on the notes is effectively connected with the conduct of that U.S. trade or business (and, if an income tax treaty applies, such interest is attributable to a U.S. “permanent establishment” maintained by the non-U.S. holder), the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis (although exempt from the 30% U.S. federal withholding tax provided the certification requirements discussed above are satisfied) generally in the same manner as if it were a U.S. holder subject to any modification provided under an applicable income tax treaty. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a “branch profits tax” equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a U.S. trade or business. For this purpose, interest will be included in the earnings and profits of such foreign corporation.

Sale, Exchange, Repurchase or Redemption of Notes
      Any gain realized by a non-U.S. holder upon the sale, exchange, repurchase or redemption of notes generally will not be subject to U.S. federal income tax or withholding tax unless:

•	such gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business;

•	in the case of an amount which is attributable to interest, the non-U.S. holder does not meet the conditions for exemption from U.S. federal withholding tax, as described under “— Non-U.S. Holders — Taxation of Interest” above; or

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met.
      If a non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition of a note, and certain other requirements are met, such non-U.S. holder will generally be subject to U.S. federal income tax at a flat rate of 30% (unless a lower applicable treaty rate applies) on any such realized gain.
      If a non-U.S. holder is engaged in a U.S. trade or business and gain on the notes is effectively connected with the conduct of that U.S. trade or business (and, if an income tax treaty applies, such gain is attributable to a U.S. “permanent establishment” maintained by the non-U.S. holder), the non-U.S. holder will be subject to U.S. federal income tax on that gain on a net income basis generally in the same manner as if it were a U.S. holder subject to any modification provided under an applicable income tax treaty. In addition, if a non-U.S. holder is a foreign corporation, it may be subject to a “branch profits tax” equal to 30% (or lower applicable treaty rate) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a U.S. trade or business. For this purpose, gain will be included in the earnings and profits of such foreign corporation.
Backup Withholding and Information Reporting
      Information returns may be filed with the IRS in connection with the payments on the notes and the proceeds from the sale or other disposition of the notes. In addition, copies of these information returns also may be made available under the provisions of a specific treaty or other agreement to tax authorities of the country in which a non-U.S. holder resides.
      A U.S. holder may be subject to U.S. backup withholding tax on these payments if the U.S. holder fails to provide its taxpayer identification number to the paying agent and comply with certification procedures or otherwise establish an exemption from U.S. backup withholding tax.
      A non-U.S. holder generally will not be subject to U.S. backup withholding tax on these payments provided that such non-U.S. holder certifies as to its foreign status or otherwise establishes an exemption and, in addition, the payor does not have actual knowledge or reason to know that such non-U.S. holder is a United States person as defined in the Code. The certification procedures required of non-U.S. holders to claim the exemption from U.S. withholding tax on certain payments on the notes, described above under “— Non-U.S. Holders — Taxation of Interest”, will satisfy the certification requirements necessary to avoid U.S. backup withholding tax as well.
      U.S. backup withholding tax is not an additional tax. The amount of any U.S. backup withholding tax from a payment will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is timely furnished to the IRS.
PLAN OF DISTRIBUTION
      Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for outstanding Existing Notes where such outstanding Existing Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the effective date of the registration statement of which this prospectus is a part, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.
      We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      For a period of 180 days after the effective date of the registration statement of which this prospectus is a part, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the Letter of Transmittal. We have agreed to pay all expenses incurred by us or at our discretion in connection with the performance of our obligations relating to the exchange offers (but not including any commissions or concessions of any brokers or dealers) and will indemnify the holders of the notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.
LEGAL MATTERS
      Certain legal matters relating to the Exchange Notes and the guarantees offered by this prospectus will be passed upon for the company by Fulbright & Jaworski L.L.P.
EXPERTS
      The financial statements and management’s report on the effectiveness of internal control over financial reporting incorporated in this prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference (which reports (1) express an unqualified opinion on the financial statements and include an explanatory paragraph relating to the change in the Company’s method of accounting for stock options, (2) express an unqualified opinion on management’s assessment regarding the effectiveness of internal control over financial reporting, and (3) express an unqualified opinion on the effectiveness of internal control over financial reporting), and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
      Capitalized terms used but not defined in Part II have the meanings ascribed to them in the prospectus contained in this Registration Statement.

ITEM 20.	Indemnification of Directors and Officers
      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, rules, or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.
      Article II, Section 2.9 of the Company’s By-laws requires indemnification to the full extent authorized or permitted by the laws of the State of Delaware of any person who is made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer, or employee of the Company or serves or served any other enterprise at the request of the Company.
      Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.
      Article Ninth of the Company’s Restated Certificate of Incorporation, as amended, provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payment of dividends, stock purchases or redemptions or (iv) for any transaction from which the director derived an improper personal benefit.
      The Company maintains directors’ and officers’ liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.

      The Company has entered into indemnification agreements with its directors and certain of its officers.

ITEM 21.	Exhibits and Financial Statement Schedules.

Exhibit
No.		Description

2.1	—	Stock Sale Agreement, dated March 18, 1998, among the Company, BHP Hawaii Inc. and BHP Petroleum Pacific Islands Inc. (incorporated by reference herein to Exhibit 2.1 to Registration Statement No. 333-51789).
2.2	—	Stock Sale Agreement, dated May 1, 1998, among Shell Refining Holding Company, Shell Anacortes Refining Company and the Company (incorporated by reference herein to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 1998, File No. 1-3473).
2.3	—	Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and Amoco Oil Company (incorporated by reference herein to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 21, 2001, File No. 1-3473).
2.4	—	Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and Amoco Oil Company (incorporated by reference herein to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on September 21, 2001, File No. 1-3473).
2.5	—	Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and BP Pipelines (North America) Inc. (incorporated by reference herein to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001, File No. 1-3473).
2.6	—	Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets, dated February 4, 2002, by and among Ultramar Inc. and Tesoro Refining and Marketing Company, including First Amendment dated February 20, 2002 and related Purchaser Parent Guaranty dated February 4, 2002, and Second Amendment dated May 3, 2002 (incorporated by reference herein to Exhibit 2.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, File No. 1-3473, and Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 9, 2002, File No. 1-3473).
3.1	—	Restated Certificate of Incorporation of the Company (incorporated by reference herein to Exhibit 3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
3.2	—	By-Laws of the Company, as amended through February 2, 2005 (incorporated by reference herein to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 8, 2005, File No. 1-3473).
3.3	—	Amendment to the By-Laws of the Company, effective March 6, 2006 (incorporated by reference herein to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed on March 7, 2006, File No. 1-3473).
3.4	—	Amendment to Restated Certificate of Incorporation of the Company adding a new Article IX limiting Directors’ Liability (incorporated by reference herein to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993.
3.5	—	Certificate of Designation Establishing a Series A Participating Preferred Stock, dated as of December 16, 1985 (incorporated by reference herein to Exhibit 3(d) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
3.6	—	Certificate of Amendment, dated as of February 9, 1994, to Restated Certificate of Incorporation of the Company amending Article IV, Article V, Article VII and Article VIII (incorporated by reference herein to Exhibit 3(e) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
3.7	—	Certificate of Amendment, dated as of August 3, 1998, to Certificate of Incorporation of the Company, amending Article IV, increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 (incorporated by reference herein to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 1998, File No. 1-3473).

Exhibit
No.			Description

3.8		—	Certificate of Amendment, dated as of May 4, 2006, to Restated Certificate of Incorporation of the Company (incorporated by reference herein to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006, File No. 1-3473).
3.9		—	Certificate of Ownership of Merger merging Tesoro Merger Corp. into Tesoro Petroleum Corporation and changing the name of Tesoro Petroleum Corporation to Tesoro Corporation, dated November 8, 2004 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 9, 2004).
3.10		—	Intentionally omitted.
3.11		—	Intentionally omitted.
3.12		—	Certificate of Incorporation of Gold Star Maritime Company (incorporated by reference herein to Exhibit 3.13 to Registration Statement No. 333-75056).
3.13		—	Bylaws of Gold Star Maritime Company (incorporated by reference herein to Exhibit 3.14 to Registration Statement No. 333-75056).
3.14		—	Certificate of Incorporation of Kenai Pipe Line Company (incorporated by reference herein to Exhibit 3.15 to Registration Statement No. 333-75056).
3.15		—	Bylaws of Kenai Pipe Line Company, as amended (incorporated by reference herein to Exhibit 3.16 to Registration Statement No. 333-75056).
3.16		—	Articles of Incorporation of Smiley’s Super Service, Inc. (incorporated by reference herein to Exhibit 3.17 to Registration Statement No. 333-75056).
3.17		—	Bylaws of Smiley’s Super Service, Inc. (incorporated by reference herein to Exhibit 3.18 to Registration Statement No. 333-75056).
3.18		—	Certificate of Incorporation of Tesoro Alaska Company, as amended (incorporated by reference herein to Exhibit 3.19 to Registration Statement No. 333-75056).
3.19		—	Bylaws of Tesoro Alaska Company, as amended (incorporated by reference herein to Exhibit 3.20 to Registration Statement No. 333-75056).
3.20		—	Certificate of Incorporation of Tesoro Alaska Pipeline Company, as amended (incorporated by reference herein to Exhibit 3.21 to Registration Statement No. 333-75056).
3.21		—	Bylaws of Tesoro Alaska Pipeline Company, as amended (incorporated by reference herein to Exhibit 3.22 to Registration Statement No. 333-75056).
3.22		—	Certificate of Incorporation of Tesoro Aviation Company, as amended (incorporated by reference herein to Exhibit 3.23 to Registration Statement No. 333-75056).
3.23		—	Bylaws of Tesoro Aviation Company (incorporated by reference herein to Exhibit 3.24 to Registration Statement No. 333-75056).
*3	.24	—	Certificate of Incorporation of Tesoro Environmental Resources Company, as amended and restated.
*3	.25	—	Bylaws of Tesoro Environmental Resources Company, as amended and restated.
3.26		—	Certificate of Incorporation of Tesoro Far East Maritime Company (formerly Far East Maritime Company) (incorporated by reference herein to Exhibit 3.11 to Registration Statement No. 333-75056).
*3	.27	—	Certificate of Amendment to the Certificate of Incorporation of Tesoro Far East Maritime Company.
3.28		—	Bylaws of Tesoro Far East Maritime Company, as amended (incorporated by reference herein to Exhibit 3.12 to Registration Statement No. 333-75056).
3.29		—	Certificate of Tesoro Financial Services Holding Company (incorporated by reference herein to Exhibit 3.25 to Registration Statement No. 333-75056).
3.30		—	Bylaws of Tesoro Financial Services Holding Company (incorporated by reference herein to Exhibit 3.26 to Registration Statement No. 333-75056).
3.31		—	Articles of Incorporation of Tesoro Hawaii Corporation, as amended (incorporated by reference herein to Exhibit 3.29 to Registration Statement No. 333-75056).

Exhibit
No.			Description

3.32		—	Bylaws of Tesoro Hawaii Corporation, as amended (incorporated by reference herein to Exhibit 3.30 to Registration Statement No. 333-75056).
3.33		—	Certificate of Incorporation of Tesoro High Plains Pipeline Company, as amended (incorporated by reference herein to Exhibit 3.31 to Registration Statement No. 333-75056).
3.34		—	Bylaws of Tesoro High Plains Pipeline Company (incorporated by reference herein to Exhibit 3.32 to Registration Statement No. 333-75056).
3.35		—	Certificate of Incorporation of Tesoro Maritime Company (incorporated by reference herein to Exhibit 3.37 to Registration Statement No. 333-75056).
3.36		—	Bylaws of Tesoro Maritime Company (incorporated by reference herein to Exhibit 3.38 to Registration Statement No. 333-75056).
3.37		—	Articles of Incorporation of Tesoro Northstore Company, as amended (incorporated by reference herein to Exhibit 3.39 to Registration Statement No. 333-75056).
3.38		—	Bylaws of Tesoro Northstore Company, as amended (incorporated by reference herein to Exhibit 3.40 to Registration Statement No. 333-75056).
3.39		—	Certificate of Incorporation of Tesoro Petroleum Companies, Inc., as amended (incorporated by reference herein to Exhibit 3.41 to Registration Statement No. 333-75056).
3.40		—	Bylaws of Tesoro Petroleum Companies, Inc., as amended (incorporated by reference herein to Exhibit 3.9 to Registration Statement No. 333-75056).
3.41		—	Certificate of Incorporation of Tesoro Refining and Marketing Company (formerly Tesoro West Coast Company), as amended (incorporated by reference herein to Exhibit 3.51 to Registration Statement No. 333-75056).
3.42		—	Bylaws of Tesoro Refining and Marketing Company (formerly Tesoro West Coast Company), as amended (incorporated by reference herein to Exhibit 3.52 to Registration Statement No. 333-75056).
3.43		—	Certificate of Incorporation of Tesoro Trading Company, as amended (incorporated by reference herein to Exhibit 3.1 to Amendment No. 1 to Registration Statement No. 333-84018).
3.44		—	Bylaws of Tesoro Trading Company (incorporated by reference herein to Exhibit 3.2 to Amendment No. 1 to Registration Statement No. 333-84018).
3.45		—	Certificate of Formation of Tesoro Wasatch, LLC (incorporated by reference herein to Exhibit 3.47 to Registration Statement No. 333-105783).
3.46		—	Limited Liability Company Agreement of Tesoro Wasatch, LLC (incorporated by reference herein to Exhibit 3.48 to Registration Statement No. 333-105783).
4.1		—	Form of Coastwide Energy Services Inc. 8% Convertible Subordinated Debenture (incorporated by reference herein to Exhibit 4.3 to Post-Effective Amendment No. 1 to Registration No. 333-00229).
4.2		—	Debenture Assumption and Conversion Agreement dated as of February 20, 1996, between the Company, Coastwide Energy Services, Inc. and CNRG Acquisition Corp. (incorporated by reference herein to Exhibit 4.4 to Post-Effective Amendment No. 1 to Registration No. 333-00229).
4.3		—	Indenture (including form of note), dated as of November 16, 2005, among Tesoro Corporation, certain subsidiary guarantors and U.S. Bank National Association, as trustee, relating to the 6 1/4% Senior Notes due 2012 (incorporated by reference herein to Exhibit 4.1 to the Current Report on Form 8-K filed on November 17, 2005, File No. 1-3473.)
4.4		—	Indenture (including form of note), dated as of November 16, 2005, among Tesoro Corporation, certain subsidiary guarantors and U.S. Bank National Association, as trustee, relating to the 6 5/8% Senior Notes due 2015 (incorporated by reference herein to Exhibit 4.2 to the Current Report on Form 8-K filed on November 17, 2005, File No. 1-3473.)
*4	.5	—	Supplemental Indenture, dated as of September 13, 2006, between Tesoro Corporation and U.S. Bank National Association, as trustee, relating to the 6 1/4% Senior Notes due 2012 and the 6 5/8% Senior Notes due 2015.

Exhibit
No.			Description

4.6		—	Exchange and Registration Rights Agreement, dated as of November 16, 2005, among Tesoro Corporation, certain subsidiary guarantors, Lehman Brothers Inc., Goldman, Sachs & Co. and J.P. Morgan Securities, Inc., as the several initial purchasers, relating to the 6 1/4% Senior Notes due 2012 (incorporated by reference herein to Exhibit 4.3 to the Current Report on Form 8-K filed on November 17, 2005, File No. 1-3473).
4.7		—	Exchange and Registration Rights Agreement, dated as of November 16, 2005, among Tesoro Corporation, certain subsidiary guarantors, Lehman Brothers Inc., Goldman, Sachs & Co. and J.P. Morgan Securities, Inc., as the several initial purchasers, relating to the 6 5/8% Senior Notes due 2015 (incorporated by reference herein to Exhibit 4.4 to the Current Report on Form 8-K filed on November 17, 2005, File No. 1-3473).
*5	.1	—	Opinion of Fulbright & Jaworski L.L.P.
*12	.1	—	Statement of Computation of Ratio of Earnings to Fixed Charges.
21.1		—	Subsidiaries of the Company (incorporated by reference herein to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, File No. 1-3473.
*23	.1	—	Consent of Deloitte & Touche LLP.
*23	.2	—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
*24	.1	—	Powers of Attorney of certain officers and directors of Tesoro Corporation and other Registrants (included on the signature pages hereof).
*25	.1	—	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee.
*99	.1	—	Form of Letter of Transmittal and Consent.
*99	.2	—	Form of Notice of Guaranteed Delivery.
*99	.3	—	Form of Letter from Tesoro Corporation to Registered Holders and Depository Trust Company Participants.
*99	.4	—	Form of Instructions from Beneficial Owners to Registered Holders and Depositary Trust Company Participants.
*99	.5	—	Form of Letter to Clients.

*	Filed herewith.

ITEM 22.	Undertakings.
      (a) Each of the undersigned co-registrants hereby undertakes as follows:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each of the undersigned co-registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, each of the undersigned co-registrants has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the undersigned co- registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) Each of the undersigned co-registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e) Each of the undersigned co-registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

TESORO CORPORATION

By:	/s/ Bruce A. Smith

Bruce A. Smith,

Chairman of the Board of Directors and President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature	Title

* Bruce A. Smith	Chairman of the Board of Directors, President (Principal Executive Officer)

* Steven H. Grapstein	Lead Director

* Gregory A. Wright	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* G. Scott Spendlove	Vice President and Controller (Principal Accounting Officer)

/s/ John F. Bookout III John F. Bookout III	Director

* Rodney F. Chase	Director

* Robert W. Goldman	Director

* William J. Johnson	Director

* A. Maurice Myers	Director

Signature		Title

* Donald H. Schmude		Director

* Patrick J. Ward		Director

* Michael E. Wiley		Director

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

GOLD STAR MARITIME COMPANY
TESORO FAR EAST MARITIME COMPANY

By:	/s/ Charles W. Parks

Charles W. Parks
President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Charles W. Parks		Chairman of the Board of Directors and President (Principal Executive Officer)

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Timothy F. Plummer		Director

* James B. Wilcox		Treasurer (Principal Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

KENAI PIPE LINE COMPANY

By:	/s/ John W. Moore, Jr.

John W. Moore, Jr.
President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Bruce A. Smith		Chairman of the Board of Directors

* John W. Moore, Jr.		President (Principal Executive Officer)

* William J. Finnerty		Director, Executive Vice President and Chief Operating Officer

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* G. Scott Spendlove		Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

SMILEY’S SUPER SERVICE, INC.

By:	/s/ Gregory A. Wright

Gregory A. Wright
Executive Vice President and
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Bruce A. Smith		Director, President (Principal Executive Officer)

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

* William J. Finnerty		Director

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

TESORO ALASKA COMPANY

By:	/s/ Gregory A. Wright

Gregory A. Wright
Executive Vice President and
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Bruce A. Smith		Chairman of the Board of Directors and President (Principal Executive Officer)

* William J. Finnerty		Director, Executive Vice President and Chief Operating Officer

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* G. Scott Spendlove		Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

TESORO ALASKA PIPELINE COMPANY
TESORO NORTHSTORE COMPANY

By:	/s/ Gregory A. Wright

Gregory A. Wright
Executive Vice President and
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Bruce A. Smith		Chairman of the Board of Directors and President (Principal Executive Officer)

* William J. Finnerty		Director, Executive Vice President and Chief Operating Officer

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* G. Scott Spendlove		Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

TESORO AVIATION COMPANY

By:	/s/ Gregory A. Wright

Gregory A. Wright
Executive Vice President and
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Bruce A. Smith		Chairman of the Board of Directors and President (Principal Executive Officer)

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* William J. Finnerty		Director

* G. Scott Spendlove		Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

TESORO COMPANIES, INC.

By:	/s/ Bruce A. Smith

Bruce A. Smith
Chairman of the Board of Directors
and President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Bruce A. Smith		Chairman of the Board of Directors and President (Principal Executive Officer)

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* William J. Finnerty		Director

* G. Scott Spendlove		Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

TESORO ENVIRONMENTAL RESOURCES COMPANY

By:	/s/ Gregory A. Wright

Gregory A. Wright
Executive Vice President and
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Bruce A. Smith		Chairman of the Board of Directors and President (Principal Executive Officer)

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* William J. Finnerty		Director, Executive Vice President and Chief Operating Officer

* G. Scott Spendlove		Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Auburn, State of Washington, on the 15th day of September, 2006.

TESORO FINANCIAL SERVICES HOLDING COMPANY

By:	/s/ Charles L. Magee

Charles L. Magee
President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Charles L. Magee		Director and President (Principal Executive, Financial and Accounting Officer)

* Susan T. Dubb		Director

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

TESORO HAWAII CORPORATION

By:	/s/ Gregory A. Wright

Gregory A. Wright
Executive Vice President,
Chief Financial Officer and Treasurer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Bruce A. Smith		Director, President and Chief Executive Officer (Principal Executive Officer)

* William J. Finnerty		Director, Executive Vice President and Chief Operating Officer

* Gregory A. Wright		Director, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

TESORO HIGH PLAINS PIPELINE COMPANY

By:	/s/ John W. Moore, Jr.

John W. Moore, Jr.
President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Bruce A. Smith		Chairman of the Board of Directors

* John W. Moore, Jr.		President (Principal Executive Officer)

* William J. Finnerty		Director, Executive Vice President and Chief Operating Officer

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* G. Scott Spendlove		Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

TESORO MARITIME COMPANY

By:	/s/ Gregory A. Wright

Gregory A. Wright
Executive Vice President and
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Timothy F. Plummer		Chairman of the Board of Directors and President (Principal Executive Officer)

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* William J. Finnerty		Executive Vice President and Chief Operating Officer

* G. Scott Spendlove		Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

TESORO REFINING AND MARKETING COMPANY

By:	/s/ Gregory A. Wright

Gregory A. Wright
Executive Vice President and
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Bruce A. Smith		Chairman of the Board of Directors and President (Principal Executive Officer)

* William J. Finnerty		Director, Executive Vice President and Chief Operating Officer

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* G. Scott Spendlove		Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

TESORO TRADING COMPANY

By:	/s/ Bruce A. Smith

Bruce A. Smith
Chairman of the Board of Directors
and President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Bruce A. Smith		Chairman of the Board of Directors and President (Principal Executive Officer)

* William J. Finnerty		Director, Executive Vice President and Chief Operating Officer

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* G. Scott Spendlove		Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Antonio, State of Texas, on the 15th day of September, 2006.

TESORO WASATCH, LLC

By:	/s/ Bruce A. Smith

Bruce A. Smith
Chairman of the Board of Directors
and President
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the 15th day of September, 2006.

Signature		Title

* Bruce A. Smith		Chairman of the Board of Directors and President (Principal Executive Officer)

* William J. Finnerty		Director, Executive Vice President and Chief Operating Officer

* Gregory A. Wright		Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* G. Scott Spendlove		Vice President and Controller (Principal Accounting Officer)

*By:	/s/ Charles S. Parrish Charles S. Parrish Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.		Description

2.1	—	Stock Sale Agreement, dated March 18, 1998, among the Company, BHP Hawaii Inc. and BHP Petroleum Pacific Islands Inc. (incorporated by reference herein to Exhibit 2.1 to Registration Statement No. 333-51789).
2.2	—	Stock Sale Agreement, dated May 1, 1998, among Shell Refining Holding Company, Shell Anacortes Refining Company and the Company (incorporated by reference herein to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 1998, File No. 1-3473).
2.3	—	Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and Amoco Oil Company (incorporated by reference herein to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on September 21, 2001, File No. 1-3473).
2.4	—	Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and Amoco Oil Company (incorporated by reference herein to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on September 21, 2001, File No. 1-3473).
2.5	—	Asset Purchase Agreement, dated July 16, 2001, by and among the Company, BP Corporation North America Inc. and BP Pipelines (North America) Inc. (incorporated by reference herein to Exhibit 2.1 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001, File No. 1-3473).
2.6	—	Sale and Purchase Agreement for Golden Eagle Refining and Marketing Assets, dated February 4, 2002, by and among Ultramar Inc. and Tesoro Refining and Marketing Company, including First Amendment dated February 20, 2002 and related Purchaser Parent Guaranty dated February 4, 2002, and Second Amendment dated May 3, 2002 (incorporated by reference herein to Exhibit 2.12 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001, File No. 1-3473, and Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on May 9, 2002, File No. 1-3473).
3.1	—	Restated Certificate of Incorporation of the Company (incorporated by reference herein to Exhibit 3 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
3.2	—	By-Laws of the Company, as amended through February 2, 2005 (incorporated by reference herein to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on February 8, 2005, File No. 1-3473).
3.3	—	Amendment to the By-Laws of the Company, effective March 6, 2006 (incorporated by reference herein to Exhibit 3.3 to the Company’s Annual Report on Form 10-K filed on March 7, 2006, File No. 1-3473).
3.4	—	Amendment to Restated Certificate of Incorporation of the Company adding a new Article IX limiting Directors’ Liability (incorporated by reference herein to Exhibit 3(b) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993.
3.5	—	Certificate of Designation Establishing a Series A Participating Preferred Stock, dated as of December 16, 1985 (incorporated by reference herein to Exhibit 3(d) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
3.6	—	Certificate of Amendment, dated as of February 9, 1994, to Restated Certificate of Incorporation of the Company amending Article IV, Article V, Article VII and Article VIII (incorporated by reference herein to Exhibit 3(e) to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 1993, File No. 1-3473).
3.7	—	Certificate of Amendment, dated as of August 3, 1998, to Certificate of Incorporation of the Company, amending Article IV, increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 (incorporated by reference herein to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 1998, File No. 1-3473).
3.8	—	Certificate of Amendment, dated as of May 4, 2006, to Restated Certificate of Incorporation of the Company (incorporated by reference herein to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2006, File No. 1-3473).

Exhibit
No.			Description

3.9		—	Certificate of Ownership of Merger merging Tesoro Merger Corp. into Tesoro Petroleum Corporation and changing the name of Tesoro Petroleum Corporation to Tesoro Corporation, dated November 8, 2004 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 9, 2004).
3.10		—	Intentionally omitted.
3.11		—	Intentionally omitted.
3.12		—	Certificate of Incorporation of Gold Star Maritime Company (incorporated by reference herein to Exhibit 3.13 to Registration Statement No. 333-75056).
3.13		—	Bylaws of Gold Star Maritime Company (incorporated by reference herein to Exhibit 3.14 to Registration Statement No. 333-75056).
3.14		—	Certificate of Incorporation of Kenai Pipe Line Company (incorporated by reference herein to Exhibit 3.15 to Registration Statement No. 333-75056).
3.15		—	Bylaws of Kenai Pipe Line Company, as amended (incorporated by reference herein to Exhibit 3.16 to Registration Statement No. 333-75056).
3.16		—	Articles of Incorporation of Smiley’s Super Service, Inc. (incorporated by reference herein to Exhibit 3.17 to Registration Statement No. 333-75056).
3.17		—	Bylaws of Smiley’s Super Service, Inc. (incorporated by reference herein to Exhibit 3.18 to Registration Statement No. 333-75056).
3.18		—	Certificate of Incorporation of Tesoro Alaska Company, as amended (incorporated by reference herein to Exhibit 3.19 to Registration Statement No. 333-75056).
3.19		—	Bylaws of Tesoro Alaska Company, as amended (incorporated by reference herein to Exhibit 3.20 to Registration Statement No. 333-75056).
3.20		—	Certificate of Incorporation of Tesoro Alaska Pipeline Company, as amended (incorporated by reference herein to Exhibit 3.21 to Registration Statement No. 333-75056).
3.21		—	Bylaws of Tesoro Alaska Pipeline Company, as amended (incorporated by reference herein to Exhibit 3.22 to Registration Statement No. 333-75056).
3.22		—	Certificate of Incorporation of Tesoro Aviation Company, as amended (incorporated by reference herein to Exhibit 3.23 to Registration Statement No. 333-75056).
3.23		—	Bylaws of Tesoro Aviation Company (incorporated by reference herein to Exhibit 3.24 to Registration Statement No. 333-75056).
*3	.24	—	Certificate of Incorporation of Tesoro Environmental Resources Company, as amended and restated.
*3	.25	—	Bylaws of Tesoro Environmental Resources Company, as amended and restated.
3.26		—	Certificate of Incorporation of Tesoro Far East Maritime Company (formerly Far East Maritime Company) (incorporated by reference herein to Exhibit 3.11 to Registration Statement No. 333-75056).
*3	.27	—	Certificate of Amendment to the Certificate of Incorporation of Tesoro Far East Maritime Company.
3.28		—	Bylaws of Tesoro Far East Maritime Company, as amended (incorporated by reference herein to Exhibit 3.12 to Registration Statement No. 333-75056).
3.29		—	Certificate of Tesoro Financial Services Holding Company (incorporated by reference herein to Exhibit 3.25 to Registration Statement No. 333-75056).
3.30		—	Bylaws of Tesoro Financial Services Holding Company (incorporated by reference herein to Exhibit 3.26 to Registration Statement No. 333-75056).
3.31		—	Articles of Incorporation of Tesoro Hawaii Corporation, as amended (incorporated by reference herein to Exhibit 3.29 to Registration Statement No. 333-75056).
3.32		—	Bylaws of Tesoro Hawaii Corporation, as amended (incorporated by reference herein to Exhibit 3.30 to Registration Statement No. 333-75056).
3.33		—	Certificate of Incorporation of Tesoro High Plains Pipeline Company, as amended (incorporated by reference herein to Exhibit 3.31 to Registration Statement No. 333-75056).

Exhibit
No.			Description

3.34		—	Bylaws of Tesoro High Plains Pipeline Company (incorporated by reference herein to Exhibit 3.32 to Registration Statement No. 333-75056).
3.35		—	Certificate of Incorporation of Tesoro Maritime Company (incorporated by reference herein to Exhibit 3.37 to Registration Statement No. 333-75056).
3.36		—	Bylaws of Tesoro Maritime Company (incorporated by reference herein to Exhibit 3.38 to Registration Statement No. 333-75056).
3.37		—	Articles of Incorporation of Tesoro Northstore Company, as amended (incorporated by reference herein to Exhibit 3.39 to Registration Statement No. 333-75056).
3.38		—	Bylaws of Tesoro Northstore Company, as amended (incorporated by reference herein to Exhibit 3.40 to Registration Statement No. 333-75056).
3.39		—	Certificate of Incorporation of Tesoro Petroleum Companies, Inc., as amended (incorporated by reference herein to Exhibit 3.41 to Registration Statement No. 333-75056).
3.40		—	Bylaws of Tesoro Petroleum Companies, Inc., as amended (incorporated by reference herein to Exhibit 3.9 to Registration Statement No. 333-75056).
3.41		—	Certificate of Incorporation of Tesoro Refining and Marketing Company (formerly Tesoro West Coast Company), as amended (incorporated by reference herein to Exhibit 3.51 to Registration Statement No. 333-75056).
3.42		—	Bylaws of Tesoro Refining and Marketing Company (formerly Tesoro West Coast Company), as amended (incorporated by reference herein to Exhibit 3.52 to Registration Statement No. 333-75056).
3.43		—	Certificate of Incorporation of Tesoro Trading Company, as amended (incorporated by reference herein to Exhibit 3.1 to Amendment No. 1 to Registration Statement No. 333-84018).
3.44		—	Bylaws of Tesoro Trading Company (incorporated by reference herein to Exhibit 3.2 to Amendment No. 1 to Registration Statement No. 333-84018).
3.45		—	Certificate of Formation of Tesoro Wasatch, LLC (incorporated by reference herein to Exhibit 3.47 to Registration Statement No. 333-105783).
3.46		—	Limited Liability Company Agreement of Tesoro Wasatch, LLC (incorporated by reference herein to Exhibit 3.48 to Registration Statement No. 333-105783).
4.1		—	Form of Coastwide Energy Services Inc. 8% Convertible Subordinated Debenture (incorporated by reference herein to Exhibit 4.3 to Post-Effective Amendment No. 1 to Registration No. 333-00229).
4.2		—	Debenture Assumption and Conversion Agreement dated as of February 20, 1996, between the Company, Coastwide Energy Services, Inc. and CNRG Acquisition Corp. (incorporated by reference herein to Exhibit 4.4 to Post-Effective Amendment No. 1 to Registration No. 333-00229).
4.3		—	Indenture (including form of note), dated as of November 16, 2005, among Tesoro Corporation, certain subsidiary guarantors and U.S. Bank National Association, as trustee, relating to the 6 1/4% Senior Notes due 2012 (incorporated by reference herein to Exhibit 4.1 to the Current Report on Form 8-K filed on November 17, 2005, File No. 1-3473.)
4.4		—	Indenture (including form of note), dated as of November 16, 2005, among Tesoro Corporation, certain subsidiary guarantors and U.S. Bank National Association, as trustee, relating to the 6 5/8% Senior Notes due 2015 (incorporated by reference herein to Exhibit 4.2 to the Current Report on Form 8-K filed on November 17, 2005, File No. 1-3473.)
*4	.5	—	Supplemental Indenture, dated as of September 13, 2006, between Tesoro Corporation and U.S. Bank National Association, as trustee, relating to the 6 1/4% Senior Notes due 2012 and the 6 5/8% Senior Notes due 2015.
4.6		—	Exchange and Registration Rights Agreement, dated as of November 16, 2005, among Tesoro Corporation, certain subsidiary guarantors, Lehman Brothers Inc., Goldman, Sachs & Co. and J.P. Morgan Securities, Inc., as the several initial purchasers, relating to the 6 1/4% Senior Notes due 2012 (incorporated by reference herein to Exhibit 4.3 to the Current Report on Form 8-K filed on November 17, 2005, File No. 1-3473).

Exhibit
No.			Description

4.7		—	Exchange and Registration Rights Agreement, dated as of November 16, 2005, among Tesoro Corporation, certain subsidiary guarantors, Lehman Brothers Inc., Goldman, Sachs & Co. and J.P. Morgan Securities, Inc., as the several initial purchasers, relating to the 6 5/8% Senior Notes due 2015 (incorporated by reference herein to Exhibit 4.4 to the Current Report on Form 8-K filed on November 17, 2005, File No. 1-3473).
*5	.1	—	Opinion of Fulbright & Jaworski L.L.P.
*12	.1	—	Statement of Computation of Ratio of Earnings to Fixed Charges.
21.1		—	Subsidiaries of the Company (incorporated by reference herein to Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, File No. 1-3473.
*23	.1	—	Consent of Deloitte & Touche LLP.
*23	.2	—	Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5.1).
*24	.1	—	Powers of Attorney of certain officers and directors of Tesoro Corporation and other Registrants (included on the signature pages hereof).
*25	.1	—	Form T-1, Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association, as Trustee.
*99	.1	—	Form of Letter of Transmittal and Consent.
*99	.2	—	Form of Notice of Guaranteed Delivery.
*99	.3	—	Form of Letter from Tesoro Corporation to Registered Holders and Depository Trust Company Participants.
*99	.4	—	Form of Instructions from Beneficial Owners to Registered Holders and Depositary Trust Company Participants.
*99	.5	—	Form of Letter to Clients.